Filed pursuant to Rule 424(b)(3)

Registration No. 333-276466

PROSPECTUS SUPPLEMENT NO. 3

(to Prospectus dated January 19, 2024)

(Interactive Strength Inc.)

Up to 4,284,146 shares of common stock

This prospectus supplement supplements the prospectus dated January 19, 2024 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-276466). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 7, 2024 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

This Prospectus and this prospectus supplement relate to the offer and sale, from time to time, of up to 4,284,146 shares of the common stock, par value $0.0001 per share (the “common stock”), of Interactive Strength Inc. d/b/a Forme (the “Company,” “Forme,” “we,” or “us”) by the selling stockholder, Tumim Stone Capital, LLC (“Tumim” or the “selling stockholder”), or its permitted transferees or other successors-in-interest. The shares being offered by the selling stockholder may be issued pursuant to the common stock purchase agreement dated December 12, 2023 that we entered into with the selling stockholder (the “Equity Line Purchase Agreement”). See “The Equity Line Transaction” in the Prospectus for a description of the Equity Line Purchase Agreement and “Selling Stockholder” in the Prospectus for additional information regarding Tumim.

The selling stockholder, or its permitted transferees or other successors-in-interest, may offer and sell the shares of common stock described in the Prospectus from time to time in a number of different ways and at varying prices, including through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We provide additional information about how the selling stockholder may sell the shares in“Plan of Distribution” on page 187 of the Prospectus. The selling stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended. The selling stockholder will pay or assume discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar expenses, if any, incurred for the sale of the shares. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution” in the Prospectus. References to the “selling stockholder” in the Prospectus shall also refer to any permitted transferees or other successors-in-interest to the selling stockholder.

We are not offering any shares of our common stock for sale under the Prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholder. We are registering the offer and resale of the shares to satisfy contractual obligations owed by us to the selling stockholder pursuant to the Equity Line Purchase Agreement and documents ancillary thereto. Our registration of the shares covered by the Prospectus does not mean that the selling stockholder will offer or sell any of the shares.

If the 4,284,146 shares offered by Tumim under the Prospectus (including 502,791 shares of common stock we agreed to issue, no later than the trading day immediately following the effective date of the registration statement of which the Prospectus forms a part, to Tumim as consideration for its irrevocable commitment to purchase shares of our common stock under the Equity Line Purchase Agreement, and 3,781,355 shares we may sell to Tumim under the Equity Line Purchase Agreement from time to time after the date hereof) were issued and outstanding as of the date hereof (without taking into account the 19.99% Exchange Cap limitation as discussed elsewhere in the Prospectus), such shares would represent approximately 23.0% of the total number of shares of our common stock outstanding (and approximately 33.3% of the total number of outstanding shares held by non-affiliates) as of

September 30, 2023. Any of the shares subject to resale hereunder will have been issued by us and acquired by the selling stockholder prior to any resale of such shares pursuant to the Prospectus.

Our common stock is listed on the Nasdaq Stock Market under the symbol “TRNR”. On February 6, 2024, the closing price of our shares of common stock was $0.72 per share. We are an “emerging growth company” and a “smaller reporting company” as those terms are defined under the federal securities laws and, as such, have elected to comply with certain reduced public company disclosure and reporting requirements.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

See the section entitled “Risk Factors” beginning on page 12 of the Prospectus and in any of the documents incorporated by reference in the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 7, 2024.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 01, 2024

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 310 697-8655

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2024 (the “Effective Date”), Interactive Strength Inc., a Delaware corporation (the “Company”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with CLMBR Holdings LLC, a Delaware limited liability company ("CLMBR"), and Treadway Holdings LLC, a Delaware limited liability company (the “Purchaser”) pursuant to which the (a) Company sold, and the Purchaser purchased, a Senior Secured Convertible Promissory Note (the “Note”) in the aggregate principal amount of $6,000,000, which is convertible into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”). On February 1, 2024, the Company and the Purchaser entered into that certain Securities Purchase Agreement (the "Purchase Agreement"), pursuant to which the Company shall issue to the Purchaser (i) 750,000 shares of the Common Stock, and (ii) warrants to purchase up to an aggregate of 3,000,000 shares of the Common Stock.

The Company used the net proceeds to fund a portion of the cash consideration paid in connection with the acquisition of substantially all of the assets of CLMBR, Inc.

The Note Purchase Agreement contains customary representations, warranties, and covenants of the Company and the Purchaser.

Description of the Note

The Note accrues interest at a rate of 2.0% per month. The maturity date of the Note is December 15, 2024 (the “Maturity Date”). Interest payments are guaranteed through the Maturity date regardless of whether the Note is earlier converted or redeemed.

The Note is convertible (in whole or in part) at any time prior to the Maturity Date into the number of shares of Common Stock equal to the quotient resulting by dividing the outstanding principal balance of the Note to be converted by a conversion price of $2.00 per share (such shares, the “Note Conversion Shares”).

The Note sets forth certain standard events of default (each such event, an “Event of Default”), upon the occurrence of which the Company is required to deliver written notice to the Purchaser within two (2) business days (a “Notice of Default”). At any time after the earlier of (a) the Purchaser’s receipt of a Notice of Default and (b) the Purchaser becoming aware of the Event of Default, the Purchaser may require the Company to redeem all or any portion of the Note. Upon an Event of Default, the Note shall bear interest at a rate of 4.0% per month.

Description of the Warrants

The Warrants are exercisable for 1,500,000 shares of Common Stock, at a price of $1.25 per share (“Warrant 1”) and $1.75 per share (“Warrant 2” and, together with Warrant 1, the “Warrants”) (the “Exercise Prices”). The Warrants may be exercised during the period commencing February 1, 2024 and ending on February 1, 2034. The Exercise Prices are subject to voluntary adjustments and adjustments upon subdivision or combinations of shares of Common Stock.

Credit Agreement

On the Effective Date, the Company, entered into a Credit Agreement (the “Credit Agreement”) with Vertical Investors LLC, a Mississippi limited liability company (the “Lender”) pursuant to which the Company agreed to borrow from the Lender a term loan in the aggregate principal amount of $7,968,978 (the “Loan”).

The Credit Agreement contains customary representations, warranties, and covenants of the Company and the Purchaser.

Description of the Loan

The Loan accrues interest at the rate as set forth therein (the “Note Rate”). The maturity date of the Note is June 28, 2024 (the “Maturity Date”).

The Credit Agreement requires the Company to make loan payments on the following schedule: (i) on or before February 23, 2024, the Company shall pay to the Lender the amount which is the sum of (a) $2,000,000, (b) the accrued and unpaid interest then due and owing under the Loan, and (c) the projected interest to be accrued and payable under the Loan through April 30, 2024; (ii) on or before April 30, 2024, the Company shall pay to the Lender the amount which is the sum of (a) $500,000, (b) the accrued and unpaid interest then due and owing under the Loan, and (c) the projected interest to be accrued and payable under the Loan through May 31, 2024; (iii) on or before May 31, 2024, the Company shall pay to the Lender the amount which is the sum of (a) $500,000, (b) the accrued and unpaid interest then due and owing under the Loan, and (c) the projected interest to be accrued and payable under the

Loan through the Maturity Date; and (iv) on or before the Maturity Date, the Company shall pay to the Lender the amount which is the sum of (a) the remaining principal then outstanding under the Loan and (b) the accrued and unpaid interest then due and owing under the Loan.

The Credit Agreement sets forth certain standard events of default, upon the occurrence of which the Company is required to deliver written notice to the Lender within ten (10) business days. At any time after the earlier of (a) the Lender’s receipt of a notice of default, and (b) the Lender becoming aware of the event of default, the Lender may require the Company to redeem all or any portion of the Loan. Upon an event of default, the Loan shall bear interest at a rate of the sum of the Note Rate and 5.0% per month.

Entry into the Credit Agreement and the related agreements and documents, was approved by the Company’s board of directors on February 1, 2024.

Certain of the lenders under the Credit Agreement and their affiliates have engaged in, and may in the future engage in, investment banking, commercial lending and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing descriptions of the Note Purchase Agreement, Purchase Agreement, Warrant 1, Warrant 2 and Credit Agreement do not purport to be complete and is qualified in their entirety by reference to the full text of the Note Purchase Agreement, form of Warrant 1, form of Warrant 2 and Credit Agreement, which are filed as Exhibits 10.1, 10.2, 4.1, 4.2 and 10.3, respectively, to this Current Report on Form 8-K and are hereby incorporated herein by reference.

Waiver

As previously disclosed, on December 7, 2023, the Company issued a senior unsecured convertible note to an accredited investor (the “December Lender”).

As previously disclosed, on December 12, 2023, the Company entered into that certain common stock purchase agreement with an accredited investor, a related party to the December Lender (the “Equity Line Investor”).

On February 1, 2024, each of the December Lender and the Equity Line Investor granted a waiver to the Company to allow the Company to issue the Note and to enter into the Credit Agreement (the “Waiver”). As consideration for the Waiver, the Company issued 250,000 shares of Common Stock (the “Waiver Consideration”) and agreed that, by March 15, 2024, the Company would deliver, free of charge, two of the Company’s products to the December Lender.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, the Company entered into an asset purchase agreement, which was subsequently amended and restated on January 22, 2024, (as amended and restated, the “Asset Purchase Agreement”) with CLMBR, Inc and CLMBR1, LLC (the “Sellers”) to purchase and acquire substantially all of the assets and assume certain liabilities of the Sellers (the "Acquisition").

On February 2, 2024, pursuant to the Asset Purchase Agreement, the Company completed the Acquisition for a total purchase price enterprise value of approximately $15.4 million, consisting of the issuance at closing of shares of Common Stock with a value of $1.45 million, 1,428,922 shares and shares of non-voting Series B preferred stock with a value of $3.0 million, 1,500,000 shares to the equity holders of the Sellers (each of whom is an “accredited investor” as defined in Rule 501 under the Securities Act), the assumption by the Company of $1.5 million of subordinated debt, and the retirement of $9.4 million of senior debt.

The Sellers shall also be entitled to receive a contingent payment in the form of shares of Common Stock (collectively, the “Earn-Out Shares” and collectively with the shares of common stock and shares of Series B Preferred Stock issued at closing, the “Shares”) calculated in the manner set forth in the Asset Purchase Agreement based on the 2024 Unit Sales (as defined in the Asset Purchase Agreement) and the VWAP for the Company’s Common Stock based on the 10 consecutive trading days ending on (and including) December 31, 2024, subject to the VWAP Collar. In addition, in the event the 2024 Unit Sales include at least 2,400 Units sold in the business-to-business channel, the Sellers shall be entitled to an additional number of Earn-Out Shares calculated in the manner set forth in the Asset Purchase Agreement subject to total maximum number of 22,665,681 Earn-Out Shares.

The Shares issued at closing were issued (and any Earn-Out Shares will be issued) pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder and are subject to restrictions on transfer and resale until October 18, 2024. The 1,500,000 shares of Series B Preferred Stock issued at closing are subject to forfeiture if and to the extent required to satisfy indemnification claims arising during the 24-month period after the closing.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Asset Purchase Agreement, which is attached as Exhibit 10.4 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Items 1.01 and 2.01 of this Current Report on Form 8-K with respect to the issuance of the Shares, the issuance of the Waiver Consideration, the issuance of the Note, and the issuance of the Warrants (collectively, the "Securities") is incorporated by reference into this Item 3.02. The Securities were issued pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Each recipient of the Securities is an “accredited investor” as defined in Rule 501 under the Securities Act. Neither the Securities nor any shares of Common Stock issuable upon conversion or exercise of the Series B Preferred Stock, the Note, or the Warrant, has been registered under the Securities Act and thus such shares may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Series B Preferred Stock will be subject to voluntary and mandatory conversion provisions, as well as beneficial ownership restrictions and share cap limitations, as set forth in the Certificate of Designation of Series B Convertible Preferred Stock (the “Series B Certificate”),

On January 21, 2024, the Board of Directors of the Company approved the Series B Certificate. The Series B Certificate designated 1,500,000 shares of the Company’s preferred stock as Series B Preferred Stock. Subject to certain conversion restrictions as specified in the Series B Certificate, and applicable legal and regulatory requirements, including without limitation, the listing requirements of the Nasdaq Stock Market, subject to and upon the receipt of the approval of the stockholders of the Company, and provided that such conversion occurs at least 24 months following the Original Issuance Date (as defined in the Series B Certificate), each share of Series B Preferred Stock shall be automatically converted into such whole number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Original Issue Price (as defined in the Series B Certificate) by the Conversion Price (as defined in the Series B Certificate) in effect at the time of conversion. In the event that stockholder approval is not obtained, the holders of the Series B Preferred Stock may voluntarily convert the Series B Preferred Stock into common stock, provided that in no event shall the number of shares of common stock issued upon such voluntary conversion exceed 19.99% of the total number of shares of common stock outstanding as of immediately prior to the execution of the Asset Purchase Agreement. The Series B Certificate became effective February 2, 2024. The Series B Preferred Stock will not have any voting rights, other than any vote required by law or the Company’s certificate of incorporation (which does not currently provide for any such voting rights) and will not be entitled to any dividends. The description of the Series B Certificate herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Series B Certificate, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

We do not intend to list the Series B Preferred Stock on any securities exchange or nationally recognized trading system and there is no established trading market for the Series B Preferred Stock.

This Current Report on Form 8-K, including this Item 5.03, shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Series B Convertible Preferred Stock of Interactive Strength Inc.
4.1	Form of Warrant 1
4.2	Form of Warrant 2
10.1	Note Purchase Agreement, dated February 1, 2024, by and among Interactive Strength Inc. and CLMBR Holdings LLC and Treadway Holdings LLC

10.2	Securities Purchase Agreement, dated February 1, 2024, by and between Interactive Strength Inc. and Treadway Holdings LLC
10.3	Credit Agreement, dated February 1, 2024, by and between Interactive Strength Inc. and Vertical Investors LLC
10.4

Amended and Restated Asset Purchase Agreement, dated January 22, 2024, by and among CLMBR, INC, CLMBR1, LLC and Interactive Strength Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on January 23, 2024)

99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	February 7, 2024	By:	/s/ Michael J. Madigan
Michael J. Madigan Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Exhibit 3.2

CERTIFICATE OF DESIGNATION OF SERIES B Convertible PREFERRED STOCK
OF
INTERACTIVE STRENGTH Inc.

Pursuant to Section 151
of the General Corporation Law of the State of Delaware (the “DGCL”)

I, the Chief Executive Officer of Interactive Strength Inc., a corporation organized and existing under the DGCL (the “Corporation”), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of the Directors of the Corporation (the “Board”) by the Amended and Restated Certificate of Incorporation of the Corporation, dated May 2, 2023 (the “Certificate of Incorporation”), the Board on January 21, 2024, adopted the following resolution creating a series of Preferred Stock consisting of 1,500,000 shares designated as Series B Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board by the Certificate of Incorporation, the Board does hereby provide for the issuance of a series of Preferred Stock, par value $0.0001 per share, of the Corporation and, to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of such class of Preferred Stock are not stated and expressed in the Certificate of Incorporation, does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof set forth below.

This Certificate of Designation shall be effective on February 2, 2024 (the “Effective Date”).

Article 1

DESIGNATION

The Corporation shall be authorized to issue 1,500,000 shares of Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”). The rights, preferences, powers, restrictions, and limitations of the Series B Preferred Stock shall be as set forth herein.

Article 2

LIQUIDATION PREFERENCE

Section 2.1
Preferential Payments to Holders of Series B Preferred Stock. In the event of (a) any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, and (b) a Deemed Liquidation Event (as defined below), the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event, on a pari passu basis and simultaneously with any payments to any holder of Preferred Stock, based on their respective Liquidation Amounts (as defined below) and before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share of Series B Preferred Stock equal to the greater of (i) the Original Issue Price (as defined below), plus any dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into Common Stock pursuant to Section 4.1 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter

Exhibit 3.2

referred to as the “Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled under this Section 2.1, the holders of shares of Series B Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The “Original Issue Price” shall mean $2.00 per share of Series B Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such shares.
Section 2.2
Deemed Liquidation Events. Each of the following events shall be considered a “Deemed Liquidation Event”:
(a)
a merger, consolidation, statutory conversion, transfer, domestication, or continuance in which the Corporation is a constituent party or a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock or other equity interests that represent, immediately following such merger or consolidation, of the capital stock or other equity interests of (1) the surviving or resulting corporation or entity; or (2) if the surviving or resulting corporation or entity is a wholly owned subsidiary of another corporation or entity immediately following such merger or consolidation, the parent corporation or entity of such surviving or resulting corporation or entity; or
(b)
the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale, lease, transfer, exclusive license or other disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a subsidiary of the Corporation.
Section 2.3
Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities to be paid or distributed to such holders pursuant to such Deemed Liquidation Event.
Article 3

VOTING

The shares of Series B Preferred Stock shall not be entitled to any voting rights, other than any vote required by law or the Certificate of Incorporation.

Article 4

CONVERSION
Section 4.1
Mandatory Conversion.

Exhibit 3.2

(a)
Trigger Event. Subject to the terms of Section 4.4, the applicable legal and regulatory requirements, including, without limitations, the Nasdaq Stock Market’s listing requirements, and as otherwise set forth in this Certificate of Designation, upon the date that is twenty (24) months following the Effective Date (the “Mandatory Conversion Time”), all outstanding shares of Series B Preferred Stock shall automatically be converted into shares of Common Stock pursuant to Section 4.2 and such shares of Series B Preferred Stock may not be reissued by the Corporation. For the avoidance of doubt, if conversion pursuant to this Section 4.1(a) requires the consent of a majority of the then outstanding shares of Common Stock pursuant to Section 4.4, then such conversion shall occur immediately upon such consent.
(b)
All holders of record of shares of Series B Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 4.1. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series B Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series B Preferred Stock converted pursuant to Section 4.1(a), including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 4.1(b). As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Series B Preferred Stock, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and (b) pay any declared but unpaid dividends on the shares of Series B Preferred Stock converted. Such converted Series B Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.
Section 4.2
Conversion Ratio. Upon the time of conversion, each share of Series B Preferred Stock shall convert into such whole number of fully paid and non-assessable shares of Common Stock, as is determined by dividing the Original Issue Price by the Conversion Price (as defined below). The “Conversion Price” applicable to the Series B Preferred Stock shall be equal to the volume weighted average price of the Common Stock for the ten trading days immediately prior to, and including, the Effective Date. Such Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.
Section 4.3
Number of Shares Issuable Upon Conversion. Subject to the terms of Section 4.4, the applicable legal and regulatory requirements, including, without limitations, the Nasdaq Stock Market’s listing requirements, and as otherwise set forth in this Certificate of Designation, the number of shares of Common Stock issuable to a holder of Series B Preferred Stock upon conversion of such Series B Preferred Stock shall be the

Exhibit 3.2

nearest whole share, after aggregating all fractional interests in shares of Common Stock that would otherwise be issuable upon conversion of all shares of Series B Preferred Stock being converted by such holder (with any fractional interests after such aggregation representing 0.5 or greater of a whole share being entitled to a whole share). For the avoidance of doubt, no fractional interests in shares of Common Stock shall be created or issuable as a result of the conversion of the Series B Preferred Stock.
Section 4.4
Stockholder Approval Conversion Restriction. Notwithstanding anything to the contrary herein, without the consent of a majority of the then outstanding shares of Common Stock (excluding, for the avoidance of doubt, any shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock and any shares of Common Stock issued in a transaction related to the issuance of Series B Preferred Stock that is the subject of such conversion), no shares of Series B Preferred Stock shall be converted into shares of Common Stock, if (A) (i) such shares of Series B Preferred Stock were issued in connection with the Corporation’s acquisition of the stock or assets of another company (an “Acquisition”), and (ii) such conversion would result in the total number of shares of Common Stock issued in connection with such Acquisition (including any shares of Common Stock previously issued in connection with the Acquisition, whether in connection with a prior conversion of shares of Series B Preferred Stock or otherwise) exceeding 19.99% of the number of shares of Common Stock outstanding, or 19.99% of the voting power outstanding, before the execution of the definitive agreement with respect to such Acquisition; (B) the number of shares of Common Stock issued or to be issued is or will result in a change of control of the Corporation under the Nasdaq listing requirements; or (C) such conversion would otherwise require shareholder approval under the Nasdaq listing requirements, including Nasdaq listing rule 5635.
Section 4.5
Mechanics of Conversion.
(a)
Reservation of Shares. The Corporation shall at all times when the Series B Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation. Before taking any action that would cause an adjustment reducing the Conversion Price for the Series B Preferred Stock below the then par value of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non‑assessable shares of Common Stock at such adjusted Conversion Price.
(b)
Effect of Conversion. All shares of Series B Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the time of conversion, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon.
(c)
No Further Adjustment. Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Series B Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

Exhibit 3.2

(d)
Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series B Preferred Stock pursuant to this Section 4.5. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.
Article 5

CERTAIN ADJUSTMENTS
Section 5.1
Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issuance Date effect a subdivision of the outstanding Common Stock, the Conversion Price of Series B Preferred Stock in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Original Issuance Date combine the outstanding shares of Common Stock, the Conversion Price of Series B Preferred Stock in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Section 5.1 shall become effective at the close of business on the date the subdivision or combination becomes effective.
Section 5.2
Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issuance Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price of Series B Preferred Stock in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price of Series B Preferred Stock then in effect by a fraction:
(a)
the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(b)
the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price of Series B Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price of Series B Preferred Stock shall be adjusted pursuant to this Section 5.2 as of the time of actual payment of such dividends or distributions; (b) no such adjustment shall be made if the holders of Series B Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series B Preferred Stock had been converted into Common Stock on the date of such event; and (c) no such adjustment shall be made if such adjustment would result in the requirement to obtain the consent of a majority of the then

Exhibit 3.2

outstanding shares of Common Stock in connection with the conversion of the Series B Preferred Stock pursuant to Section 4.4.

Section 5.3
Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issuance Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property, then and in each such event the holders of Series B Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series B Preferred Stock had been converted into Common Stock on the date of such event.
Section 5.4
Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series B Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Section 5.2 or Section 5.3, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series B Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series B Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in Section 4.5 and Article 5 with respect to the rights and interests thereafter of the holders of the Series B Preferred Stock, to the end that the provisions set forth in Section 4.5 and Article 5 (including provisions with respect to changes in and other adjustments of the Conversion Price of Series B Preferred Stock) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series B Preferred Stock.
Section 5.5
Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series B Preferred Stock pursuant to Section 4.5 and Article 5, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which Series B Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series B Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Price then in effect for Series B Preferred Stock held by such holder, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series B Preferred Stock.
Section 5.6
Notice of Record Date. In the event:
(a)
the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series B Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or series or any other securities, or to receive any other security;

Exhibit 3.2

(b)
of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or
(c)
of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series B Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series B Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series B Preferred Stock and the Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed as of this 2nd day of February, 2024.

Interactive Strength Inc.

By: /s/ Trent Ward
Name: Trent Ward
Title: Chief Executive Officer

[Signature Page to Series B Preferred Stock Certificate of Designation]

Exhibit 4.1

NEITHER THIS WARRANT, NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (COLLECTIVELY, THE “SECURITIES”), HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, PURSUANT TO REGISTRATION OR QUALIFICATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY PROPOSED TRANSFER IS IN COMPLIANCE WITH THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE 1933 ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

INTERACTIVE STRENGTH Inc.

Warrant To Purchase Common Stock

Warrant No.: TW-1

Number of Shares of Common Stock: 1,500,000

Date of Issuance: February 1, 2024 (“Issuance Date”)

Interactive Strength Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Treadway Holdings LLC, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date, (as defined below), One Million Five Hundred Thousand (1,500,000) fully paid nonassessable shares of Common Stock, subject to adjustment as provided herein (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”) shall have the meanings set forth in Section 18. This Warrant is being issued pursuant to Section 2.1 of that certain Securities Purchase Agreement, dated as of February 1, 2024 (the “Subscription Date”), by and between the Company and the Holder (the “Securities Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have the definitions ascribed to such terms in the Securities Purchase Agreement.

1.
EXERCISE OF WARRANT.
(a)
Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder at any time or times on or after the Issuance Date (the “Exercise Date”), in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash by wire transfer of immediately available funds or (B) if the provisions of Section 1(d) are applicable, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise. The Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days after the date the Warrant Shares which are the subject of the final Exercise Notice are delivered to the Holder. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. On or before the third (3rd) Trading Day following the date on which the Company has received the Exercise Notice (the “Share Delivery Date”), so long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the second (2nd) Trading Day following the date on which the Company has received the Exercise Notice (provided that if the Aggregate Exercise Price (or notice of a Cashless Exercise) has not been delivered by such date, the Share Delivery Date shall be extended one (1) Trading Day after the Aggregate Exercise Price (or notice of a Cashless Exercise) is delivered), the Company shall (X) provided that the Company’s transfer agent (“Transfer Agent”) is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (“FAST”) and the Warrant Shares are eligible to be issued without a restrictive legend, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in FAST or the Warrant Shares are not eligible to be issued without a restrictive legend, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any. Upon delivery of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised upon surrender of the Warrant so exercised. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and

2

unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination.
(b)
Exercise Price. For purposes of this Warrant, “Exercise Price” means $1.25, subject to adjustment as provided herein.
(c)
Company’s Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, on or prior to the Share Delivery Date, if the Transfer Agent is not participating in FAST or such shares of Common Stock may not be issued without legends under the 1933 Act, to issue and deliver to the Holder (or its designee) a certificate for the number of Warrant Shares to which the Holder is entitled and register such Warrant Shares on the Company’s share register or, if the Transfer Agent is participating in FAST and such shares of Common Stock may not be issued without legends under the 1933 Act, to credit the balance account of the Holder or the Holder’s designee with DTC for such number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be) (a “Delivery Failure”), then, in addition to all other remedies available to the Holder, (X) the Company shall pay in cash to the Holder on each day after the Share Delivery Date and during such Delivery Failure an amount in cash, as liquidated damages and not as a penalty, equal to 2.0% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, and (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Exercise Date and ending on the applicable Share Delivery Date, and (Y) the Holder, upon written notice to the Company, may void its Exercise Notice with respect to, and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the voiding of an Exercise Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise. In addition to the foregoing, if on or after such Share Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock issuable upon such exercise that the Holder is entitled to receive from the Company (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such Warrant Shares or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Warrant Shares multiplied by (B) the Closing Sale Price of the Common Stock on the Share Delivery Date with respect to the related Exercise Notice (the “Buy-In Payment Amount”). The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to

3

electronically deliver such shares of Common Stock) upon the exercise of this Warrant as required pursuant to the terms hereof.
(d)
Cashless Exercise. Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), if at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, and, subject to the provisions of Section 1(a), in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, by means of a “Cashless Exercise” in which the Holder shall be entitled to receive upon such exercise the “Net Number” of Warrant Shares determined according to the following formula:

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B = the quotient of (x) the sum of the VWAP of the Common Stock of each of the five (5) Trading Days ending at the close of business on the Principal Market immediately prior to the time of exercise as set forth in the applicable Exercise Notice, divided by (y) five (5).

C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

If Warrant Shares are issued in a Cashless Exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the 1933 Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c). Notwithstanding anything herein to the contrary, on the Expiration Date, this Warrant shall be automatically exercised via Cashless Exercise pursuant to this Section 2(c).

(e)
Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

(f)
Limitations on Exercises. Notwithstanding anything to the contrary contained herein, prior to the Company obtaining Shareholder Approval (as defined below), the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the aggregate amount of shares of Common Stock issued pursuant to (i) the exercise of this Warrant, (ii) the exercise of Warrant No. TW-2 issued by the Company to the Holder as of even date herewith, and (iii) the conversion of senior secured convertible promissory notes issued by the Company to the Holder pursuant to that certain Note Purchase Agreement with the Company, dated as of even date herewith would exceed 432,283 shares of Common Stock (the “Maximum Amount”, subject to appropriate adjustment for any stock dividend, stock split, stock combination, rights offerings, reclassification or similar transaction that proportionately decreases or increases the Common Stock). In addition, at all times, regardless of whether the Company has obtained Shareholder Approval, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated

4

as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f). For purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). For purposes of this Warrant, in determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to

5

the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant. For the purposes hereof “Shareholder Approval” means the approval of the holders of a sufficient amount of holders of the Common Stock to satisfy the shareholder approval requirements for such action as provided in Nasdaq Listing Rule 5635(a), to effectuate the issuance of the Warrant Shares in excess of the Maximum Amount (the “Exchange Cap” The Company shall hold a special meeting of shareholders on or before the date that is thirty (30) calendar days after the date that the Exchange Cap is reached for any Holder, for the purpose of obtaining the Shareholder Approval, with the recommendation of the Company’s board of directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Company shall use its reasonable best efforts to obtain such Shareholder Approval. If the Company does not obtain Shareholder Approval at the first meeting, the Company shall call a meeting as often as possible thereafter to seek Shareholder Approval until the Shareholder Approval is obtained. Until such approval is obtained, the Holder shall not be issued shares of Common Stock in an amount greater than the Exchange Cap. In the event that a Holder shall sell or otherwise transfer this Warrant, the transferee shall be allocated a pro rata portion of the Exchange Cap, and the restrictions herein shall apply to such transferee with respect to the portion of the Exchange Cap allocated to such transferee.
(g)
Insufficient Authorized Shares. If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of shares of Common Stock equal to the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of this Warrant then outstanding (the “Required Reserve Amount” and the failure to have such sufficient number of authorized and unreserved shares of Common Stock, an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Company is prohibited from issuing shares of Common Stock upon an exercise of this Warrant due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorization Failure Shares”), in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash in exchange for the cancellation of such portion of this Warrant exercisable into such Authorization Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the Closing Sale Price of the Common Stock on the date the Holder delivers the applicable Exercise Notice with respect to such

6

Authorization Failure Shares to the Company; and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any Buy-In Payment Amount, brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in this Section 1(g) shall limit any obligations of the Company under any provision of the Securities Purchase Agreement or that certain Note Purchase Agreement, dated as of February 1, 2024, by and among the Company, CLMBR Holdings LLC, a Delaware limited liability company, and the Holder (the “Note Purchase Agreement”).
2.
ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:
(h)
Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant, with the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.
(i)
Adjustment Upon Subdivision or Combination of Shares of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.
(j)
Par Value. Notwithstanding anything to the contrary in this Warrant, in no event shall the Exercise Price be reduced below the par value of the Company’s Common Stock.
3.
RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time

7

or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).
4.
PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.
(k)
Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).
(l)
Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Note Documents in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the consummation of each Fundamental Transaction, the Successor Entity shall (x) succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Note Documents (as such term is defined in the Note Purchase Agreement) referring to the “Company” or the “Borrower” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Note Documents with the same effect as if such Successor Entity had been named as the Company herein or therein, and (y) deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental

8

Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(f) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit the Fundamental Transaction without the assumption of this Warrant.

In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

(m)
Reserved.
(n)
Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).
5.
NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the proper exercise of this Warrant by the Holder, and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this

9

Warrant, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of this Warrant (without regard to any limitations on exercise).
6.
WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.
7.
REISSUANCE OF WARRANTS.
(o)
Transfer of Warrant. If this Warrant is to be transferred and reissued to the transferee, the Holder shall surrender this Warrant to the Company together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. For the avoidance of doubt, this Section 7(a) will not apply to a sale, transfer, pledge or assignment of this Warrant that does not involve a reissuance of this Warrant.
(p)
Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.
(q)
Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no warrants for fractional shares of Common Stock shall be given.

10

(r)
Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.
8.
NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 5.3 of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. It is expressly understood and agreed that the time of exercise specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.
9.
AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder, and with respect to any amendment, the amendment is in writing and signed by the Company and the Holder.
10.
GOVERNING LAW; JURISDICTION; JURY TRIAL. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 5.3 of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any

11

collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.
11.
CONSTRUCTION; HEADINGS; BUSINESS DAYS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.
12.
DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile or electronic mail the dispute to a nationally recognized accounting firm selected by the Holder and reasonably satisfactory to the Company. If the Company does not object in writing to the selection of the accounting firm within two (2) Business Days of notice of the Holder’s selection, the Company will have deemed to have consented to such selection. If the Company does object, the Company shall provide the Holder its rationale for such rejection and five (5) acceptable alternative firms. The Company shall cause at its expense the accepted accounting firm to perform the determinations or calculations and notify the Company and the Holder of the results no later than three (3) Business Days from the time it receives the disputed determinations or calculations. Such accounting firm’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. In the event that the accounting firm resolves the dispute in the Holder’s favor, a Delivery Failure will be deemed to have occurred and the Buy-In and other remedies available to the Holder under Section 1(c) will apply.
13.
REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Note Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
14.
TRANSFER. This Warrant and the Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company, subject to compliance with applicable state and federal securities laws. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

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15.
SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
16.
NO DISCLOSURE. The Company shall not provide material, non-public information or confidential or proprietary information to the Holder without such Holder’s written consent.
17.
RESERVED
18.
CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:
(s)
“1933 Act” means the Securities Act of 1933, as amended.
(t)
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the 1933 Act.
(u)
“Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such.
(v)
“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.
(w)
Reserved.
(x)
Reserved.
(y)
“Bloomberg” means Bloomberg, L.P.

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(z)
“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
(aa)
“Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.
(bb)
“Common Stock” means (i) the Company’s shares of common stock, par value $0.0001 per share, and (ii) any share capital into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.
(cc)
“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.
(dd)
“Eligible Market” means The Nasdaq Capital Market, the NYSE American, The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange.
(ee)
“Expiration Date” means the date that is the ten (10) year anniversary of the Issuance Date or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.
(ff)
“Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated

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with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Warrant calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.
(gg)
“Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.
(hh)
“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
(ii)
“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common shares or common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Holder, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or such entity designated by the Holder or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

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(jj)
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
(kk)
“Principal Market” means the OTC Bulletin Board or any other Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.
(ll)
“Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.
(mm)
“Successor Entity” means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.
(nn)
“Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).
(oo)
“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest Closing Bid Price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the VWAP cannot be calculated for a security on a particular date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12 with the term “VWAP” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

INTERACTIVE STRENGTH INC.

By:___________________________

Name:

Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

INTERACTIVE STRENGTH INC.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of Interactive Strength Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________ a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

____________ a “Cashless Exercise” with respect to _______________ Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that this Exercise Notice was executed by the Holder at [a.m.][p.m.] on the date set forth below.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

_______ Electronic Delivery DTC Participant:

DTC Number: Account Name: Account Number:

_______ Physical Delivery Address:

Date: _______________ __, ______

Name of Registered Holder

By:

Name:

Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs American Stock Transfer & Trust Company, LLC to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _________________ from the Company and acknowledged and agreed to by American Stock Transfer & Trust Company, LLC.

INTERACTIVE STRENGTH INC.

By:________________________________

Name:

Title:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, all of or shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

Dated: __________________, ____

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever.

Exhibit 4.2

NEITHER THIS WARRANT, NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (COLLECTIVELY, THE “SECURITIES”), HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, PURSUANT TO REGISTRATION OR QUALIFICATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY PROPOSED TRANSFER IS IN COMPLIANCE WITH THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE 1933 ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

INTERACTIVE STRENGTH Inc.

Warrant To Purchase Common Stock

Warrant No.: TW-2

Number of Shares of Common Stock: 1,500,000

Date of Issuance: February 1, 2024 (“Issuance Date”)

Interactive Strength Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Treadway Holdings LLC, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date, (as defined below), One Million Five Hundred Thousand (1,500,000) fully paid nonassessable shares of Common Stock, subject to adjustment as provided herein (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”) shall have the meanings set forth in Section 18. This Warrant is being issued pursuant to Section 2.1 of that certain Securities Purchase Agreement, dated as of February 1, 2024 (the “Subscription Date”), by and between the Company and the Holder (the “Securities Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have the definitions ascribed to such terms in the Securities Purchase Agreement.

1.
EXERCISE OF WARRANT.
(a)
Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder at any time or times on or after the Issuance Date (the “Exercise Date”), in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash by wire transfer of immediately available funds or (B) if the provisions of Section 1(d) are applicable, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise. The Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days after the date the Warrant Shares which are the subject of the final Exercise Notice are delivered to the Holder. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. On or before the third (3rd) Trading Day following the date on which the Company has received the Exercise Notice (the “Share Delivery Date”), so long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the second (2nd) Trading Day following the date on which the Company has received the Exercise Notice (provided that if the Aggregate Exercise Price (or notice of a Cashless Exercise) has not been delivered by such date, the Share Delivery Date shall be extended one (1) Trading Day after the Aggregate Exercise Price (or notice of a Cashless Exercise) is delivered), the Company shall (X) provided that the Company’s transfer agent (“Transfer Agent”) is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (“FAST”) and the Warrant Shares are eligible to be issued without a restrictive legend, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in FAST or the Warrant Shares are not eligible to be issued without a restrictive legend, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any. Upon delivery of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised upon surrender of the Warrant so exercised. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or

2

consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination.
(b)
Exercise Price. For purposes of this Warrant, “Exercise Price” means $1.75, subject to adjustment as provided herein.
(c)
Company’s Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, on or prior to the Share Delivery Date, if the Transfer Agent is not participating in FAST or such shares of Common Stock may not be issued without legends under the 1933 Act, to issue and deliver to the Holder (or its designee) a certificate for the number of Warrant Shares to which the Holder is entitled and register such Warrant Shares on the Company’s share register or, if the Transfer Agent is participating in FAST and such shares of Common Stock may not be issued without legends under the 1933 Act, to credit the balance account of the Holder or the Holder’s designee with DTC for such number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be) (a “Delivery Failure”), then, in addition to all other remedies available to the Holder, (X) the Company shall pay in cash to the Holder on each day after the Share Delivery Date and during such Delivery Failure an amount in cash, as liquidated damages and not as a penalty, equal to 2.0% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, and (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Exercise Date and ending on the applicable Share Delivery Date, and (Y) the Holder, upon written notice to the Company, may void its Exercise Notice with respect to, and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the voiding of an Exercise Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise. In addition to the foregoing, if on or after such Share Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock issuable upon such exercise that the Holder is entitled to receive from the Company (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such Warrant Shares or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Warrant Shares multiplied by (B) the Closing Sale Price of the Common Stock on the Share Delivery Date with respect to the related Exercise Notice (the “Buy-In Payment Amount”). The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of this Warrant as required pursuant to the terms hereof.

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(d)
Cashless Exercise. Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), if at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, and, subject to the provisions of Section 1(a), in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, by means of a “Cashless Exercise” in which the Holder shall be entitled to receive upon such exercise the “Net Number” of Warrant Shares determined according to the following formula:

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B = the quotient of (x) the sum of the VWAP of the Common Stock of each of the five (5) Trading Days ending at the close of business on the Principal Market immediately prior to the time of exercise as set forth in the applicable Exercise Notice, divided by (y) five (5).

C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

If Warrant Shares are issued in a Cashless Exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the 1933 Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c). Notwithstanding anything herein to the contrary, on the Expiration Date, this Warrant shall be automatically exercised via Cashless Exercise pursuant to this Section 2(c).

(e)
Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

(f)
Limitations on Exercises. Notwithstanding anything to the contrary contained herein, prior to the Company obtaining Shareholder Approval (as defined below), the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the aggregate amount of shares of Common Stock issued pursuant to (i) the exercise of this Warrant, (ii) the exercise of Warrant No. TW-1 issued by the Company to the Holder as of even date herewith, and (iii) the conversion of senior secured convertible promissory notes issued by the Company to the Holder pursuant to that certain Note Purchase Agreement with the Company, dated as of even date herewith would exceed 432,283 shares of Common Stock (the “Maximum Amount”, subject to appropriate adjustment for any stock dividend, stock split, stock combination, rights offerings, reclassification or similar transaction that proportionately decreases or increases the Common Stock).. In addition, at all times, regardless of whether the Company has obtained Shareholder Approval, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”, subject to appropriate adjustment for any stock dividend, stock split, stock combination, rights offerings,

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reclassification or similar transaction that proportionately decreases or increases the Common Stock) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f). For purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). For purposes of this Warrant, in determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the

5

1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant. For the purposes hereof “Shareholder Approval” means the approval of the holders of a sufficient amount of holders of the Common Stock to satisfy the shareholder approval requirements for such action as provided in Nasdaq Listing Rule 5635(a), to effectuate the issuance of the Warrant Shares in excess of the Maximum Amount (the “Exchange Cap”). The Company shall hold a special meeting of shareholders on or before the date that is thirty (30) calendar days after the date that the Exchange Cap is reached for any Holder, for the purpose of obtaining the Shareholder Approval, with the recommendation of the Company’s board of directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Company shall use its reasonable best efforts to obtain such Shareholder Approval. If the Company does not obtain Shareholder Approval at the first meeting, the Company shall call a meeting as often as possible thereafter to seek Shareholder Approval until the Shareholder Approval is obtained. Until such approval is obtained, the Holder shall not be issued shares of Common Stock in an amount greater than the Exchange Cap. In the event that a Holder shall sell or otherwise transfer this Warrant, the transferee shall be allocated a pro rata portion of the Exchange Cap, and the restrictions herein shall apply to such transferee with respect to the portion of the Exchange Cap allocated to such transferee.
(g)
Insufficient Authorized Shares. If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of shares of Common Stock equal to the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of this Warrant then outstanding (the “Required Reserve Amount” and the failure to have such sufficient number of authorized and unreserved shares of Common Stock, an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Company is prohibited from issuing shares of Common Stock upon an exercise of this Warrant due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorization Failure Shares”), in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash in exchange for the cancellation of such portion of this Warrant exercisable into such Authorization Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the Closing Sale Price of the Common Stock on the date the Holder delivers the applicable Exercise Notice with respect to such Authorization Failure Shares to the Company; and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any Buy-In Payment Amount, brokerage commissions and other

6

out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in this Section 1(g) shall limit any obligations of the Company under any provision of the Securities Purchase Agreement or that certain Note Purchase Agreement, dated as of February 1, 2024, by and among the Company, CLMBR Holdings LLC, a Delaware limited liability company, and the Holder (the “Note Purchase Agreement”).
2.
ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:
(h)
Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant, with the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.
(i)
Adjustment Upon Subdivision or Combination of Shares of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.
(j)
Par Value. Notwithstanding anything to the contrary in this Warrant, in no event shall the Exercise Price be reduced below the par value of the Company’s Common Stock.
3.
RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution

7

(and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).
4.
PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.
(k)
Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).
(l)
Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Note Documents in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the consummation of each Fundamental Transaction, the Successor Entity shall (x) succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Note Documents (as such term is defined in the Note Purchase Agreement) referring to the “Company” or the “Borrower” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Note Documents with the same effect as if such Successor Entity had been named as the Company herein or therein, and (y) deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction,

8

such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(f) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit the Fundamental Transaction without the assumption of this Warrant.

In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

(m)
Reserved.
(n)
Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).
5.
NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the proper exercise of this Warrant by the Holder, and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of this Warrant (without regard to any limitations on exercise).
6.
WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the

9

Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.
7.
REISSUANCE OF WARRANTS.
(o)
Transfer of Warrant. If this Warrant is to be transferred and reissued to the transferee, the Holder shall surrender this Warrant to the Company together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. For the avoidance of doubt, this Section 7(a) will not apply to a sale, transfer, pledge or assignment of this Warrant that does not involve a reissuance of this Warrant.
(p)
Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.
(q)
Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no warrants for fractional shares of Common Stock shall be given.
(r)
Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

10

8.
NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 5.3 of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. It is expressly understood and agreed that the time of exercise specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.
9.
AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder, and with respect to any amendment, the amendment is in writing and signed by the Company and the Holder.
10.
GOVERNING LAW; JURISDICTION; JURY TRIAL. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 5.3 of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.
11.
CONSTRUCTION; HEADINGS; BUSINESS DAYS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. If the last or appointed day for the taking of any

11

action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.
12.
DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile or electronic mail the dispute to a nationally recognized accounting firm selected by the Holder and reasonably satisfactory to the Company. If the Company does not object in writing to the selection of the accounting firm within two (2) Business Days of notice of the Holder’s selection, the Company will have deemed to have consented to such selection. If the Company does object, the Company shall provide the Holder its rationale for such rejection and five (5) acceptable alternative firms. The Company shall cause at its expense the accepted accounting firm to perform the determinations or calculations and notify the Company and the Holder of the results no later than three (3) Business Days from the time it receives the disputed determinations or calculations. Such accounting firm’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. In the event that the accounting firm resolves the dispute in the Holder’s favor, a Delivery Failure will be deemed to have occurred and the Buy-In and other remedies available to the Holder under Section 1(c) will apply.
13.
REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Note Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
14.
TRANSFER. This Warrant and the Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company, subject to compliance with applicable state and federal securities laws. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.
15.
SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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16.
NO DISCLOSURE. The Company shall not provide material, non-public information or confidential or proprietary information to the Holder without such Holder’s written consent.
17.
RESERVED
18.
CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:
(s)
“1933 Act” means the Securities Act of 1933, as amended.
(t)
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the 1933 Act.
(u)
“Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such.
(v)
“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.
(w)
Reserved.
(x)
Reserved.
(y)
“Bloomberg” means Bloomberg, L.P.
(z)
“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
(aa)
“Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such

13

security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.
(bb)
“Common Stock” means (i) the Company’s shares of common stock, par value $0.0001 per share, and (ii) any share capital into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.
(cc)
“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.
(dd)
“Eligible Market” means The Nasdaq Capital Market, the NYSE American, The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange.
(ee)
“Expiration Date” means the date that is the ten (10) year anniversary of the Issuance Date or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.
(ff)
“Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment,

14

conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Warrant calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.
(gg)
“Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.
(hh)
“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
(ii)
“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common shares or common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Holder, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or such entity designated by the Holder or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.
(jj)
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
(kk)
“Principal Market” means the OTC Bulletin Board or any other Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.
(ll)
“Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.
(mm)
“Successor Entity” means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.
(nn)
“Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade

15

on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).
(oo)
“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest Closing Bid Price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the VWAP cannot be calculated for a security on a particular date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12 with the term “VWAP” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

INTERACTIVE STRENGTH INC.

By:___________________________

Name:

Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

INTERACTIVE STRENGTH INC.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of Interactive Strength Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________ a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

____________ a “Cashless Exercise” with respect to _______________ Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that this Exercise Notice was executed by the Holder at [a.m.][p.m.] on the date set forth below.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

_______ Electronic Delivery DTC Participant:

DTC Number: Account Name: Account Number:

_______ Physical Delivery Address:

Date: _______________ __, ______

Name of Registered Holder

By:

Name:

Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs American Stock Transfer & Trust Company, LLC to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _________________ from the Company and acknowledged and agreed to by American Stock Transfer & Trust Company, LLC.

INTERACTIVE STRENGTH INC.

By:________________________________

Name:

Title:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, all of or shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

Dated: __________________, ____

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever.

Exhibit 10.1

NOTE PURCHASE AGREEMENT

by and among

INTERACTIVE STRENGTH INC.; and
CLMBR HOLDINGS LLC

as Borrower

and

TREADWAY HOLDINGS LLC

as Purchaser

Dated as of February 1, 2024

TABLE OF CONTENTS

Page

Article 1 DEFINITIONS		1
1.1	Definitions	1
Article 2 TERM LOANS		12
2.1	Purchase, Sale and Issuance of the Notes	12
2.2	Fees Payable; Original Issue Discount	12
2.3	Closing	13
Article 3 INTEREST AND PAYMENTS		13
3.1	Interest	13
3.2	Redemption of Notes	14
3.3	Manner of Payment	15
Article 4 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER		15
4.1	Conditions to the Obligations of the Purchaser to Purchase the Notes on the Closing Date	15
Article 5 CONDITIONS TO OBLIGATIONS OF THE LOAN PARTIES		17
5.1	Representations and Warranties	17
5.2	Compliance with this Agreement	17
Article 6 REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES		17
6.1	Existence and Power	17
6.2	Corporate Authorization; No Contravention	18
6.3	Governmental Authorization; Third Party Consents	18
6.4	Binding Effect	18
6.5	Litigation	18
6.6	Compliance with Laws	18
6.7	No Default or Breach	18
6.8	Closing Date Acquisition	18
6.9	Closing Date Acquisition Documents	19
6.10	Taxes	19
6.11	CLMBR Sales Projections	19
6.12	Environmental Compliance	19
6.13	[Reserved]	20
6.14	Investment Company/Government Regulations	20
6.15	[Reserved]	20
6.16	Capitalization	20
6.17	Private Offering	21
6.18	Broker’s, Finder’s or Similar Fees	21
6.19	Labor Relations	21

i

6.20	Employee Benefit Plans	21
6.21	Intellectual Property	21
6.22	Potential Conflicts of Interest	22
6.23	[Reserved]	22
6.24	Debt	22
6.25	Material Contracts	23
6.26	Insurance	23
6.27	Solvency	23
6.28	Licenses and Approvals	23
6.29	OFAC	23
6.30	Disclosure	23
6.31	No Default	24
6.32	Government Contracts	24
Article 7 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER		24
7.1	Authorization; No Contravention	24
7.2	Binding Effect	24
7.3	No Legal Bar	24
7.4	Securities Laws	24
7.5	Governmental Authorization; Third Party Consent	24
Article 8 AFFIRMATIVE COVENANTS		25
8.1	Delivery of Financial and Other Information	25
8.2	Use of Proceeds	25
8.3	Notice of Default	25
8.4	Conduct of Business	25
8.5	Taxes and Claims	26
8.6	Insurance	26
8.7	Compliance with Laws	26
8.8	Maintenance of Properties	26
8.9	Audits and Inspection	27
8.10	Issue Taxes	27
8.11	Delivery of Information by Holders	27
8.12	Execution of Supplemental Documents	27
8.13	Post Closing Covenants	27
8.14	Further Assurances	28
8.15	Payment Account	28
8.16	Vertical Investors Credit Enhancements	28
8.17	Securities Law Disclosure; Non-Public Information	28
8.18	Hazardous Materials	28
8.19	Securities Purchase Agreement	28
Article 9 NEGATIVE COVENANTS		29
9.1	Limitations on Debt.	29
9.2	Liens.	29
9.3	Restricted Payments	30

ii

9.4	Loans	30
9.5	Investments	30
9.6	Mergers, Consolidations, Sales	30
9.7	Subsidiaries	30
9.8	Amendment to Organizational Documents	31
9.9	Restrictive Agreements	31
9.10	Capital Expenditures	31
9.11	Transactions with Affiliates	31
9.12	Additional Negative Pledges	31
9.13	Use of Proceeds	32
9.14	Fiscal Year and Accounting Changes	32
9.15	Disposition of Assets	32
9.16	No Settlement	32
9.17	Anti-Layering	32
9.18	No Assignment of Vertical Investors Debt	32
9.19	Certain Amendments	32
Article 10 CONVERSION OPTION		32
10.1	Conversion Option	32
10.2	Conversion	32
10.3	Procedure for Conversion	32
10.4	Adjustments to Conversion Price	33
Article 11 EVENTS OF DEFAULT		33
11.1	Events of Default	33
11.2	Acceleration	35
11.3	Set-Off	35
11.4	Cumulative Remedies	35
Article 12 INDEMNIFICATION		36
12.1	Indemnification	36
12.2	Procedure; Notification	36
Article 13 MISCELLANEOUS		37
13.1	Survival of Representations and Warranties	37
13.2	Notices	37
13.3	Successors and Assigns	38
13.4	Amendment and Waiver	39
13.5	Signatures; Counterparts	39
13.6	Headings	39
13.7	GOVERNING LAW	39
13.8	JURISDICTION, JURY TRIAL WAIVER, ETC	39
13.9	Severability	40
13.10	Rules of Construction	40
13.11	Entire Agreement	40
13.12	Certain Expenses	40

iii

13.13	Publicity	41
13.14	Further Assurances	41
13.15	No Strict Construction	41

iv

Exhibits

A Form of Note

B Form of Conversion Notice

C-1 Form of Warrant ($1.25 exercise price)

C-2 Form of Warrant ($1.75 exercise price)

v

NOTE PURCHASE AGREEMENT

NOTE PURCHASE AGREEMENT, dated as of February 1, 2024, by and among INTERACTIVE STRENGTH INC., a Delaware corporation (“TRNR”), CLMBR HOLDINGS LLC, a Delaware limited liability company (“CLMBR” and together with TRNR, collectively, the “Borrower”), and TREADWAY HOLDINGS LLC, a Delaware limited liability company (the “Purchaser”).

STATEMENT OF PURPOSE:

WHEREAS, the Borrower wishes to sell to the Purchaser, and the Purchaser wishes to purchase on the terms and conditions set forth herein, senior secured convertible promissory notes issued by the Borrower to the Purchaser in an aggregate principal amount of $6,000,000, substantially in the form of Exhibit A hereto;

WHEREAS, the Borrowers intend to apply the proceeds of such senior secured convertible promissory notes to fund a portion of the cash consideration paid in connection with the acquisition by CLMBR of substantially all of the assets of CLMBR, INC., a Delaware corporation (“CLMBR Seller”) and CLMBR1, LLC, a Colorado limited liability company (“CLMBR1 Seller” and together, with CLMBR Seller, collectively, “Sellers”), pursuant to and subject to the terms and conditions of that certain Amended and Restated Asset Purchase Agreement dated as of the Closing Date (as amended, restated, supplemented, or otherwise modified from time to time, the “Closing Date Acquisition Agreement”; and such acquisition, the “Closing Date Acquisition”) by and among the TRNR, CLMBR, Sellers, and the other parties party thereto and

WHEREAS, the Borrower is willing to secure all of the Obligations by granting to the Purchaser a Lien upon substantially all of its assets subject to any limitations set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Article 1
DEFINITIONS

1.1 Definitions. As used in this Agreement, the following terms have the meanings indicated:

“3i Warrants” means those certain common stock purchase warrants issued from time to time pursuant to the 3i SPA.

“3i SPA” means that certain Securities Purchase Agreement dated December 7, 2023, by and among TRNR, 3i, LP and each other Buyer from time to time party thereto.

“3i Transaction Documents” means the 3i SPA, the 3i Warrants and each other agreement, document or other instrument delivered or executed in connection therewith.

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation (a) with respect to any such Person that is an entity, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person and (b) with respect to any such Person that is an individual including, without limitation, such individual’s spouse, lineal ancestors, lineal blood or adopted descendants, and any trust or other estate planning vehicle for any of their benefit or any entity in which only such persons own equity interests. A Person shall be deemed to control another Person if the controlling Person owns ten percent (10%) or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise. None of the Purchaser nor any of its Affiliates shall be, or be deemed to be, an Affiliate of any Loan Party.

“Agreement” means this Note Purchase Agreement, including the exhibits and schedules attached hereto, as the same may be amended, supplemented or modified in accordance with the terms hereof.

“Applicable Insolvency Laws” means the United States Bankruptcy Code and all other liquidation, bankruptcy, assignment for the benefit of creditors, conservatorship, moratorium, receivership, insolvency, rearrangement, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions in effect from time to time.

“Asset Disposition” means any sale, lease, license, transfer, assignment or other consensual disposition by any Loan Party or any Subsidiary of any asset but excluding (i) dispositions of Cash and Cash Equivalents and (ii) sales, transfers and other dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of the Loan Parties’ business.

“Behar Settlement Agreement” means that certain Agreement dated November 17, 2023 by and between TRNR and Yves Behar.

“Board” means the board of directors of TRNR.

“Borrower” has the meaning given to that term in the preamble hereof and shall extend to all permitted successors and assigns of such Persons.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Capital Expenditure” means any expenditure for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a balance sheet prepared in accordance with GAAP (including, without limitation, the capitalized portion of any software development costs), excluding (a) the cost of assets acquired pursuant to Capitalized Leases, (b) expenditures of insurance proceeds (or other similar recoveries) to rebuild or replace any asset after a casualty loss or cash awards of compensation arising from the taking of eminent domain or condemnation (c) leasehold improvement expenditures for which the Person is reimbursed promptly by the lessor.

“Capital Stock” means (a) any capital stock, partnership, membership, joint venture or other ownership or equity interest, participation or securities (whether voting or non-voting, whether preferred, common or otherwise), and (b) any option, warrant, security or other right (including Debt securities or other evidence of Debt) directly or indirectly convertible into or exercisable or exchangeable for, or otherwise to acquire directly or indirectly, any capital stock, partnership, membership, joint venture or other ownership or equity interest, participation or security described in clause (a) above.

2

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP; provided, however, that all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of this definition and all other financial definitions, calculations and covenants for purposes of this Agreement (other than for purposes of the delivery of financial statements prepared in accordance with GAAP) whether or not such operating lease obligations were in effect on such date), notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in accordance with GAAP.

“Cash” means the currency of the United States of America.

“Cash Equivalents” means (a) short-term obligations of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof, (b) commercial paper rated A-1 or better by Standard & Poors or P-1 or better by Moody’s, (c) demand deposit accounts maintained in the ordinary course of business, and (d) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Change of Control” means, (i) the consummation of a merger, consolidation, reorganization, sale of Capital Stock by TRNR or any holder of the TRNR’s Capital Stock, sale or other disposition of all or substantially all of the assets of the TRNR that results in (A) any change in the selection or composition of a majority of the Board as in effect on the Closing Date or (B) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act) shall directly or indirectly own or control in excess of fifty percent (50%) of the economic or voting interests of TRNR that does not, as of the Closing Date, directly or indirectly, own or control in excess of 50% of the voting interests of TRNR or (ii) TRNR shall cease to own 100% of the Capital Stock of CLMBR.

“CLMBR” has the assigned to that term in the Recitals to this Agreement.

“CLMBR Sales Projections” has the meaning assigned to that term in Section 6.11.

“CLMBR Subscription Revenue ” means revenue received by CLMBR in connection with the content subscriptions.

“Closing” has the meaning assigned to that term in Section 2.3.

“Closing Date” has the meaning assigned to that term in Section 2.3.

“Closing Date Acquisition” has the assigned to that term in the Recitals to this Agreement.

“Closing Date Acquisition Agreement” has the assigned to that term in the Recitals to this Agreement.

3

“Closing Date Acquisition Documents” means the Closing Date Acquisition Agreement and all other agreements, documents and instruments executed and/or delivered pursuant thereto or in connection therewith.

“Closing Date Shares” has the meaning assigned to that term in Section 2.2(a).

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“Collateral” has the meaning set forth in the Security Agreement.

“Collateral Assignment of Acquisition Documents” means that certain Collateral Assignment of Acquisition Documents dated as of the Closing Date, by and among the Borrower and the Purchaser, as amended, restated, supplemented or otherwise modified from time to time.

“Collateral Documents” means the Security Agreement, the Intellectual Property Security Agreements, the Collateral Assignment of Acquisition Documents, any other collateral assignments, the Lockbox Agreement, each other deposit account control agreement, each landlord waiver, bailee agreement or other similar collateral access agreement and each other agreement or writing pursuant to which the Borrower or any Subsidiary thereof purports to pledge or grant a security interest in any property or assets securing the Obligations, or any such Person purports to guarantee the payment and/or performance of the Obligations, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Commission” means the U.S. Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Confidential Information” means all information disclosed by a Loan Party that (a) relates to such Loan Party’s business, properties, liabilities (other than the Obligations), technology, Intellectual Property assets, trade secrets, inventions, know-how, software programs, software source documents, financial or business plans, financial projections and affairs, employment arrangements, financial statements, internal management tools and systems, products and product development plans, marketing plans, customers, clients and contracts, and (b) to the extent such information is provided after the Closing Date (other than information provided as required by the terms of this Agreement, which shall be deemed to be Confidential Information), is designated by such Loan Party as confidential by means of appropriate markings. Confidential Information will not include any information or data (i) that has become publicly known through no wrongful act of the recipient of such information, (ii) has been received by the recipient from a third party not known by the recipient to be under any obligation of confidentiality to a Loan Party without breach by the recipient of this Agreement or any other agreement with any Loan Party, or (iii) has been approved for release by written authorization of such Loan Party.

“Controlled Group” means a “controlled group of corporations” (as defined in Section 1563(a) of the Code) in which the Borrower is a member.

“Contractual Obligations” means as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument or arrangement (whether in writing or otherwise), other than a Note Document, to which such Person is a party or by which it or any of such Person’s property is bound.

“Conversion Notice” has the meaning given that term in Section 10.3.

4

“Conversion Price” means two dollars ($2.00) per share, subject to adjustment pursuant to Section 10.4.

“Conversion Shares” has the meaning given that term in Section 10.2.

“Conversion Trigger Event” has the meaning given that term in Section 10.1.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments; (d) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) [reserved]; (f) all indebtedness of such Person referred to in clauses (a) through (e) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt (it being understood that if such Person has not assumed or otherwise become personally liable for any such Debt, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such Debt or the fair market value of all property of such Person securing such Debt); and (g) all guaranties of such Person of any Debt of another Person.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning given to that term in Section 3.1(b).

“Disclosure Notice” has the meaning given to that term in Section in Section 8.17(a).

“Distributions” by a Person means (a) dividends or other distributions on any now or hereafter outstanding Capital Stock of such Person, (b) the redemption, repurchase, defeasance or acquisition of such Capital Stock or of warrants, rights or other options to purchase such Capital Stock, and (c) any loans or advances (other than salaries, bonuses or reimbursement of employee expenses in the ordinary course of business), to any stockholder(s), partner(s) or member(s) of such Person.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, Licenses, concessions, grants, franchises, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water, air or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof, including, without limitation, the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Solid Waste Disposal Act (as amended by the Resource Conservation and Recovery Act), 42 U.S.C. § 6901 et seq., and CERCLA.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder.

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“ERISA Affiliate” means a corporation that is or was a member of a controlled group of corporations with the Borrower within the meaning of Section 4001(a) or (b) of ERISA or Section 414(b) of the Code, a trade or business (including a sole proprietorship, partnership, trust, estate or corporation) that is under common control with any Loan Party within the meaning of Section 414(m) of the Code, or a trade or business which together with any Loan Party is treated as a single employer under Section 414(o) of the Code.

“Event of Default” has the meaning assigned to that term in Section 11.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Extraordinary Receipt” means any Cash received by or paid to or for the account of any Loan Party not in the ordinary course of business (and not consisting of proceeds described in any of Section 3.2(d)(ii), (iii) or (iv)).

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Fiscal Quarter” means in respect of a date as of which the applicable financial covenant is being calculated or financial report is being furnished, any fiscal quarter of a Fiscal Year (currently the three month periods ending on or about each March 31, June 30, September 30 and December 31 annually).

“Fiscal Year” means the fiscal year for financial accounting and reporting purposes of the Borrower (currently the fiscal year ending December 31).

“Funded Debt” means, as of any date of determination, all outstanding Debt of the types described in clauses (a), (b), (c), (d) and (f) of the definition of “Debt” as of such date.

“GAAP” means generally accepted accounting principles in effect within the United States from time to time, consistently applied.

“Government” means the United States government or any agency, department or instrumentality thereof.

“Government Contract” means a Government Prime Contract or a Government Subcontract.

“Government Prime Contract” means any written agreement, commitment, contract or instrument or other binding arrangement between the Borrower and the Government where the Borrower is the prime contractor.

“Government Subcontract” means any written agreement, commitment, contract or instrument or other binding arrangement between the Borrower and any Person that is the prime contractor under a related contract with the Government where the Borrower is a subcontractor of such prime contractor.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, regulation or compliance, including, without limitation, any federal, state or local public utility commission, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

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“Guarantor” means Woodway USA, Inc., a Wisconsin corporation.

“Guarantor Change of Control” means, (i) the consummation of a merger, consolidation, reorganization, sale of Capital Stock by Guarantor or any holder of the Guarantor’s Capital Stock, sale or other disposition of all or substantially all of the assets of the Guarantor that results in (A) any change in the selection or composition of a majority of the board of directors of Guarantor as in effect on the Closing Date or (B) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act) shall directly or indirectly own or control in excess of fifty percent (50%) of the economic or voting interests of Guarantor that does not, as of the Closing Date, directly or indirectly, own or control in excess of 50% of the voting interests of Guarantor.

“Guaranty Agreement” means that certain Guaranty Agreement dated as of the Closing Date, by and between Guarantor and Purchaser, as amended, restated, supplemented or otherwise modified from time to time, which such Guaranty Agreement shall be in form and substance satisfactory to the Purchaser in its sole discretion.

“Hazardous Materials” means (a) any “hazardous substance” as defined in CERCLA, (b) any “hazardous waste” as defined in RCRA, (c) asbestos, (d) polychlorinated biphenyls, (e) petroleum, its derivatives, by products and other hydrocarbons, (f) toxic mold and (g) any other pollutant, toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.

“Hazardous Materials Contamination” means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

“Hedging Agreement” means any rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging agreement.

“Holder” means each holder of a Note hereunder.

“Indemnified Party” has the meaning given to that term in Section 12.1.

“Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors (including any proceeding under the United States Bankruptcy Code) or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of such creditors.

“Intellectual Property” has the meaning ascribed to such term in the Security Agreement.

“Intellectual Property Security Agreement” means each trademark security agreement, patent security agreement and copyright security agreement, between any Loan Party and the Purchaser, as amended, restated, supplemented or otherwise modified from time to time.

“Interest Rate” has the meaning given to that term in Section 3.1(a).

“Liabilities” has the meaning given to that term in Section 12.1.

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“Licenses” means all licenses, permits, authorizations, determinations, and registrations issued by any Governmental Authority to any Loan Party or any Subsidiary in connection with the conduct of its business.

“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, license, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, or any financing lease having substantially the same economic effect as any of the foregoing, but not including the interest of a lessor under an operating lease and including any exclusive or non-exclusive license of Intellectual Property).

“Loan Parties” means the Borrower and all of the Borrower’s direct or indirect Subsidiaries which have joined this Agreement pursuant to and have otherwise complied with the provisions of Section 9.7.

“Lockbox Account” means that certain deposit account of CLMBR having the account number 325159759327 maintained at the Lockbox Account Bank.

“Lockbox Account Bank” means Bank of America. N.A.

“Lockbox Control Agreement” means a Deposit Account Control Agreement to be entered into in accordance with Section 8.13(d) by and among CLMBR, Lockbox Account Bank and Purchaser. as amended, restated, supplemented or otherwise modified from time to time, which such Lockbox Control Agreement shall be in form and substance satisfactory to Purchaser in its sole discretion.

“Major Casualty Proceeds” means (i) the aggregate insurance proceeds received in Cash in connection with one or more related events under any property insurance policy or business interruption insurance policy or (ii) any award or other compensation received in Cash with respect to any eminent domain, condemnation of property or similar proceedings (or any transfer or disposition of property in lieu of condemnation), in each case, less (a) any out-of-pocket fees, costs and expenses reasonably incurred by the Borrower or any Subsidiary in connection therewith, (b) the amount of any Debt secured by a Permitted Lien on the related asset and discharged from the proceeds of such event, (c) any Taxes paid or reasonably estimated by the applicable Loan Party or Subsidiary to be payable by such Person as a consequence of such event (provided, that if the actual amount of Taxes actually paid is less than the estimated amount, the difference shall immediately constitute Major Casualty Proceeds) and (d) the amount of any reserve established in accordance with GAAP (provided that such reserved amounts shall be Major Casualty Proceeds to the extent and at the time of any reversal (without the satisfaction of any applicable liabilities in a corresponding amount) of any such reserve).

“Material Adverse Effect” means an effect that results in or causes (a) a material adverse change in, or a material adverse effect upon, the assets, liabilities, business, properties, operations, or condition (financial or otherwise) of the Borrower and its Subsidiaries or the Guarantor, (b) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any of its Subsidiaries or the Guarantor of any Note Document or (c) material adverse effect upon the validity of any Intellectual Property of the Borrower or its Subsidiaries or any of the Borrower’s or its Subsidiaries’ rights or interests in respect thereof or thereto, including but not limited to as a result of an adverse order, determination or decision by a Governmental Authority.

“Maturity Date” has the meaning given to that term in Section 3.2(a).

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“Moody’s” means Moody’s Investors Service, Inc.

“Net Cash Proceeds” means, with respect to any transaction or event, an amount equal to the Cash proceeds received by any Loan Party (or any Subsidiary) from or in respect of such transaction or event (including Cash proceeds of any non‑Cash proceeds of such transaction), less (i) any out‑of‑pocket expenses paid to a Person that are reasonably incurred by such Loan Party or Subsidiary in connection therewith, (ii) amount of any reserve established (provided that such reserved amounts shall be Net Cash Proceeds to the extent and at the time of any reversal (without the satisfaction of any applicable liabilities in a corresponding amount) of any such reserve) and (iii) Taxes paid or payable or reasonably estimated to be paid or payable as a result thereof in that year or the next succeeding year.

“Notes” has the meaning given to that term in Section 2.1(a).

“Note Documents” means this Agreement, the Notes, the Collateral Documents, the Guaranty Agreement, the Securities Purchase Agreement, the Warrants and each other agreement, document or certificate delivered pursuant to this Agreement or the Notes, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Obligations” means all obligations of every nature of the Borrower or any other Loan Party, as applicable, from time to time owed to the Purchaser under the Note Documents, whether for principal, interest, fees, expenses, indemnification or otherwise; provided, however, for the avoidance of doubt, no obligations owing by any Loan Party to any Holder or any Affiliate of any Holder, or their respective successors or assigns, in respect of or pursuant to any equity investment made by any Holder or any Affiliate of any Holder, or their respective successors and assigns, in the Borrower or any other Loan Party shall be included in the Obligations; provided, however, that no obligations owing by any Loan Party to any Holder or any Affiliate of any Holder, or their respective successors or assigns, in respect of or pursuant to any equity investment (including the Conversion Shares and Closing Date Shares) made by any Holder or any Affiliate of any Holder, or their respective successors and assigns, in any Loan Party shall be included in the Obligations, other than any obligations to issue Capital Stock evidencing such equity investment (including the Conversion Shares and Closing Date Shares).

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Organizational Documents” means the limited liability company agreement or bylaws (as applicable), certificate or articles of formation or certificate or articles of incorporation (as applicable), shareholders’ agreement, membership agreement or any other agreements among equity holders that are known to the Borrower, and other similar organizational and governing documents of the Borrower and its Subsidiaries.

“Participant” has the meaning given to that term in Section 13.3.

“Participant Register” has the meaning given to that term in Section 13.3.

“Payment Account” means (i) prior to the delivery of the Lockbox Control Agreement in accordance with Section 8.13(d), that certain bank account of Purchaser or its designee as designated by Purchaser from time to time and (ii) after delivery of the Lockbox Control Agreement in accordance with Section 8.13(d), the Lockbox Account.

“Payment Date” means the first Business Day of each calendar month in which any Note is outstanding, commencing with the calendar month beginning on February 1, 2024.

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“Permitted Liens” means those Liens permitted pursuant to Section 9.2.

“Person” means any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Principal Market” shall mean any of the U.S. national exchanges (i.e. NYSE, NYSE AMEX, NASDAQ), or principal quotation systems (i.e. OTCQX, OTCQB, OTC Pink, the OTC Bulletin Board), or other principal exchange or recognized quotation system which is at the time the principal trading platform or market for the common stock of TRNR.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Purchase Price” has the meaning given to that term in Section 2.1.

“Purchaser” has the meaning given to that term in the preamble hereof.

“Related Person(s)” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.

“Required Holders” means the Holders of at least fifty-one percent (51%) of the outstanding principal balance of the Notes.

“Requirements of Law” means as to any Person, provisions of the Organizational Documents of such Person, or any law, treaty, code, rule, regulation, right, privilege, qualification, License or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to such Person or any of such Person’s property or to which such Person or any of such Person’s property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

“Sanctioned Entity” means (a) an agency of the government of, (b) an organization directly or indirectly controlled by, or (c) a Person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time as such program may be applicable to such agency, organization or person.

“Sanctioned Person” means a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/
enforcement/ofac/sdn/index.html, or as otherwise published from time to time.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder as the same shall be in effect at the time.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of the Closing Date, by and between TRNR and Purchaser or its designee.

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“Security Agreement” means the Security Agreement, among the Loan Parties, the Purchaser, and the other parties thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Solvent” means, with respect to any Person that (a) the assets and the property of such Person exceed the aggregate liabilities (including contingent and unliquidated liabilities) of such Person, (b) after giving effect to the transactions contemplated by this Agreement and the other Note Documents, such Person will not be left with unreasonably small capital, and (c) after giving effect to the transactions contemplated by this Agreement and the other Note Documents, such Person is able to both service and pay its liabilities as they mature. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that is likely to become an actual or matured liability.

“Standard and Poor’s” means Standard and Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Subordinated Debt” means the Debt set forth on Schedule 1.1(a), to the extent subject to a Subordination Agreement.

“Subordination Agreement” means any subordination agreement in form and substance satisfactory to the Holders in their sole discretion subordinating the Subordinated Debt to the Obligations.

“Subsidiary” means, with respect to any Person, a corporation or other entity of which more than fifty percent (50%) of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

“Tax” means (a) any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on-minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto and (b) liability for the payment of any amounts of the type described in clause (a) as a transferee or successor, by contract, from any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other Person, or otherwise.

“Tax Return” means any return, declaration, report, or information return or statement relating to Taxes required to be filed with a Governmental Authority responsible for the administration of Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transactions” means, collectively, (a) the issuance of the Notes and (b) the payment of all fees and expenses in connection therewith.

“Tumim SPA” means that certain Common Stock Purchase Agreement dated December 12, 2023, by and between Tumim Stone Capital, LLC and TRNR.

“Tumim ELOC” means the equity line of credit facility provided pursuant to the terms and conditions of the Tumim SPA.

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“Tumim ELOC Documents” means the Tumim SPA, the “Transaction Documents” (as defined in the Tumim SPA) and each other agreement, document or other instrument delivered or executed in connection therewith.

“Vertical Investors” means Vertical Investors, LLC, a Mississippi limited liability company.

“Vertical Investors Credit Agreement” means that certain Credit Agreement dated as of the Closing Date among TRNR and Vertical Investors, as amended restated, supplemented or otherwise modified from time to time in accordance with the terms of the Vertical Investors Intercreditor Agreement.

“Vertical Investors Debt” means the Debt of the Loan Parties created under the Vertical Investors Debt Documents as permitted by the Vertical Investors Intercreditor Agreement.

“Vertical Investors Debt Documents” means the “Loan Documents” as defined in the Vertical Investors Credit Agreement.

“Vertical Investors Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the Closing Date among the Borrowers, the Purchaser and Vertical Investors, as amended restated, supplemented or otherwise modified from time to time.

“Warrants” means each of those certain Warrants to Purchase Common Stock to be executed by TRNR in favor of the Purchaser or its designee in the form attached hereto as Exhibit C-1 and Exhibit C-2.

“Woodway Distribution Agreement” means the exclusive Distribution Agreement between TRNR and Woodway USA, Inc.

“Working Capital” means with respect to the Borrower and its Subsidiaries, as of any period of determination, (i) current assets (other than Cash and amounts due from related parties), plus unbilled revenue and deferred costs, less (ii) current liabilities (other than amounts due to related parties, lines of credit with related parties, and notes payable) and deferred revenue.

Article 2
TERM LOANS

2.1 Purchase, Sale and Issuance of the Notes. Subject to the terms and conditions herein set forth, on the Closing Date, the Borrower will issue to the Purchaser, and the Purchaser will acquire from the Borrower one or more senior secured convertible promissory notes (the “Notes”) in the principal amount of $6,000,000 (the “Purchase Price”).

2.2 Fees Payable; Original Issue Discount.

(a) Closing Fee. Concurrently with the execution hereof, the Borrower shall pay to the Purchaser a closing fee in the amount of nine hundred thousand dollars ($900,000), which the Purchaser shall withhold from the proceeds of the Notes and shall be non-refundable and fully earned on the date hereof.

(b) Issuance of Common Stock and Warrants. Concurrently with the execution hereof, TRNR shall issue to the Purchaser (i) 750,000 shares of TRNR’s common stock (the “Closing Date Shares”) and (ii) the Warrants, in each case, pursuant to the Securities Purchase Agreement.

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(c) Due Diligence Fee. At Closing, the Borrower shall pay to the Purchaser a fee in the amount of fifty thousand dollars ($50,000), which shall be non-refundable and fully earned on the Closing Date, and the Borrower hereby authorizes Purchaser to withhold such fee from the proceeds of the Notes.

(d) Reimbursement of Expenses. At the Closing, the Borrower agrees to reimburse the Purchaser’s fees and expenses (including, without limitation, fees, charges and disbursements of professionals and consultants, and other out-of-pocket expenses, including, without limitation, travel expenses) incurred in connection with (i) the negotiation and execution and delivery of this Agreement and the Note Documents, (ii) Purchaser’s due diligence investigation, and (iii) the other transactions contemplated by this Agreement and the Note Documents (including filings or other actions required to perfect the security interests granted under the Collateral Documents).

(e) Original Issue Discount. The Borrower and Holders agree (i) that the Notes are to be treated as indebtedness for U.S. federal income tax purposes, (ii) that the Notes and the Warrants constitute an “investment unit” for purposes of Section 1273(c)(2) of the Code, (iii) that the allocation of the issue price of such investment unit between the Notes and the Warrants in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h) shall be an aggregate amount of $100.00 allocated to the Warrants and the balance of the Purchase Price allocated to the Notes, and (iii) not to file any Tax Return, report or declaration inconsistent with the foregoing, unless required by a “determination” within the meaning of Section 1313(a) of the Code.

2.3 Closing. The purchase and issuance of the Notes shall take place at the closing (the “Closing”) on the date hereof (the “Closing Date”). At the Closing, the Borrower shall deliver the Notes to the Purchaser and the Purchaser shall deliver the Purchase Price.

Article 3
INTEREST AND PAYMENTS

3.1 Interest.

(a) Interest Rate. Interest on the sum of the outstanding principal amount of each Note shall accrue from the Closing Date until full and final repayment of the principal amount of such Note and the payment of all interest in full at the rate of two percent (2.00%) per month (the “Interest Rate”), payable in cash monthly. Interest on the principal amount for each calendar month will accrue in full on the first day of such calendar month. On each Payment Date, the Borrower shall pay in arrears in cash by distribution from the Payment Account, automatic bank draft or wire transfer of immediately available funds accrued interest on the outstanding principal amount of each such outstanding Note in an amount equal to the interest which is currently payable in cash hereunder as set forth above.

(b) Default Rate of Interest. Notwithstanding the foregoing provisions of this Section 3.1, but subject to Requirements of Law, upon and during the occurrence of any Event of Default, each Note shall bear interest from the date of the occurrence of such Event of Default until such Event of Default is cured at a rate equal to the sum of (i) the Interest Rate payable as provided in Section 3.1(a) above plus (ii) an additional two percent (2.00%) per month (the “Default Rate”). Subject to Requirements of Law, any interest that shall accrue on overdue interest on any Note as provided in the preceding sentence and shall not have been paid in full on or before the next Payment Date to occur after the date on which the overdue interest became due and payable shall itself be capitalized and added to the principal amount of the Notes on each Payment Date, and shall thereafter be treated as principal of the Notes.

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(c) No Usurious Interest. In the event that any interest rate(s) provided for in this Section 3.1 or otherwise in this Agreement shall be determined to exceed any limitation on interest under Requirements of Law, such interest rate(s) shall be computed at the highest rate permitted by Requirements of Law. Any payment by the Borrower of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal amount of the affected Notes without prepayment premium or penalty; if no such principal amount is outstanding, such excess shall be returned to the Borrower.

3.2 Redemption of Notes.

(a) Maturity Date. The Borrower shall redeem the Notes on December 15, 2024 (the “Maturity Date”), by payment in Cash in full of the entire outstanding principal balance thereof (including all unpaid interest that has been added to the outstanding principal amount of such Note pursuant to Section 3.1(b)), together with any unpaid interest accrued thereon to such date.

(b) Voluntary Prepayment;. The Borrower may voluntarily prepay or redeem the Notes, in whole or in part, upon written notice to the Purchaser.

(c) Optional Redemption by the Holders. Upon the occurrence of (i) a Change of Control (and concurrent with the closing of any such transaction) or (ii) a sale of all or substantially all of the Borrower and its Subsidiaries’ assets, each Holder may elect to sell to the Borrower and the Borrower shall be required to purchase all Notes held by such Holder in full by payment of an amount equal to (A) the unpaid principal balance thereof, plus (B) all unpaid interest accrued thereon through the date of redemption, plus (C) all outstanding and unpaid fees and expenses payable by the Borrower to such Holder through the date of redemption.

(d) Mandatory Prepayments. The Borrower shall prepay the Notes in the following amounts and at the following times.

(i) Casualty and Other Insurance Proceeds. Within five (5) Business Days after any Loan Party or any Subsidiary (or Purchaser as loss payee or assignee) receives any Major Casualty Proceeds, an amount equal to one hundred percent (100%) of such Major Casualty Proceeds, to the extent such Major Casualty Proceeds are not deposited into the Payment Account.

(ii) Asset Disposition Proceeds. Within five (5) Business Days after any Loan Party or any Subsidiary receives the proceeds of any Asset Disposition, the Borrower shall prepay the Notes in an amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Asset Disposition, to the extent such Net Cash Proceeds are not deposited into the Payment Account.

(iii) Financing Proceeds and Extraordinary Receipts. Within five (5) Business Days after any Loan Party or any Subsidiary receives the proceeds of any financings whether by the issuance of Debt (other than the Vertical Investors Debt) or sale of Capital Stock or receives any Extraordinary Receipts, the Borrower shall prepay the Notes as follows: (A) until the aggregate proceeds of all such financings and Extraordinary Receipts are equal or greater than $5,000,000, no such prepayment shall be required and (B) with respect to all proceeds of such financings and Extraordinary Receipts in excess of $5,000,000 in the aggregate, the Borrower shall prepay the Notes in an amount equal to fifty percent (50%) of the Net Cash Proceeds of such excess proceeds.

(iv) [Reserved].

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(v) Distributions from Payment Account. On each Payment Date, the Borrower shall prepay the principal of the Notes, by distribution from the Payment Account as set forth in Section 3.3(a), in an amount equal to the total amount on deposit in the Payment Account prior to making such distribution, less the amounts set forth in Section 3.3(b)(i) and (ii) on such Payment Date.

(e) Acceleration. In addition, the Notes shall be subject to acceleration as set forth in Section 11.2.

3.3 Manner of Payment.

(a) On each Payment Date or any such other date and at any frequency the Purchaser may elect, distributions of all deposits maintained in the Lockbox Account shall be made by the Purchaser and applied as set forth in Section 3.3(b). Such distributions are hereby agreed to and authorized by Borrower. Any other payment of fees, interest, premium and principal payable in respect of any Note may otherwise be paid by automatic bank draft or wire transfer of immediately available funds to an account at a bank designated in writing by the Holder of such Note. In the absence of any such written designation, any such payment shall be deemed made on the date a check in the applicable amount payable to the order of the Holder thereof is received by such Holder at its last address as reflected in the Note Register (as defined in the Notes).

(b) All payments made by the Borrower (pursuant to this Article 3 or otherwise) upon the Obligations relating to the Notes and all net proceeds from the enforcement of the Obligations shall be applied (i) first, to that portion of the Obligations constituting fees, indemnities and expenses (including reasonable attorney fees) payable to the Holders, (ii) second, to the payment of that portion of the Obligations constituting accrued and unpaid interest on the Notes, (iii) third, to the payment of that portion of the Obligations constituting unpaid principal of the Notes, (iv) last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by any Requirements of Law.

(c) Subject to Section 3.3(b), all payments made by the Borrower upon the Notes (including, without limitation, payments of principal if prepaid or upon earlier acceleration) shall be paid proportionally among the Holders of the Notes, based upon the outstanding principal amounts of such Notes, and without setoff or counterclaim, including for Taxes.

Article 4
CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

4.1 Conditions to the Obligations of the Purchaser to Purchase the Notes on the Closing Date. The obligation of the Purchaser to purchase the Notes, fund the Purchase Price on the Closing Date and perform any obligations hereunder shall be subject to the reasonable satisfaction as determined by, or waived by, the Purchaser of the following conditions on or before the Closing Date; provided, that any waiver of a condition shall not be deemed a waiver of any breach of any representation, warranty, agreement, term or covenant, as specifically set forth elsewhere in this Agreement, or of any misrepresentation by the Borrower.

(a) Representations and Warranties. The representations and warranties contained in Article 6 hereof shall be true and correct in all material respects at and as of the Closing Date after giving effect to the Transactions.

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(b) Compliance with this Agreement. The Borrower shall have performed and complied with all of its agreements and conditions set forth or contemplated herein and the other Note Documents in all material respects that are required to be performed or complied with by the Borrower on or before the Closing Date, and the Purchaser shall have received at the Closing a certificate to the foregoing effect, dated the Closing Date, and executed by the chief executive officer or chief financial officer on behalf of the Borrower.

(c) Secretary’s Certificates. The Purchaser shall have received a certificate from each of the Borrower, dated the Closing Date and signed by the secretary, an assistant secretary, the chief financial officer or the chief executive officer of the Borrower, as applicable, certifying (i) that the attached copies of the Organizational Documents of the Borrower and resolutions of the board of directors or similar governing body of the Borrower approving the Note Documents to which it is a party and the Transactions are all true, complete and correct and remain unamended and in full force and effect, (ii) the incumbency and specimen signature of each officer of the Borrower executing any Note Document to which it is a party or any other document delivered in connection herewith and therewith on behalf of the Borrower and (iii) that each Loan Party and each of their respective subsidiaries are, individually, Solvent.

(d) Documents. The Purchaser shall have received true, complete and correct copies of the Note Documents signed by the Borrower and/or Guarantor, as applicable.

(e) Good Standing Certificates. The Borrower shall have delivered to the Purchaser as of a date not more than fifteen (15) days before the Closing Date, good standing certificates and/or certificates of existence, as the case may be, for the Borrower for which such a certificate is issuable by a Governmental Authority for the Borrower’s jurisdiction of incorporation or formation and all other jurisdictions where it does business.

(f) No Litigation. No action, suit or proceeding before any court or any Governmental Authority shall have been commenced or threatened in writing, no investigation by any Governmental Authority shall have been commenced and no action, suit or proceeding by any Governmental Authority shall have been threatened in writing against the Purchaser or the Loan Parties seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions.

(g) Fees, Etc. On the Closing Date, the Borrower shall have paid to the Purchaser all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to the Purchaser in accordance with the terms of the Note Documents.

(h) Consents. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Loan Parties reasonably necessary in connection with the execution, delivery or performance by the Loan Parties, or enforcement against the Loan Parties, of the Note Documents to which they are a party shall have been made or obtained and be in full force and effect, and the Purchaser shall have been furnished with appropriate evidence thereof.

(i) Closing Date Acquisition; Closing Date Acquisition Documents. Purchaser shall received (i) executed copies of the Closing Date Acquisition Documents and (ii) evidence of the consummation of the Closing Date Acquisition in accordance with Requirements of Law and in accordance with the terms of the Closing Date Acquisition Agreement, including, without limitation, written confirmation (including via email) from the applicable transfer agent that it has issued book entry positions in the Closing Shares (as defined in the Closing Date Acquisition Agreement), registered in the name of the

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Buyer (as defined in the Closing Date Acquisition Agreement), in form and substance reasonably satisfactory to the Purchaser.

(j) [Reserved].

(k) Vertical Investors Debt Documents. Purchaser shall have received final executed copies of the Vertical Investors Credit Agreement and each other Vertical Investors Debt Documents, all in form and substance satisfactory to the Purchaser.

(l) Stock Powers. Purchaser shall have received (i) executed stock powers, proxies or similar instruments of transfer with respect to all Capital Stock owned by TRNR in each of its Subsidiaries and (ii) original stock certificates (if any) representing such Capital Stock, all in form and substance satisfactory to the Purchaser.

(m) Closing Date Shares. TRNR shall have delivered to the Purchaser or its designee, the Closing Date Shares pursuant to the Securities Purchase Agreement.

(n) Additional Documents. The Purchaser shall have received each additional document, instrument, legal opinion or other item reasonably requested.

Article 5
CONDITIONS TO OBLIGATIONS OF THE LOAN PARTIES

The obligations of the applicable Loan Parties to issue the Notes and to perform their other obligations hereunder on the Closing Date shall be subject to the reasonable satisfaction as determined by, or waived by, the Borrower of the following conditions on or before the Closing Date:

5.1 Representations and Warranties. The representations and warranties of the Purchaser contained in Article 7 hereof shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date (and if as of another date, then as of such other date).

5.2 Compliance with this Agreement. The Purchaser shall have performed and complied in all material respects with all of the agreements and conditions set forth or contemplated herein that are required to be performed or complied with by it on or before the Closing Date.

Article 6
REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES

The following representations and warranties by the Borrower to the Purchaser are qualified by the Disclosure Schedules, which set forth certain disclosures concerning the Borrower and its business (provided that any fact or item disclosed with respect to one representation or warranty shall be deemed to be disclosed with respect to each other representation or warranty). The Borrower hereby represents and warrants to the Purchaser as of the date hereof as follows:

6.1 Existence and Power. Each Loan Party that is not a natural Person: (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (b) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged, except to the extent that the failure to so own, operate, lease or conduct would not reasonably be expected to have a Material Adverse Effect, (c) is duly qualified as a foreign entity, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business

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requires such qualification, except to the extent that the failure to so qualify would not result in a material liability to the Borrower or any of its Subsidiaries and (d) has the power and authority to execute, deliver and perform its obligations under each Note Document to which it is or will be a party and to borrow hereunder. The jurisdictions in which each Loan Party is organized and qualified to do business as of the Closing Date are listed on Schedule 6.1.

6.2 Corporate Authorization; No Contravention. The execution, delivery and performance by each Loan Party that is not a natural Person of each Note Document to which it is or will be a party and the consummation of the Transactions: (a) has been duly authorized by all necessary action on the part of such Loan Party, (b) do not and will not contravene or violate the terms of the Organizational Documents of any Loan Party or any amendment thereto or any Requirement of Law applicable to any Loan Party or any Loan Party’s assets, business or properties, (c) do not and will not (i) conflict with, contravene, result in any violation or breach of or default under any material Contractual Obligation of any Loan Party (with or without the giving of notice or the lapse of time or both) other than any right to consent, which consents have been obtained, (ii) create in any other Person a right or claim of termination or amendment of any material Contractual Obligation of any Loan Party, or (iii) require modification, acceleration or cancellation of any material Contractual Obligation of any Loan Party which could result in a material adverse effect, and (d) do not and will not result in the creation of any Lien (or obligation to create a Lien) against any property, asset or business of any Loan Party (other than Liens securing the Notes and Permitted Liens).

6.3 Governmental Authorization; Third Party Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law or material Contractual Obligation, and no lapse of a waiting period under a Requirement of Law or material Contractual Obligation, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party (other than any Loan Party that is a natural Person) of the Note Documents to which it is a party or the consummation of the Transactions, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created by the Loan Documents and (iii) consents, approvals, exemptions, authorizations or other actions that are not material to any Loan Party.

6.4 Binding Effect. Each Loan Party has duly executed and delivered the Note Documents to which it is a party and such Note Documents constitute the legal, valid and binding obligations of such Loan Party enforceable against it in accordance with their respective terms, except as enforceability may be limited by Applicable Insolvency Laws and similar laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.

6.5 Litigation. Except as set forth on Schedule 6.5, there are no legal actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party, threatened, at law, in equity, in arbitration or before any Governmental Authority against or affecting any Loan Party that could reasonably be expected to have individually or in the aggregate, a Material Adverse Effect. No injunction, writ, temporary restraining order, decree or any order or determination of any nature by any arbitrator, court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of the Note Documents or, to the knowledge of any Loan Party, which relates to the assets or the business of the Loan Parties, is outstanding.

6.6 Compliance with Laws. Except as set forth on Schedule 6.6, each Loan Party is in compliance with all Requirements of Law, except for such noncompliance that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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6.7 No Default or Breach. No event has occurred and is continuing or would result from the incurring of Obligations by the Loan Parties under the Note Documents which constitutes or, with the giving of notice or lapse of time or both, would constitute an Event of Default. No Loan Party is in default under or with respect to any material Contractual Obligation.

6.8 Closing Date Acquisition. The Closing Date Acquisition has been consummated in all material respects pursuant to the provisions of the Closing Date Acquisition Documents, true and complete copies of which have been delivered to the Purchaser, and in material compliance with all applicable Law.

6.9 Closing Date Acquisition Documents. Borrowers have provided to the Purchaser true, correct and complete copies of the Closing Date Acquisition Agreement and the other Closing Date Acquisition Documents, including true, correct and complete copies of the final disclosure schedules referenced in and/or attached thereto. To Borrowers’ knowledge, all of the representations and warranties set forth in the Closing Date Acquisition Documents are true and correct in all material respects (or in all respects to the extent the representation or warranty is already qualified by a materiality concept). All of the conditions precedent to the “Closing” as defined in the Closing Date Acquisition Agreement have been fulfilled (or waived to the satisfaction of Purchaser) other than the payment of the purchase price due at such Closing. Immediately upon the funding of the Notes, the “Closing” under the Closing Date Acquisition Agreement shall be consummated in accordance with the terms and conditions thereof and all applicable Laws, without material waiver of any term or condition thereof which has not been consented to by the Purchaser.

6.10 Taxes.

(a) Except as set forth on Schedule 6.10, each Loan Party has timely filed all federal, state and other material Tax Returns that it was required to file. All such Tax Returns were true, correct and complete in all material respects. All federal, state and other material Taxes due and payable by each Loan Party (whether or not shown on any Tax Return) have been paid or adequately reserved for in accordance with GAAP. Except as set forth on Schedule 6.10, no Loan Party is currently the beneficiary of any extension of time within which to file any Tax Return. No Loan Party has ever received a written claim by a Governmental Authority in a jurisdiction where any Loan Party does not file Tax Returns that any Loan Party is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of any Loan Party that arose in connection with any failure to timely pay any Tax.

(b) Except as set forth on Schedule 6.10, there is no action, suit, proceeding, investigation, examination, audit, or claim now pending or, to the knowledge of any Loan Party, threatened by any Governmental Authority regarding any Taxes relating to any Loan Party. No Loan Party has entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of such Person. No Loan Party has incurred, or will incur, any material Tax liability in connection with the Transactions.

6.11 CLMBR Sales Projections. Attached as Schedule 6.11 is the pro forma projected sales for all inventory of CLMBR for the fiscal year 2024 (the “CLMBR Sales Projections”). Such CLMBR Sales Projections represent the Borrowers’ good faith estimate of future performance.

6.12 Environmental Compliance.

(a) Hazardous Materials. No Hazardous Materials (i) are currently located on any properties owned, leased or operated by any Loan Party or any of its Subsidiaries in violation of any Environmental Law, or (ii) have been released by any Loan Party, or to the Loan Parties’ knowledge, any

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other Person, into the environment, or deposited, discharged, placed or disposed of at, on, under or near any of such properties in a manner that would require the taking of any action under any Environmental Law and have given rise to, or could reasonably be expected to give rise to, remediation costs and expenses on the part of the Loan Parties and Subsidiaries in excess of $100,000. No portion of any such property is being used, or, to the knowledge of any Loan Party, has been used at any previous time, for the disposal, storage, treatment, processing or other handling of Hazardous Materials in material violation of any Environmental Law nor to the Loan Parties’ knowledge is any such property affected by any Hazardous Materials Contamination. All written notifications of a release of Hazardous Materials required to be filed by or on behalf of any Loan Party or any of their respective Subsidiaries under any applicable Environmental Law have been filed or are in the process of being timely filed by or on behalf of the applicable Loan Party or Subsidiary.

(b) Notices Regarding Environmental Compliance. No notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to Borrowers’ knowledge, threatened by any Governmental Authority or other Person with respect to any (i) alleged violation by any Loan Party or any of their respective Subsidiaries of any Environmental Law, (ii) alleged failure by any Loan Party or any such Subsidiary to have any Permits required by applicable Environmental Law for the conduct of its business or to comply with the terms and conditions thereof, (iii) any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Materials or (iv) release of Hazardous Materials, in each case, that would reasonably be expected to have a Material Adverse Effect

(c) Properties Requiring Remediation. No property now owned or leased by any Loan Party or any of their respective Subsidiaries and, to Borrowers’ knowledge, no such property previously owned or leased by any Loan Party or any such Subsidiary, to which any Loan Party or any such Subsidiary has, directly or indirectly, transported or arranged for the transportation of any Hazardous Materials, is listed or, to Borrowers’ knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, or CERCLIS (as defined in CERCLA) or any state list or is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Loan Party or any such Subsidiary for clean‑up costs, remedial work, damage to natural resources or personal injury claims, including, but not limited to, claims under CERCLA or RCRA.

(d) Underground Storage Tanks. Except in each case as set forth on Schedule 6.12, no Loan Party or Subsidiary operates any underground storage tanks on any property owned or leased by any Loan Party or any of their respective Subsidiaries that (i) are not registered or permitted in accordance with applicable Environmental Laws or (ii) a Loan Party or Subsidiary is required to monitor, maintain, retrofit, upgrade, investigate, abate, remediate or remove under Environmental Law.

(e) Environmental Liens. Except in each case as set forth on Schedule 6.12, there are no Liens under or pursuant to any applicable Environmental Laws on any real property or other assets owned by any Loan Party or any of their respective Subsidiaries, and to the Loan Parties’ knowledge no actions by any Governmental Authority have been taken or are in process which could subject any of such properties or assets to such Liens.

For purposes of this Section 6.12, each Loan Party and each of their respective Subsidiaries shall be deemed to include any business or business entity (including a corporation) which is, in whole or in part, a predecessor of such Person for whose conduct such Loan Party or such Subsidiary bears liability by contract or by operation of law.

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6.13 [Reserved].

6.14 Investment Company/Government Regulations. The Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, or any federal or state statute or regulation limiting its ability to incur Debt.

6.15 [Reserved].

6.16 Capitalization. As of the Closing Date, after giving effect to the transactions contemplated under the Note Documents, the number of shares of issued and outstanding Capital Stock for each Borrower and each Subsidiary thereof shall be as set forth on Schedule 6.16, and such shares of Capital Stock are owned by the Persons in the respective amounts set forth on Schedule 6.16. All such outstanding Capital Stock has been duly authorized by all necessary action of the Borrower or such Subsidiary and has been validly issued and is free and clear of all Liens (other than Liens permitted under the Note Documents). The issuance of the foregoing Capital Stock is not and has not been subject to preemptive rights in favor of any Person other than such rights that have been waived and will not result in the issuance of any additional Capital Stock of the Borrower or any Subsidiary or the triggering of any anti-dilution or similar rights contained in any options, warrant, debentures or other securities or agreements of the Borrower or such Subsidiary. On the Closing Date, there will be no outstanding securities convertible into or exchangeable for Capital Stock of the Borrower or any Subsidiary or options, warrants or other rights to purchase or subscribe to Capital Stock of the Borrower or any Subsidiary or contracts, commitments, agreements, understandings or arrangements of any kind to which any Loan Party is a party (other than the Organizational Documents of such Loan Party) relating to the issuance of any Capital Stock of such Loan Party, any such convertible or exchangeable securities or any such options, warrants or rights.

6.17 Private Offering. No form of general solicitation or general advertising was used by any Loan Party or its representatives in connection with the offer or sale of the Notes to the Purchaser pursuant to this Agreement. Assuming the accuracy of the Purchaser’s representations and warranties contained in Article 7, no registration of the Notes pursuant to the provisions of the Securities Act or the state securities or “blue sky” laws will be required for the offer, sale or issuance of the Notes by any Loan Party to the Purchaser pursuant to this Agreement.

6.18 Broker’s, Finder’s or Similar Fees. Except as set forth on Schedule 6.18, there are no brokerage commissions, finder’s fees or similar fees or commissions payable in connection with the Transactions based on any agreement, arrangement or understanding with any Loan Party or any action taken by any Loan Party.

6.19 Labor Relations. No Loan Party is a party to any collective bargaining agreement.

6.20 Employee Benefit Plans. Within the five-consecutive-year period immediately preceding the first day of the year in which the Closing Date occurs neither any Loan Party nor any ERISA Affiliate thereof has contributed to, or has any actual or contingent, direct or indirect, liability in respect of, any employee benefit plan (as defined in Section 3(3) of ERISA) or other employee benefit arrangement.

6.21 Intellectual Property.

(a) Ownership and Use. Each Loan Party owns or has the right to use all Intellectual Property it currently uses in the operation of the business of the Borrower as presently conducted. Each

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item of Intellectual Property owned, licensed or used by any Loan Party immediately prior to the Closing will be owned, licensed or available for use by such Loan Party on substantially similar terms and conditions immediately following the Closing. The Loan Parties have taken commercially reasonable action to maintain and protect each item of Intellectual Property that it owns, licenses or uses. To the knowledge of the Loan Parties, each item of Intellectual Property owned, licensed or used by such Loan Party is valid and enforceable and otherwise fully complies in all material respects with all laws applicable to the enforceability thereof. However, the Loan Parties have not conducted any invalidity or enforceability searches or studies.

(b) No Violation or Infringement. No Loan Party has violated or infringed upon or otherwise come into conflict with any Intellectual Property of third parties, and no Loan Party has received any notice alleging any such violation, infringement or other conflict. To the knowledge of each Loan Party, no third party has infringed upon or otherwise come into conflict with any Intellectual Property of any Loan Party.

(c) Intellectual Property Listing. Schedule 6.21(c) identifies each patent or registration (including copyright, trademark, service mark and domain name) owned by a Loan Party (which is active and in force) with respect to any of such Loan Party’s Intellectual Property, identifies each patent application or application for registration (including pending applications) that such Loan Party has made with respect to any of its Intellectual Property, and identifies each material license, agreement or other permission that such Loan Party has granted to any third party (whether active and in force) with respect to any of its Intellectual Property. Schedule 6.21(c) also identifies each trade name or unregistered trademark or service mark owned by each Loan Party. With respect to each item of Intellectual Property required to be identified in Schedule 6.21(c) and except as expressly set forth on Schedule 6.21(c): (i) each Loan Party possesses all right, title and interest in and to the item, free and clear of any Liens other than Permitted Liens; (ii) the item is not subject to any order, award, decision, injunction, judgment, ruling, decree, charge, writ, subpoena or verdict entered, issued, made or rendered by any Governmental Authority or arbitrator (each, an “Order”); (iii) no proceeding, charge, complaint, claim, demand, notice, action, suit, litigation, hearing, audit, investigation, arbitration or mediation (in each case, whether civil, criminal, administrative, investigative or informal) is pending before any Governmental Authority, arbitrator or mediator (each, a “Proceeding”) or, to the knowledge of each Loan Party, is threatened or anticipated that challenges the legality, validity, enforceability, use or ownership of the item; and (iv) no Loan Party has agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item.

(d) Intellectual Property Licenses. Schedule 6.21(d) identifies each item of Intellectual Property other than off the shelf software that any Person other than any Loan Party owns and that such Loan Party uses pursuant to license, agreement or permission (an “Intellectual Property License”). With respect to each item of Intellectual Property required to be identified on Schedule 6.21(d) and except as expressly set forth on Schedule 6.21(d): (i) to the knowledge of each Loan Party, such item is not subject to any Order; (ii) to the knowledge of each Loan Party, no Proceeding is pending or is threatened or anticipated that challenges the legality, validity or enforceability of such item; and (iii) such Loan Party has not granted any sublicense or similar right with respect to the Intellectual Property License relating to such item.

6.22 Potential Conflicts of Interest. Other than as set forth on Schedule 6.22, no officer, director or manager (or equivalent Person), partner, stockholder or other security holder of the Borrower or any Subsidiary: (a) is an officer, director, manager, employee or consultant of, any Person that is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Borrower or its Subsidiaries; (b) has been a party to any material transaction

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with the Borrower or any Subsidiary; (c) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Borrower or any Subsidiary uses or contemplates using in the conduct of business; or (d) has any cause of action or other claim whatsoever against, or owes or has advanced any amount to the Borrower or any Subsidiary, except for advances in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, reasonable and customary expense reimbursements, and similar matters and agreements existing on the date hereof.

6.23 [Reserved].

6.24 Debt. Schedule 6.24 lists (a) the amount of all Debt of the Loan Parties and their Subsidiaries (other than Debt under this Agreement and any Debt being repaid on the date hereof) as of the Closing, (b) the Liens that relate to such Debt and that encumber the assets of such Persons, (c) the name of each lender thereof, and (d) the amount of any unfunded commitments, if any, available to such Persons in connection with any such Debt facilities.

6.25 Material Contracts. Schedule 6.25 lists all written contracts, agreements, commitments and other Contractual Obligations of the Loan Parties as of the Closing Date, other than (a) the Note Documents, (b) purchase orders in the ordinary course of business, and (c) any other written contracts, agreements, commitments and other Contractual Obligations of any Loan Party that do not extend beyond one year or involve the receipt or payment of not more than $100,000 in any one year. Except as set forth on Schedule 6.25, each of the contracts, agreements, commitments and other Contractual Obligations of any Loan Party required to be set forth on Schedule 6.25 is in full force and effect. Except as set forth on Schedule 6.25, each Loan Party has satisfied in full or provided for all of its liabilities and obligations under each material Contractual Obligation requiring performance prior to the date hereof in all material respects, and is not in default under any of them, nor does any condition exist that with notice or lapse of time or both would constitute such a default. To the knowledge of each Loan Party, no other party to any such material Contractual Obligation is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute such a default. Except as set forth on Schedule 6.25, no approval or consent of any Person is needed for the material Contractual Obligations to continue to be in full force and effect after giving effect to the Transactions.

6.26 Insurance. The properties of each Loan Party are insured with financially sound and reputable insurance companies that are not Affiliates of any Loan Party, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in locations where each Loan Party operates. Schedule 6.26 accurately summarizes all of the insurance policies or programs of the Loan Parties in effect as of the date hereof, and indicates the insurer’s name, policy number, expiration date, amount of coverage, type of coverage, annual premiums, exclusions and deductibles, and also indicates any self-insurance program that is in effect. All such policies will remain in full force and effect and will not terminate or lapse by reason of any of the Transactions.

6.27 Solvency. As of the Closing Date, after giving effect to the Transactions and the other transactions contemplated hereby to be consummated on the Closing Date in accordance with the terms hereof, each Loan Party is and each of the Borrower’s Subsidiaries are, individually, Solvent.

6.28 Licenses and Approvals. Except as set forth on Schedule 6.28 hereto, no Loan Party is a party to and has no knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or regulatory body or of any other proceedings which could be reasonably expected to materially and adversely affect the validity or continued effectiveness of the material Licenses of any Loan Party. No Loan Party has reason to believe that such material Licenses

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will not be renewed in the ordinary course. Each Loan Party has filed in a timely manner all material reports, applications, documents, instruments and information required to be filed by it pursuant to applicable rules and regulations or requests of every regulatory body having jurisdiction over any of its material Licenses.

6.29 OFAC. Neither any Loan Party nor any Affiliate of any Loan Party: (a) is a Sanctioned Person, (b) has any assets in Sanctioned Entities, or (c) derives any operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. The proceeds of the Notes will not be used and have not been used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

6.30 Disclosure. This Agreement, together with all exhibits and schedules hereto, the Note Documents, and the agreements, certificates and other documents furnished to the Purchaser by any Loan Party at the Closing, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

6.31 No Default. No Default or Event of Default exists or would result from the incurring of the Obligations by any Loan Party or the grant or perfection of the Liens on the Collateral or the consummation of the Transactions.

6.32 Government Contracts. The Borrower is not party to any Government Contracts.

Article 7
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants as follows:

7.1 Authorization; No Contravention. The execution, delivery and performance by the Purchaser of this Agreement: (a) is within its power and authority and has been duly authorized by all necessary action; and (b) does not contravene or violate the terms of its organizational documents or any amendment thereof.

7.2 Binding Effect. This Agreement has been duly executed and delivered by the Purchaser and this Agreement constitutes the Purchaser’s legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

7.3 No Legal Bar. The execution, delivery and performance of this Agreement by the Purchaser will not violate any Requirements of Law applicable to it.

7.4 Securities Laws.

(a) The Notes are being or will be acquired by the Purchaser hereunder for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in any transaction which would be in violation of state or federal securities laws or which would require the issuance and sale of the Notes hereunder to be registered under the Securities Act, subject, however, to the disposition of the Purchaser’s property being at all times within its control.

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(b) The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(c) The Purchaser understands that (i) the Notes constitute “restricted securities” under the Securities Act, (ii) the offer and sale of the Notes hereunder is not registered under the Securities Act or under any “blue sky” laws in reliance upon certain exemptions from such registration and that the Borrower is relying on the representations made herein by the Purchaser in its determination of whether such specific exemptions are available, and (iii) the Notes may not be transferred except pursuant to an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act and under applicable “blue sky” laws or in a transaction exempt from such registration.

7.5 Governmental Authorization; Third Party Consent. No approval, consent, compliance, exemption or authorization of any Governmental Authority or any other Person in respect of any Requirements of Law, and no lapse of a waiting period under Requirements of Law, is necessary or required in connection with the execution, delivery or performance by it or enforcement against the Purchaser of this Agreement.

Article 8
AFFIRMATIVE COVENANTS

Until the payment in full in Cash of all of the Obligations, the Loan Parties hereby jointly and severally covenant and agree with the Holders as follows:

8.1 Delivery of Financial and Other Information. The Borrower shall deliver or cause to be delivered to each Holder the following:

(a) If the Borrower or any Subsidiary shall be required to file reports with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, promptly upon its becoming available, one copy of each financial statement, report, notice or proxy statement sent by any such Person to stockholders generally, and, a copy of each annual, periodic or current report filed by any such Person with the Commission pursuant to such Sections, and any registration statement, or prospectus in respect thereof, filed by any such Person with any securities exchange or with federal or state securities and exchange commissions or any successor agency; provided, however, that nothing in this Section 8.1(d) shall require the Borrower or any of its Subsidiaries to make any filing under the Securities Act or the Exchange Act which the Borrower or its Subsidiaries are not otherwise obligated to make.

(b) On the first Business Day of each calendar month until the issuance of a Disclosure Notice, (i) a monthly sales report with respect to the preceding month, in form and substance satisfactory to the Required Holders, setting forth the inventory of CLMBR sold by month since the Closing Date and average sale price of such inventory by product or model, with comparative figures for the corresponding months set forth in the CLMBR Sales Projections and (ii) a monthly revenue report setting forth the total CLMBR Subscription Revenue by month since the Closing Date, in each case, all in reasonable detail and certified by an officer of Borrower as being true and correct.

(c) Such other information (including non-financial information) as any Holder may from time to time reasonably request.

8.2 Use of Proceeds. The Borrower shall use the proceeds of the Notes hereunder only as follows: (i) first, for the payment of fees and expenses in connection with the transactions contemplated

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hereunder and in the other Note Documents, (ii) second, to fund a portion of the cash purchase price of the Closing Date Acquisition and (iii) for general working capital.

8.3 Notice of Default. Promptly, and in any event within two (2) Business Days of becoming aware, each Loan Party will give notice in writing to the Holders upon becoming aware of the following: (a) the occurrence of any Default or Event of Default under this Agreement and specify the nature and period of existence thereof and what action such Loan Party is taking (and proposes to take) with respect thereto and (b) any development or other information outside the ordinary course of business of such Loan Party or any of its Subsidiaries and excluding matters of a general economic, financial or political nature which could reasonably be expected to have a Material Adverse Effect.

8.4 Conduct of Business. The Borrower and its Subsidiaries will, and will cause each of its Subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability Borrower in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted to the extent that the failure to maintain such qualification would not reasonably be expected to have a Material Adverse Effect.

8.5 Taxes and Claims. Each Loan Party will, and will cause each of its Subsidiaries to, timely file all federal and state and other material Tax Returns required by law and will pay when due all Taxes of such Loan Party or such Subsidiary, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP, which deferment of payment is permissible so long as no Lien other than a lien permitted hereunder has been entered and such Loan Party’s and its Subsidiaries’ title to, and its right to use, its Properties are not materially adversely affected thereby.

8.6 Insurance.

(a) Each Loan Party will, and will cause each of its Subsidiaries to, maintain insurance in such form and with such companies as are reasonably satisfactory to the Purchaser (it being acknowledged that the Loan Parties’ and Subsidiaries’ insurance companies as of the Closing Date are satisfactory), on all its Property in such amounts and covering such risks as is consistent with sound business practice, and maintain such insurance as is required by the terms of any Collateral Document. Each Loan Party will, and will cause each of its Subsidiaries to, furnish to the Holders upon request full information as to the insurance carried by it.

(b) Each Loan Party will, and will cause each of its Subsidiaries to, at all times keep its real and personal Property which is subject to the Lien of the Holders insured and cause such insurance relating to such Property or business to name the Purchaser as an additional insured and loss payee, as appropriate. At or prior to the Closing, each Loan Party shall furnish certificates of insurance issued on applicable Acord Forms for such Loan Party.

(c) If any Loan Party or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 8.6 or Section 8.13 or to timely pay or cause to be paid the premium(s) on any such insurance, or if any Loan Party shall fail to deliver all certificates with respect thereto, the Purchaser shall have the right (but shall be under no obligation), upon prior written notice to such Loan Party or such Subsidiary, to procure such insurance or pay such premiums, and such Loan Party agrees to reimburse the Purchaser, on demand, for all costs and expenses relating thereto.

8.7 Compliance with Laws. Each Loan Party will, and will cause each of its Subsidiaries to, comply with any and all Requirements of Law to which it may be subject including, without limitation, all

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Environmental Laws and obtain any and all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Property or to the conduct of its businesses, except where failure to do so could not reasonably be expected to have a Material Adverse Effect. Each Loan Party will, and will cause each of its Subsidiaries to, timely satisfy all material assessments, fines, costs and penalties imposed (after exhaustion of all appeals, provided a stay has been put in effect during such appeal) by any Governmental Authority against such Person or any Property of such Person.

8.8 Maintenance of Properties. Each Loan Party will, and will cause each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep its Property (other than Property that is obsolete, surplus, or no longer used or useful in the ordinary conduct of its business) in good repair, working order and condition, make all necessary and proper repairs, renewals and replacements such that its business can be carried on in connection therewith and be properly conducted at all times and pay and discharge when due the cost of repairs and maintenance to its Property, and pay all rentals when due for all real estate leased by such Person.

8.9 Audits and Inspection. Each Loan Party will, and will cause each of its Subsidiaries to, (i) permit any of the representatives of the Purchaser, at reasonable times during normal business hours and upon two (2) days’ prior notice not more frequently than once per Fiscal Quarter, to visit and inspect any of its Property, books of account, records and reports to examine, audit and make copies thereof and (ii) promptly upon request thereof, but not less than weekly, schedule and hold calls with the senior management of the Borrower, and to discuss its affairs, finances and accounts with, and to be advised as to the same by, its officers, employees and independent certified public accountants at such reasonable times and intervals as the Purchaser may designate, in each case, at such Loan Party’s expense, plus the Purchaser’s reasonable out-of-pocket expenses (including without limitation any travel expenses).

8.10 Issue Taxes. Each Loan Party shall pay all stamp duty or other court, documentary, intangible, recording, filing, or similar Taxes, if any, in connection with any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, the Notes, excluding, for the avoidance of doubt, any income Tax.

8.11 Delivery of Information by Holders. Each Holder is hereby authorized, to deliver a copy of any financial statement or other information made available by the Loan Parties or their Subsidiaries in connection herewith to any regulatory authority having jurisdiction over such Holder, pursuant to any request therefor by such regulatory authority, and may further divulge to any assignee or purchaser of any portion of the Notes or any prospective assignee or purchaser of any portion of the Notes, all information, and furnish to such Person copies of any reports, financial statements, certificates, and documents obtained under any provision of this Agreement, or related agreements and documents, provided that such prospective assignee or purchaser shall agree to maintain the confidentiality of such information.

8.12 Execution of Supplemental Documents. Each Loan Party will, and will cause each of its Subsidiaries to, execute and deliver to the Purchaser from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as the Purchaser may reasonably request, in order that the full intent of this Agreement or the Security Agreement, as applicable, may be carried into effect.

8.13 Post Closing Covenants.

(a) Deposit Account Control Agreements. Within forty-five (45) days, (or such longer period as may be agreed to by the Purchaser acting in its sole discretion) after the Closing Date, each Loan

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Party agrees to deliver or to cause to be delivered to the Purchaser, in form and substance reasonably satisfactory to the Purchaser, a control agreement for each deposit account (excluding Excluded Deposit Accounts) (as defined in the Security Agreement)).

(b) Insurance Endorsements. Within thirty (30) days (or such longer period as may be agreed to by the Purchaser acting in its sole discretion) after the Closing Date, each Loan Party agrees to deliver or cause to be delivered to the Purchaser the insurance endorsements required by Section 8.6.

(c) [Reserved].

(d) Lockbox Control Agreement. Within five (5) Business Days (or such longer period as may be agreed to by the Purchaser acting in its sole discretion) following the Closing Date, CLMBR agrees to deliver or to cause to be delivered to the Purchaser the CLMBR Lockbox Control Agreement.

(e) Confession of Judgement. Within ten (10) days (or such longer period as may be agreed to by the Purchaser acting in its sole discretion) following the Closing Date, the Borrower agrees to deliver or to cause to be delivered to the Purchaser a wet-ink duly executed and notarized copy of the confession of judgement attached to the Guaranty Agreement, in form and substance acceptable to Purchaser.

8.14 Further Assurances. Each Loan Party will, and will cause each of its Subsidiaries to, take any action reasonably requested by the Purchaser in order to effectuate the purposes and terms contained in this Agreement and any of the Note Documents.

8.15 Payment Account. The Borrower shall direct, or shall cause the direction of all proceeds of the CLMBR Subscription Revenue and any proceeds of the Collateral of CLMBR to be remitted directly to the Payment Account promptly (and in any event, within one (1) Business Day) upon receipt thereof.

8.16 Vertical Investors Credit Enhancements. If any holder of the Vertical Investors Debt receives any additional guaranty or other credit enhancement after the Closing Date from any Loan Party or Subsidiary thereof that has not also been provided to the Holders, without limitation of any Event of Default that may arise as a result thereof, the Borrowers shall cause the same to be granted to the Holders, subject to the terms of the Vertical Investors Subordination Agreement.

8.17 Securities Law Disclosure; Non-Public Information.

(a) Upon written notice of request therefore by Purchaser (such notice, a “Disclosure Notice”), TRNR shall, by 9:00 a.m. (New York City time) on the second (2nd) Business Day immediately following the Closing Date, shall file a Current Report on Form 8-K disclosing any and all material, non-public information delivered to any of the Purchaser or Holders by TRNR or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Note Documents. From and after the filing of such Form 8-K, the Borrower represents to the Holders that it shall have publicly disclosed all material, non-public information delivered to any of the Purchaser and Holders by the Borrower or any of their respective Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Note Documents.

(b) From and after the issuance of a Disclosure Notice, except with respect to the material terms and conditions of the transactions contemplated by the Note Documents, the Borrower covenants and agrees that neither it, nor any other Person acting on its behalf, will provide the Purchaser,

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Holders or any of their respective agents or counsel with any information that the Borrower believes constitutes material non-public information, unless prior thereto the Purchaser and/or Holders shall have entered into a written agreement with the Borrower regarding the confidentiality and use of such information. The Borrower understands and confirms that the Purchaser and Holders shall be relying on the foregoing covenant in effecting transactions in securities of the Borrower.

8.18 Hazardous Materials. No Loan Party will, or will permit any Subsidiary to, cause or suffer to exist any release or discharge of any Hazardous Material at, to or from any real property owned or operated by a Loan Party or a Subsidiary that would violate any Environmental Law, other than such violations that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.19 Securities Purchase Agreement. Each representation and warranty of TRNR in the Securities Purchase Agreement (each of which is hereby incorporated by reference) is true and correct in all material respects (without duplication of any materiality qualifiers contained therein) as of the date hereof, as qualified by the Disclosure Schedules (as defined in the Securities Purchase Agreement). All such representations and warranties shall be read mutatis mutandis.

8.20 Shareholder Approval. Within thirty (30) days following the Closing Date, the Company shall obtain the Shareholder Approval. For the purposes hereof “Shareholder Approval” means the approval of the holders of a sufficient amount of holders of the Common Stock to satisfy the shareholder approval requirements for such action as provided in Nasdaq Listing Rule 5635(a), to effectuate the issuance of the Conversion Shares and Warrant Shares in excess of the Maximum Amount (the “Exchange Cap”). Without limiting the forgoing, the Company shall hold a special meeting of shareholders on or before the date that is thirty (30) calendar days after the date that the Exchange Cap is reached for any Holder, for the purpose of obtaining the Shareholder Approval, with the recommendation of the Company’s board of directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Company shall use its reasonable best efforts to obtain such Shareholder Approval. If the Company does not obtain Shareholder Approval at the first meeting, the Company shall call a meeting as often as possible thereafter to seek Shareholder Approval until the Shareholder Approval is obtained. Until such approval is obtained, the Holder shall not be issued shares of Common Stock in an amount greater than the Exchange Cap.

Article 9
NEGATIVE COVENANTS

Until the payment in full in Cash of all of the Obligations, the Loan Parties hereby jointly and severally covenant and agree with the Holders as follows:

9.1 Limitations on Debt. No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Debt, without the Purchaser’s prior written consent (which may be withheld in Purchaser’s sole discretion), except for (a) the Obligations, (b) the Vertical Investors Debt, (c) the obligations under the Behar Settlement Agreement or (d) Debt subordinated to the Obligations hereunder on terms and conditions acceptable to the Purchaser in its sole discretion, including, without limitation, the Subordinated Debt.

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9.2 Liens. No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

(a) Liens for Taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves in accordance with GAAP;

(b) Liens on assets arising out of pledge or deposits under workers’ compensation, unemployment insurance, pension, social security, retirement benefits or similar legislation in the ordinary course of business consistent with past practice;

(c) capital leases to the extent permitted under Section 9.1;

(d) Liens subordinated to the Liens securing the Obligations on terms and conditions acceptable to Purchaser in its sole discretion;

(e) Liens securing the Obligations;

(f) Liens granted on the assets of TRNR securing the Vertical Investors Debt;

(g) deposits to secure the performance of bids, trade contracts and leases (other than Debt), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(i) Liens securing judgments for the payment of money not constituting an Event of Default under Section 11.1(j);

(j) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

(k) Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits; and

(l) Liens of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection.

9.3 Restricted Payments. Except for (1) dividends and distributions to TRNR to the extent necessary to permit TRNR to maintain its legal existence and to pay reasonable out-of-pocket general administrative costs and expenses incurred in connection therewith, which are disclosed to the Holders not later than five (5) Business Days prior to the payment thereof and (2) payments by TRNR required to be made pursuant to the 3i Transaction Documents, which are disclosed to the Holders upon payment thereof, none of the Borrower nor any of its Subsidiaries shall (a) declare or pay any dividends on any of its Capital Stock, (b) purchase or redeem any Capital Stock, (c) make any other distribution to holders of its Capital Stock, (d) prepay, purchase or redeem any other Debt that is subordinated to the Obligations, or (e) set aside funds for any of the foregoing.

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9.4 Loans. The Borrower shall not, nor shall the Borrower permit any of its Subsidiaries to, make any loans or pay any advances of any nature whatsoever to any Person, except advances in the ordinary course of business to (a) other Loan Parties, vendors, suppliers and contractors and (b) officers, managers and employees for travel and other business expenses in accordance with the policies of the Borrower or such Subsidiary as in effect on the date hereof.

9.5 Investments. No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, make or suffer to exist any investments or commitments therefor, without the Purchaser’s prior written consent of the required holders, except (a) Cash Equivalents (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sales of goods or services to unaffiliated third parties in the ordinary course of business; (c) investments received in connection with any Insolvency Proceedings in respect of any customers, suppliers or clients of the Borrower; (d) investments in the Subsidiaries existing on the date hereof; and (e) Capital Expenditures permitted by Section 9.11.

9.6 Mergers, Consolidations, Sales. No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, without the prior written consent of the Required Holders, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or, except in the ordinary course of its business, sell, transfer, convey or lease all or any substantial part of its assets, unless in connection with any such transaction all amounts owing under the Notes are paid in full. Notwithstanding the foregoing provisions of this Section 9.6, (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower and (b) any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of its Property (upon voluntary liquidation or otherwise) to the Borrower.

9.7 Subsidiaries. The Borrower shall not create any Subsidiary or invest in or acquire minority interests in any other entity without the prior written consent of the Required Holders. Subject to the first sentence of this Section 9.7, if any Loan Party creates, forms or acquires any Subsidiary on or after the Closing Date, such Subsidiary shall become a Loan Party hereunder and agrees to assume all obligations of Borrower hereunder as if such Subsidiary was an issuer of the Note on the Closing Date. The Borrower will promptly thereafter (and in any event within three (3) days after such creation or acquisition), cause such Person to (i) grant to the Purchaser a perfected security interest in, and Lien on, all Collateral owned by such Person by delivering to the Purchaser a duly executed supplement to each Collateral Document or such other document as the Purchaser shall deem appropriate for such purpose and comply with the terms of each Collateral Document, (ii) deliver to the Purchaser such original Capital Stock or other certificates and stock or other transfer powers evidencing the Capital Stock of such Person (if such Capital Stock is certificated), (iii) if such Capital Stock is not certificated, deliver an irrevocable proxy and other documentation reasonably requested by the Purchaser to perfect the Purchaser’s security interest in such Capital Stock, in form and substance reasonably satisfactory to the Purchaser, (iv) execute a joinder to this Agreement joining such Subsidiary as an issuer of the Note, as if such Subsidiary had been an issuer of the Note on the Closing Date, (v) deliver to the Purchaser such documents and certificates referred to in Section 4.1 as may be reasonably requested by the Purchaser, (vi) deliver to the Purchaser such updated schedules to the Note Documents as requested by the Purchaser with regard to such Person and (vii) deliver to the Purchaser such other documents as may be reasonably requested by the Purchaser, in each case, in form, content and scope reasonably satisfactory to the Purchaser.

9.8 Amendment to Organizational Documents. The Borrower will not, nor will it permit any of its Subsidiaries to amend, modify or waive any term or material provision of such Person’s Organizational Documents unless (a) required by law or (b) such amendment, modification or waiver could not reasonably be expected to have a Material Adverse Effect on the Holders’ rights under the Note Documents (including in their capacity as holders of the Capital Stock of the Borrower) or any Loan Party’s

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obligations under the Note Documents, and the Loan Parties provide the Holders not less than ten (10) Business Days’ prior written notice of such amendment, modification or waiver.

9.9 Restrictive Agreements. No Loan Party will be or become, or cause or permit any Subsidiary to be or become, a party to any contract or agreement which at the time of becoming a party to such contract or agreement materially limits such Person’s ability to perform under this Agreement or under any other Note Document without the prior written consent of the Required Holders.

9.10 Capital Expenditures. No Loan Party shall make, or cause or permit any Subsidiary to make, any Capital Expenditure or enter into any Capitalized Lease if the aggregate amount of all Capital Expenditures (including the Capital Expenditure in question) made by the Loan Parties and their Subsidiaries, determined on a consolidated basis, during any Fiscal Year made or required to be made by the Loan Parties and their Subsidiaries, determined on a consolidated basis during such Fiscal Year would exceed $100,000.

9.11 Transactions with Affiliates.

(a) No Loan Party shall, nor permit any of its Subsidiaries to, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Loan Party or any of its Subsidiaries except for the transactions set forth on Schedule 9.11 or other transactions that are in the ordinary course of any Loan Parties’ and its Subsidiaries’ business, upon fair and reasonable terms that are no less favorable to such Loan Party or such Subsidiary than would be obtained in an arm’s length transaction with a non-affiliated Person.

(b) Without limitation of the foregoing, each Loan Party shall strictly enforce all non-compete or similar agreements between such Loan Party and its employees, officers, directors and Affiliates, and shall not permit any such Person to conduct any business in competition with or relating to the business of any Loan Party except through and for the benefit of the Loan Parties.

9.12 Additional Negative Pledges. Create or otherwise cause or suffer to exist or become effective, directly or indirectly, (a) any prohibition or restriction (including any agreement to provide equal and ratable security to any other Person in the event a Lien is granted to or for the benefit of Purchaser or the Holders) on the creation or existence of any Lien upon the assets of the Borrower or any Subsidiary, other than or (b) any Contractual Obligation which may restrict or inhibit Purchaser’s rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default.

9.13 Use of Proceeds. No Loan Party shall use any proceeds of the sale of the Notes hereunder to, directly or indirectly, purchase or carry any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any “margin stock” in violation of the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

9.14 Fiscal Year and Accounting Changes. No Loan Party shall change its fiscal year from December 31 or make any significant change (a) in accounting treatment and reporting practices except as required by GAAP or (b) in Tax reporting treatment except as required by law.

9.15 Disposition of Assets. The Borrower shall not sell, assign, lease, convey, transfer or otherwise dispose of all or any portion of any Property (including accounts receivable, with or without recourse) or enter into any agreement to do any of the foregoing other than in the ordinary course of business.

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9.16 No Settlement. The Borrower shall not settle any dispute, litigation or claim involving the Borrower (including the execution of any confession of judgment or similar instrument) other than out of court settlements of accounts receivable with its customers and accounts payables with its vendors in the ordinary course of business.

9.17 Anti-Layering. The Borrower shall not, or permit any of its Subsidiaries to, create, incur, assume, permit to exist, guarantee, or in any other manner become liable with respect to any Dent, other than the Notes, that is contractually subordinate in right of payment to the Vertical Investors Debt unless such Debt is otherwise permitted by the terms hereof and is subordinated to the Obligations.

9.18 No Assignment of Vertical Investors Debt. The Borrower shall not, or permit any of its Subsidiaries or Affiliates to, acquire, including by participation, or hold, directly or indirectly, any Vertical Investors Debt.

9.19 Certain Amendments. TRNR will not, without the prior written consent of the Purchaser, in its sole discretion, permit or suffer to exist any amendments, restatements, supplements or other modifications to the 3i Transaction Documents, Tumim ELOC Documents, Behar Settlement Agreement or any Subordinated Debt Documents the effect of which would be adverse to the Purchaser or any Holder solely in their respective capacities as a holder of the Obligations.

Article 10
CONVERSION OPTION

10.1 Conversion Option. Each Holder shall have the right, but not the obligation to elect to convert, at any time, in whole or in part, such Holder’s Notes in the manner described in Section 10.2.

10.2 Conversion. The Notes shall be convertible into that number of common shares of the Company equal to the quotient resulting by dividing the outstanding principal balance of the Notes to be converted by the Conversion Price (any such shares upon conversion, the “Conversion Shares”).

10.3 Procedure for Conversion. A Holder shall exercise its right to convert the Notes into the Conversion Shares by delivering a written notice to the Company in the form attached hereto as Exhibit C (the “Conversion Notice”) indicating its desire to convert all or a portion of its Note into Conversion Shares and the effective date of the conversion. Upon the effective date of conversion set forth in the Conversion Notice, the Company shall be deemed to have exchanged the Conversion Shares for that portion of the Obligations represented by the Notes so converted, the Conversion Shares shall be issued to the Purchaser, without further action by any party, and on and after the Conversion Date the Purchaser shall be treated for all purposes as the record holder of such Conversion Shares. As soon as practicable after delivery of the Conversion Notice, the Company shall deliver to such Holder a replacement Note in a principal amount equal to the remaining principal balance of such Holder’s Note after giving effect to the conversion set forth herein, and the Holder shall surrender the Notes (or provide the Company with a notice to the effect that the original Notes have been lost, stolen or destroyed and an agreement reasonably acceptable to the Company whereby the Purchaser agrees to indemnify the Company from any loss incurred by it in connection with such notice) to the Company; provided that any delay or failure to do so shall not in any way affect the exchange and conversion of the Obligations to the Conversion Shares, the issuance of the Conversion Shares. The Company shall, as soon as practicable after conversion of the Note, issue and deliver to the Holder a certificate or certificates for the number of shares of Conversion Securities to which the Holder shall be entitled upon such conversion.

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10.4 Adjustments to Conversion Price. In the event that the Company effects a split of any Capital Stock, the Conversion Price shall automatically be adjusted by multiplying the Conversion Price by the smallest fraction applicable to each share or unit of Capital Stock subject to the applicable split.

10.5 Limitations on Conversions. Notwithstanding anything to the contrary contained herein, prior to the Company obtaining Shareholder Approval, the Company shall not effect the conversion of any portion of the Notes, and the Holder shall not have the right to convert any portion of the Notes, pursuant to the terms and conditions of the Notes and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the aggregate amount of shares of Common Stock issued pursuant to (i) the conversion of the Notes; (ii) the exercise of Warrant No. TW-1 issued by the Company to the Holder as of even date herewith, and (iii) the exercise of Warrant No. TW-2 issued by the Company to the Holder as of even date herewith, would exceed 432,283 shares of Common Stock (the “Maximum Amount”, subject to appropriate adjustment for any stock dividend, stock split, stock combination, rights offerings, reclassification or similar transaction that proportionately decreases or increases the Common Stock). In addition, at all times, regardless of whether the Company has obtained Shareholder Approval, the Company shall not effect the conversion of any portion of the Notes, and the Holder shall not have the right to conversion any portion of the Notes, pursuant to the terms and conditions of the Notes and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of the Notes with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining balance of the Notes beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 10.5. For purposes of this Section 10.5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of the Notes, in determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of the Notes without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Conversion Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 10.5, to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Conversion Shares to be purchased pursuant to such Conversion Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”). For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case,

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the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Notes, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of the Notes results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of the Notes in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert the Notes pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 10.5 to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 10.5 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of the Notes

Article 11
EVENTS OF DEFAULT

11.1 Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a) Default in the payment, after such amounts become due, of the principal of the Notes (whether at redemption, upon acceleration or otherwise), any interest accrued thereon, any fees payable in connection therewith;

(b) [Reserved];

(c) Any representation or warranty made by or on behalf of any Loan Party or Guarantor in any of the Note Documents, or any document contemplated by the Note Documents, is incorrect in any material respect (or in any respect if such representation, warranty, or financial statement is by its terms already qualified as to materiality) when made (or deemed made);

(d) Failure by the Borrower or any of its Subsidiaries to comply with any term, covenant or provision contained in Sections 8.1, 8.13 or Article 9 of this Agreement;

(e) Failure by any Loan Party to comply with or to perform any other provision of this Agreement (and not constituting an Event of Default under any other provision of this Article 11) and such failure continues unremedied for a period of five (5) days (or such longer period as may be agreed to by the

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Purchaser) after the earlier of (i) written notice thereof is received by any Loan Party in accordance with Section 13.2 or (ii) a Loan Party obtains knowledge of such failure;

(f) Failure of any Loan Party or any Subsidiary to pay within five (5) days from the date due any payments under any payable or other obligation of the Borrower or its Subsidiaries exceeding $100,000 individually or in the aggregate; or the default by such Loan Party or any Subsidiary in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement pursuant to which any such payable or obligation was created or is governed (after the expiration of any applicable cure period, if any), or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or the applicable counterparty to cause, such payable or obligation to become due prior to its stated maturity;

(g) After the passing of any notice and opportunity to cure provided in such agreement, default in the payment within fifteen (15) days from the date due, or in the performance or observance of, any material obligation of, or condition agreed to by any Loan Party or any Subsidiary with respect to any material purchase or lease of goods or services of $100,000 or more;

(h) Any Loan Party or any Subsidiary or Guarantor (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing;

(i) Any involuntary Insolvency Proceeding is commenced or filed against any Loan Party or any Subsidiary or Guarantor, or any writ, judgment, warrant of attachment, warrant of execution or similar process is issued or levied against a substantial part of any Loan Party’s or Subsidiary’s or Guarantor’s properties which is not stayed or dismissed within thirty (30) days; (ii) any Loan Party or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Loan Party or any Subsidiary or Guarantor acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor) or other similar Person for itself or a substantial portion of its property or business;

(j) Other than as forth on Schedule 11.1(j), one or more judgments, orders, decrees or arbitration awards is entered against a Loan Party or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), as to any single or related series of transactions, incidents or conditions, of $25,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

(k) Any non-monetary judgment, order or decree is entered against a Loan Party or any Subsidiary which has or would reasonably be expected to have a Material Adverse Effect;

(l) Any Collateral Document shall cease to be in full force and effect; or any Loan Party or any Person by, through or on behalf of any Loan Party, shall contest in writing the validity or enforceability of any Collateral Document;

(m) The Guaranty Agreement shall cease to be in full force and effect; or the Guarantor or any Loan Party or any Person by, through or on behalf of any Loan Party or the Guarantor, shall contest in writing the validity or enforceability of the Guaranty Agreement;

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(n) The occurrence of a Change of Control or Guarantor Change of Control;

(o) The trading of TRNR’s common shares shall be suspended by the SEC, the Principal Market or FINRA, or otherwise halted for any reason, and such common stock shall not be approved for listing or quotation on or delisted from the Principal Market;

(p) Any financial statement required to have been filed by TRNR with the SEC pursuant to the reporting requirements of the Exchange Act shall not have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act;

(q) Any Material Adverse Effect occurs;

(r) The Security Agreement shall fail to secure a valid and perfected lien on any Collateral (as defined in the Security Agreement), including, without limitation, one hundred percent (100%) of the Capital Stock of the Borrower and any other Subsidiary of the Borrower;

(s) The Woodway Distribution Agreement shall be terminated or otherwise cease to be in full force and effect or shall be amended, restated, supplemented or otherwise modified without the prior written consent of the Holders;

(t) (i) The actual sales of the inventory of CLMBR inventory since the Closing Date shall be less than seventy five percent (75%) of the projected sales as set forth in the CLMBR Sales Projections or (ii) the average per product or model sales price of any CLMBR inventory, tested at the end of each month on a cumulative basis from the Closing Date until the end of such month commencing with the month ending March 31, 2024, shall be less than $2,500 (provided that such average shall be calculated disregarding the sale of any demonstration units in an amount not to exceed 250 such demonstration units);

(u) CLMBR Subscription Revenue with respect to any month shall be less than seventy percent (70%) of the monthly average CLMBR Subscription Revenue for the three-month period preceding the Closing Date; or

(v) Any Subordination Agreement shall cease to be in full force and effect; or any Loan Party or any Person by shall contest in writing the validity or enforceability of any Subordination Agreement.

11.2 Acceleration. If an Event of Default occurs under Section 11.1(a), (h), (i) or (o), then the outstanding principal of and interest on the Notes shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived. If any other Event of Default occurs and is continuing, the Required Holders, by written notice to the Borrower, may declare the principal of and interest on the Notes to be due and payable immediately. Upon any such declaration of acceleration, such principal and interest shall become immediately due and payable, each holder of any Note shall be entitled to exercise all of its rights and remedies hereunder and under its Note whether at law or in equity.

11.3 Set-Off. Upon the occurrence and during the continuation of an Event of Default, in addition to all other rights and remedies that may then be available to any Holder of Notes, each such Holder is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) to set-off and apply any and all indebtedness at any time owing by such Holder to or for the credit or the account of the Borrower or its Subsidiaries against all amounts which may be owed to such Holder by the Borrower or its Subsidiaries in connection with this Agreement

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or any Notes. If any Holder of Notes shall obtain from any Borrower payment of any principal of or interest on any Note or payment of any other amount under this Agreement or any Note held by it or any other Note Document through the exercise of any right of set-off, and, as a result of such payment, such Holder shall have received a greater percentage of the principal, interest or other amounts then due hereunder by the Borrower to such Holder than the percentage received by any other Holders, it shall promptly make such adjustments with such other Holders from time to time as shall be equitable, to the end that all the Holders of Notes shall share the benefit of such excess payment (net of any expenses which may be incurred by such Holder in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Notes or other amounts (as the case may be) owing to each of the Holders of the Notes. To such end, all the Holders of the Notes shall make appropriate adjustments among themselves if such payment is rescinded or must otherwise be restored. Any Holder of any Note taking action under this Section 11.3 shall promptly provide notice to the Borrower of any such action taken; provided, that the failure of such Holder to provide such notice shall not prejudice its rights hereunder.

11.4 Cumulative Remedies. The enumeration of the rights and remedies of the Purchaser set forth in this Agreement is not intended to be exhaustive and the exercise by the Purchaser of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Note Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Purchaser in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Purchaser or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Note Documents or to constitute a waiver of any Event of Default.

Article 12
INDEMNIFICATION

12.1 Indemnification. In addition to all other sums due hereunder or provided for in this Agreement, the Borrower and its Subsidiaries, jointly and severally, shall indemnify and hold harmless each Purchaser and its Affiliates and their respective officers, directors, agents, employees, Subsidiaries, partners, members, attorneys, accountants and controlling persons (each, an “Indemnified Party”) to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel and costs of investigation incurred by an Indemnified Party in any action or proceeding between the Borrower or any of its Subsidiaries and such Indemnified Party (or Indemnified Parties) or between an Indemnified Party (or Indemnified Parties) and any third party or otherwise) or other liabilities or losses (collectively, “Liabilities”), in each case resulting from or arising out of any breach of any representation or warranty, covenant or agreement of the Borrower or any of its Subsidiaries in this Agreement or any other Note Document, including without limitation, the failure to make payment when due of amounts owing pursuant to this Agreement or any other Note Document, on the due date thereof (whether at the scheduled maturity, by acceleration or otherwise) or any legal, administrative or other actions (including, without limitation, actions brought by any holders of equity or Debt of the Borrower or any of its Subsidiaries or derivative actions brought by any Person claiming through or in the Borrower’s or any of its Subsidiaries’ name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of the Note Documents, the transactions contemplated thereby, or any Indemnified Party’s role therein or in the transactions contemplated thereby; provided, however, that the Borrower and its Subsidiaries shall not be liable under this Section 12.1 to an Indemnified Party to the extent such Liabilities resulted from the willful misconduct or gross negligence of such Indemnified Party; provided, further, that

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if and to the extent that such indemnification is unenforceable for any reason other than willful misconduct or gross negligence, the Borrower and its Subsidiaries, jointly and severally, shall make the maximum contribution to the payment and satisfaction of such Liabilities which shall be permissible under Requirements of Law. In connection with the obligation of the Borrower and its Subsidiaries to indemnify for expenses as set forth above, each of the Borrower and its Subsidiaries further agrees, upon presentation of invoices, to reimburse each Indemnified Party for all such expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel and costs of investigation incurred by an Indemnified Party in connection with any Liabilities) as they are incurred by such Indemnified Party.

12.2 Procedure; Notification. Each Indemnified Party under this Article 12 will, after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Borrower and its Subsidiaries under this Article 12, notify the Borrower in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Borrower of any such action shall not relieve the Borrower or any of its Subsidiaries from any liability which it may have to such Indemnified Party unless such omission substantially and irrevocably impairs the Borrower’s or any of its Subsidiaries’ ability to defend the action, claim or other proceeding. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the Borrower of the commencement thereof, the Borrower shall, with Purchaser’s consent, be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which the Borrower or any of its Subsidiaries, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Borrower’s or such Subsidiary’s expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Borrower or any of its Subsidiaries, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable. Each of the Borrower and its Subsidiaries agrees that it will not, without the prior written consent of the Required Holders, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless (i) such settlement, compromise or consent includes an unconditional release of the Purchaser and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding (ii) the Borrower has provided reasonable prior notice thereof and (iii) the Purchaser has provided its prior written consent to such settlement, compromise or consent, which consent will not be unreasonably withheld or delayed. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

Article 13
MISCELLANEOUS

13.1 Survival of Representations and Warranties . All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Purchaser, acceptance of the Notes and payment therefor, or termination of this Agreement.

13.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier (with receipt confirmed), courier service, e-mail or personal delivery:

(a) if to the Purchaser:

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Treadway Holdings LLC

c/o Hutton Ventures LLC

207 W. 25th Street

9th Floor

New York, NY 10001

Facsimile: (212) 656-1214

Email Address:

Attention:

With a copy (which shall not constitute notice) to:

K&L Gates LLP

599 Lexington Avenue

New York, NY 10022

Facsimile: (212) 536-3901

Attention: Ed Dartley, Esq.

(b) if to the Borrower or any Subsidiary:

Interactive Strength, Inc.

1005 Congress Avenue, Suite 925

Austin, Texas 78701

Attention: Trent A. Ward, Chief Executive Officer

Phone: (512) 885-0035

Email: trent@formelife.com

With a copy (which shall not constitute notice) to:

Lucosky Brookman LLP

101 Wood Avenue South

Woodbridge, New Jersey 08830

Attention: Seth Brookman, Esq.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; if mailed, five (5) Business Days after being deposited in the mail, postage prepaid; or if telecopied, when receipt is acknowledged.

13.3 Successors and Assigns.

(a) This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, the Purchaser may transfer any of its Notes in whole or in part and may assign its rights under the Note Documents at any time. The Purchaser may, without the consent of the Borrower, assign, bifurcate, syndicate, sell, securitize or grant a participation in all or any portion of the Obligations in a private transaction not constituting a public offering, and the Borrower hereby agrees to cooperate in any such transaction. Such transaction shall be negotiated, executed and performed at the Purchaser’s cost and expense; provided that, the Borrower shall be responsible for its own legal fees in connection therewith.

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(b) Any Holder may at any time, without the consent of, or notice to Borrower, sell to one or more Persons participating interests in its Notes or other interests hereunder (any such Person, a “Participant”). In the event of a sale by a Holder of a participating interest to a Participant, (i) such Holder’s obligations hereunder shall remain unchanged for all purposes, (ii) Borrower shall continue to deal solely and directly with such Holder in connection with such Holder’s rights and obligations hereunder and (iii) all amounts payable by Borrower shall be determined as if such Holder had not sold such participation and shall be paid directly to such Holder. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 13.4. Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Holder under this Agreement; provided that such right of setoff shall be subject to the obligation of each Participant to share with Holders, as provided in Section 11.3. In the event that a Holder sells a participation, the Holder, as a non fiduciary agent on behalf of the Borrower, shall maintain (or cause to be maintained) in the United States a register (the “Participant Register”) on which it enters the name and addresses of all participants in the Obligations held by it and the rights of such participants in the Obligations (including principal amount, interest thereon, and fees of the portion of such Obligations that is subject to such participations). No Holder shall have an obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Obligation), except as otherwise required by applicable law and to the Borrower at their reasonable request and then, solely to the extent that such disclosure is required to establish that such participation or Obligation is in registered form under Sections 5f.103-1(c) and 1.871-14(c) of the Treasury Regulations. Any participation or transfer thereof may be effected only by the registration of such participation on the Participant Register.

(c) The Borrower may not assign any of its rights, or delegate any of its obligations, under this Agreement without the prior written consent of the Required Holders, and any such purported assignment by the Borrower without the written consent of the Required Holders shall be void and of no effect. Except as provided in Article 12, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the Note Documents.

13.4 Amendment and Waiver.

(a) No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for in this Agreement are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

(b) Any amendment, waiver, supplement or modification of or to any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Borrower and the Required Holders (unless such provision specifically states that such approval is only required by the Purchaser) and (ii) only in the specific instance and for the specific purpose for which made or given.

(c) Except where notice is specifically required by this Agreement, no notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

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13.5 Signatures; Counterparts. Facsimile transmissions of any executed original document and/or retransmission of any executed facsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm facsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

13.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

13.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

13.8 JURISDICTION, JURY TRIAL WAIVER, ETC.

(a) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT THE ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 13.2.

(b) EACH LOAN PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES, OR ANY OF THE OTHER NOTE DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH OF LOAN PARTIES AND THEIR SUBSIDIARIES (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE PURCHASER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE PURCHASER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT THE PURCHASER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AND THE OTHER NOTE DOCUMENTS TO WHICH IT IS PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

13.9 Severability. If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Agreement. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement

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with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

13.10 Rules of Construction. Unless the context otherwise requires, “or” is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

13.11 Entire Agreement. This Agreement, together with the exhibits and schedules hereto and the other Note Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained in this Agreement, the exhibits and schedules hereto and the other Note Documents. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Note Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

13.12 Certain Expenses. The Borrower will pay all expenses of the Purchaser (including, without limitation, reasonable fees, charges and disbursements of counsel to the Purchaser) in connection with (a) any enforcement, amendment, supplement, modification or waiver of or to any provision of this Agreement or any of the other Note Documents or any documents relating thereto (including, without limitation, a response to a request by the Borrower for the consent of the Required Holders or the Purchaser to any action otherwise prohibited hereunder or thereunder), (b) consent to any departure from, the terms of any provision of this Agreement or such other documents, and (c) any redemption of the Notes or any equity or other interests in the Borrower or any Subsidiary of the Borrower owned by such Holder.

13.13 Publicity. Except as may be required by Requirements of Law (including filings by any Holder with the United States Securities Exchange Commission as required under the Securities Act or other applicable law), none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other party hereto. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon. Notwithstanding anything herein to the contrary, any party to this Agreement and the other Note Documents (and any employee, representative, or other agent of any such party) may disclose to any and all persons, without limitation of any kind, such party’s tax treatment and the tax structure of the Transactions and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, notwithstanding the above, any such information and materials shall be kept confidential to the extent necessary to comply with applicable securities laws. Notwithstanding anything herein to the contrary, the Borrower shall be permitted to disclose this Agreement and the Note Documents to any Governmental Authority in connection with any licensing or accreditation necessary or desirable to the conduct of the Borrower’s business (it being understood that the Borrower shall provide advance notice of such disclosure to the Purchaser, to the extent practicable).

13.14 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be required or desirable to carry out or to perform the provisions of this Agreement, including without limitation, any post-closing assignment(s) by any Holder of a portion of the Notes to a Person not currently a party hereto, subject to the limitations set forth herein.

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13.15 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Note Documents. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any Note Document, this Agreement or such other Note Document shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement or any other Note Document. No knowledge of, or investigation, including without limitation, due diligence investigation, conducted by, or on behalf of, the Purchaser or any other Holder shall limit, modify or affect the representations set forth in Article 6 of this Agreement or the right of any Holder to rely thereon.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

Borrower:

INTERACTIVE STRENGTH INC.

By:/s/ Trent Ward

Name: Trent Ward

Title: CEO

CLMBR HOLDINGS LLC

By:/s/ Trent Ward

Name: Trent Ward

Title: CEO

[signature pages continue]

[Note Purchase Agreement]

Purchaser:

TREADWAY HOLDINGS LLC

By:/s/ Ron Friedman

Name: Ron Friedman

Title: Authorized Signatory

[Note Purchase Agreement]

Schedule 2.1

Commitments

Purchaser	Notes
TREADWAY HOLDINGS LLC	$6,000,000
Total	$6,000,000

Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of February 1, 2024, between Interactive Strength Inc., a Delaware corporation (the “Company”), and Treadway Holdings LLC, a Delaware limited liability company (including its successors and permitted assigns, the “Purchaser”).

PREAMBLE

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

Article I.

DEFINITIONS
1.1
Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Change in Control” means, with respect to the Company, the occurrence of any of the following:

(a) a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company or its Subsidiaries, and their Affiliates;

(b) the Company shall be merged or consolidated with another entity, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting entity shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries, and their Affiliates;

(c) the Company shall sell substantially all of its assets to another entity that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries, and their Affiliates; or

(d) a “Person” (as defined below for purposes of this definition) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially, or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting Company shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Company or its Subsidiaries, and their Affiliates.

For purposes of this definition, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act. In addition, for purposes of this definition, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided, however, that a Person shall not include (i) the Company or any of its Subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to the Closing have been satisfied or waived, but in no event later than the third Trading Day following the date hereof in the case of such Closing.

“Commission” means the United States Securities and Exchange Commission.

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“Commission Documents” shall have the meaning ascribed to such term in Section 3.1(r).

“Common Stock” means the common stock of the Company, $0.0001 par value, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Disclosure Schedules” means the Disclosure Schedules delivered by the Company to the Purchaser pursuant to the Note Purchase Agreement.

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.1(q).

“DTC” shall have the meaning ascribed to such term is Section 3.1(u).

“DWAC” shall have the meaning ascribed to such term is Section 3.1(u).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(r).

“IPO Registration Statement” shall have the meaning ascribed to such term in Section 3.1(r).

“Issuer Covered Person” shall have the meaning ascribed to such term in Section 3.1(q).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(d).

“Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning ascribed to such term in the Note Purchase Agreement.

“Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of February 1, 2024, by and among the Company, CLMBR Holdings LLC, a Delaware limited liability company, and the Purchaser.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

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“Protection Period” shall mean the period during which the Purchaser holds ten percent (10%) or more of the aggregate number of Shares or Warrants issued to the Purchaser hereunder.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.6.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(d).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Laws” means the securities laws of the United States or any state thereof and the rules and regulations promulgated thereunder.

“Shares” means the 750,000 shares of Common Stock issued to the Purchaser pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“SOXA” has the meaning ascribed to such term in Section 3.1(r).

“Subsidiary” means any subsidiary of the Company as set forth in the Disclosure Schedules and shall, where applicable and with regard to future events, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading; provided, that in the event that the Common Stock is not listed or quoted for trading on a Trading Market on the date in question, then Trading Day shall mean a Business Day.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, the OTCQB or the OTCQX (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrants, the Note Purchase Agreement, the other Note Documents (as defined in the Note Purchase Agreement), all

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exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY, 11219, facsimile: 718-236-2641, and any successor transfer agent of the Company.

“Warrants” means each of (1) a Warrant to Purchase 1,500,000 shares of Common Stock at an initial exercise price of $1.25 delivered to the Purchaser at the Closing and (2) a Warrant to Purchase 1,500,000 shares of Common Stock at an initial exercise price of $1.75 delivered to the Purchaser at the Closing each in the form of Exhibit A attached hereto.

“Warrant Shares” means the shares of Common Stock (subject to adjustment) issuable upon exercise of the Warrants, provided that any share of Common Stock issued upon exercise of the Warrants shall not constitute an issued Warrant Share for purposes of this Agreement after such share has been irrevocably sold pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 without further restrictions or conditions to transfer pursuant to Rule 144.

Article II.

PURCHASE AND SALE
2.1
Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser agrees to purchase the 750,000 Shares, together with the Warrants (such purchase and sale being the “Closing”). The consideration payable by the Purchaser for the Shares and the Warrants shall be the execution and delivery of the Note Purchase Agreement and the purchase of the senior secured promissory notes contemplated therein. No additional consideration shall be payable by the Purchaser for the Shares or the Warrants. At the Closing, the Purchaser shall deliver to the Company, inter alia, a duly executed Note Purchase Agreement and the Company shall deliver to the Purchaser, inter alia, two duly executed Warrants and written confirmation (including via email) from the Transfer Agent that it has issued book entry positions in the Shares of Common Stock as determined pursuant to Section 2.2(a). The Company and the Purchaser shall also deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closings shall occur at the offices of K&L Gates LLP or such other location as the parties shall mutually agree.
2.2
Deliveries.
(a)
On the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:
(i)
this Agreement duly executed by the Company;

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(ii)
written confirmation (including via email) from the Transfer Agent that it has issued book entry positions in the 750,000 Shares registered in the name of the Purchaser;
(iii)
the duly executed Warrants registered in the name of the Purchaser;
(iv)
a certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Section 2.3(b); and
(v)
a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.
(b)
On the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company this Agreement duly executed by the Purchaser.
2.3
Closing Conditions.
(a)
The obligations of the Company hereunder in connection with the Closing, unless waived by the Company, are subject to the following conditions being met:
(i)
the accuracy in all material respects (determined without regard to any materiality, Material Adverse Effect or other similar qualifiers therein) when made and on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);
(ii)
all obligations, covenants and agreements of the Purchaser under this Agreement required to be performed at or prior to the Closing Date shall have been performed in all material respects; and
(iii)
the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.
(b)
The obligations of the Purchaser hereunder in connection with the Closing, unless waived by the Purchaser, are subject to the following conditions being met:
(i)
the accuracy in all material respects (determined without regard to any materiality, Material Adverse Effect or other similar qualifiers therein) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

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(ii)
all Required Approvals, obligations, covenants and agreements of the Company under this Agreement required to be performed at or prior to the Closing Date shall have been performed;
(iii)
the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement; and
(iv)
there shall have been no Material Adverse Effect with respect to the Company since the date hereof.
Article III.

REPRESENTATIONS AND WARRANTIES
3.1
Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedule shall be deemed a part hereof, the Company hereby makes the following representations and warranties to the Purchaser as of the Closing Date:
(a)
Note Purchase Agreement. Each representation and warranty of the Company in the Note Purchase Agreement (each of which is hereby incorporated by reference) is true and correct in all material respects (without duplication of any materiality qualifiers contained therein) as of the date hereof, as qualified by the Disclosure Schedules delivered in connection therewith. All such representations and warranties shall be read mutatis mutandis.
(b)
Authorization; Enforcement. The Company is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

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(c)
No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) by the Company or any Subsidiary under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including Securities Laws), or by which any property or asset of the Company or a Subsidiary is bound or affected.
(d)
Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other provincial or foreign or domestic federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, and (ii) the filing of a Form D with the Commission (collectively, the “Required Approvals”).
(e)
Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock the maximum stated number of Shares and Warrant Shares issuable pursuant to this Agreement and the Warrants.
(f)
Certain Fees. No brokerage, finder’s fees, commissions or due diligence fees are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(f) that may be due in connection with the transactions contemplated by the Transaction Documents.
(g)
Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, registration under the Securities Act is not required for the offer and sale of the Securities by the Company to the Purchaser as

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contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.
(h)
Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.
(i)
Application of Takeover Protections. The Company’s Board of Directors has approved the Transaction Documents under Section 203(a)(1) of the General Corporation Law of the State of Delaware (the “DGCL”) in order to render the restrictions on “business combinations” (as defined in Section 203 of the DGCL) inapplicable to the execution, delivery or performance of the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.
(j)
Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchaser or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules, taken as a whole is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. For the avoidance of doubt, information disclosed in one section of the Disclosure Schedules shall not be deemed disclosed in any other section of the Disclosure Schedules unless there is an explicit cross reference to such other section. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.
(k)
No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor, to the knowledge of the Company, any of its Affiliates, nor any Person acting on its or, to the knowledge of the Company, their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities by the Company to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

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(l)
No General Solicitation. Neither the Company nor, to the knowledge of the Company, any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchaser.
(m)
Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.
(n)
Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) the Purchaser has not been asked by the Company to agree, nor has the Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by the Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) the Purchaser, and counter-parties in “derivative” transactions to which the Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) the Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) the Purchaser may engage in hedging activities in accordance with all applicable laws at various times during the period that the Securities are outstanding, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.
(o)
Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

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(p)
Reporting Company/Shell Company. The Company is a publicly-held company subject to reporting obligations pursuant to Section 12(g) of the Exchange Act. Pursuant to the provisions of the Exchange Act, except as disclosed in the Disclosure Schedules, the Company has timely filed all reports and other materials required to be filed by the Company thereunder with the Commission during the preceding twelve months. As of the Closing Date, the Company is not a “shell company” as those terms are employed in Rule 144 under the Securities Act.
(q)
No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and will furnish to the Purchaser a copy of any disclosures provided thereunder.
(r)
Commission Documents; Financial Statements.
(i)
Since November 14, 2023, the Company has timely filed all Commission Documents required to be filed with or furnished to the Commission by the Company under the Securities Act or the Exchange Act, including those required to be filed with or furnished to the Commission under Section 13(a) or Section 15(d) of the Exchange Act, including, without limitation, the Registration Statement on Form S-1 (File No. 333-269246) filed with the Commission on January 17, 2023, as amended through the date of this Agreement, including financial statements, all exhibits and any information deemed to be included or incorporated by reference therein, and any information deemed to be included therein pursuant to Rule 430A or Rule 430B of the Securities Act (the “IPO Registration Statement”) (all of the foregoing filed prior to the date of this Agreement and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “Commission Documents”). As of the date of this Agreement, no Subsidiary of the Company is required to file or furnish any report, schedule, registration, form, statement, information or other document with the Commission. As of its filing date, each Commission Document filed with or furnished to the Commission complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and, as of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), such Commission

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Document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Commission Document to be filed with or furnished to the Commission after the date of this Agreement including, without limitation, the Current Report, when such document is filed with or furnished to the Commission and, if applicable, when such document becomes effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments received by the Company from the Commission. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.
(ii)
The consolidated financial statements of the Company included or incorporated by reference in the Commission Documents filed with or furnished to the Commission, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the consolidated Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the consolidated Subsidiaries for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments which shall not be material, either individually or in the aggregate) and have been prepared in compliance with the published requirements of the Securities Act and Exchange Act, as applicable, and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except (A) for such adjustments to accounting standards and practices as are noted therein and (B) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved. The pro forma financial statements or data included or incorporated by reference in the Commission Documents filed with or furnished to the Commission comply with the requirements of Regulation S-X of the Securities Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the circumstances referred to therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. The other financial and statistical data with respect to the Company and Subsidiaries contained or incorporated by reference in the Commission Documents filed with or furnished to the Commission, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Commission Documents filed with or furnished to the Commission that are not included or incorporated by reference as required. The

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Company and Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” as that term is used in Accounting Standards Codification Paragraph 810-10-25-20), not described in the Commission Documents that are required to be described or incorporated by reference in the Commission Documents. All disclosures contained in the Commission Documents, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date of this Agreement and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise. The Company is not currently contemplating to amend or restate any of the financial statements included in the Commission Documents (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any such financial statements, in each case, in order for any of such financials statements to be in compliance with GAAP and the rules and regulations of the Commission. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the financial statements included in the Commission Documents or that there is any need for the Company to amend or restate any such financial statements.
(iii)
The Company and Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to Company assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Since the date of the IPO Registration Statement, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially adversely affected, or is reasonably likely to materially adversely affect, the internal control over financial reporting of the Company and its Subsidiaries.

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(iv)
The Company has timely filed with the Commission and made available via EDGAR all certifications and statements required by (a) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (b) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002 (“SOXA”)) with respect to all relevant Commission Documents. The Company and each Subsidiary is in compliance in all material respects with the provisions of SOXA applicable to it as of the date of this Agreement. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the timely and accurate preparation of the Commission Documents and other public disclosure documents.
(v)
Deloitte & Touche LLP, whose report on the consolidated balance sheet of the Company as of December 31, 2022, the related statement of operations, stockholders’ equity (deficit), and cash flows for the year then ended, and the related notes, is filed with the Commission as part of the Form S-1, are and, during the periods covered by their report, were independent public accountants within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, Deloitte & Touche LLP is not in violation of the auditor independence requirements of SOXA with respect to the Company.
(vi)
There is, and during the past twelve (12) months there has been, no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of SOXA and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of SOXA with respect to all periodic reports required to be filed by it with the Commission during the past twelve (12) months. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Exchange Act Rules 13a-15 and 15d-15.
(s)
No Undisclosed Liabilities, Events, or Circumstances. Neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any Subsidiary (including the notes thereto) in conformity with GAAP and are not disclosed or incorporated by reference in the Commission Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses since November 14, 2023 and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company, any of its Subsidiaries or any of their respective businesses,

14

properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws in the Commission Documents, which has not been disclosed or incorporated by reference in the Commission Documents, or (ii) would reasonably be expected to have a Material Adverse Effect.
(t)
Title to Assets. The Company and each of its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company, in each case free and clear of all Liens, encumbrances and defects except such as are described or incorporated by reference in the Commission Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described or incorporated by reference in the Commission Documents.
(u)
Listing and Maintenance Requirements; DTC Eligibility. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not received notice from the Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Trading Market. As of this Agreement, the Company is in compliance with all such listing and maintenance requirements. The Common Stock is eligible for participation in The Depository Trust Company (“DTC”) book entry system and has shares on deposit at DTC for transfer electronically to third parties via DTC through its Deposit/Withdrawal at Custodian (“DWAC”) system. The Company has not received notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated.
(v)
Acknowledgement. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosures provided to the Purchaser regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby and by the Note Purchase Agreement, including the Disclosure Schedules, furnished by or on behalf of the Company or any of its Subsidiaries are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date of this Agreement by or on behalf of the Company or any of its Subsidiaries to the Purchaser pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, shall be true and correct in all material respects as of the date on which such information

15

is so provided and shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date of this Agreement or announcement by the Company but which has not been so publicly disclosed. All financial projections and forecasts that have been prepared by or on behalf of the Company or any of its Subsidiaries and made available to the Purchaser have been prepared in good faith based upon reasonable assumptions and represented, at the time each such financial projection or forecast was delivered to the Purchaser, the Company’s best estimate of future financial performance (it being recognized that such financial projections or forecasts are not to be viewed as facts and that the actual results during the period or periods covered by any such financial projections or forecasts may differ from the projected or forecasted results).
3.2
Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):
(a)
Organization; Authority. The Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The address of its principal place of business is as set forth on the signature page hereto.
(b)
Understandings or Arrangements. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own

16

account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell the Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.
(c)
Purchaser Status. At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises either Warrant it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act. The Purchaser has the authority and is duly and legally qualified to purchase and own the Securities. The Purchaser is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.
(d)
Experience of The Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.
(e)
Certain Transactions and Confidentiality. The Purchaser understands and agrees that the Securities have not been registered under the Securities Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the Securities Act, and that such Securities must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration. The Purchaser understands and agrees that the Securities are being offered and sold to the Purchaser in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and regulations and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.
(f)
Communication of Offer. The Purchaser is not purchasing the Securities as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or

17

similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.
(g)
No Governmental Review. The Purchaser understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
(h)
No Conflicts. The execution, delivery and performance of this Agreement and performance under the other Transaction Documents and the consummation by the Purchaser of the transactions contemplated hereby and thereby or relating hereto or thereto do not and will not (i) result in a violation of the Purchaser’s charter documents, bylaws or other organizational documents, if applicable, (ii) conflict with nor constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which the Purchaser is a party, nor (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on the Purchaser). The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or perform under the other Transaction Documents nor to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

Article IV.

OTHER AGREEMENTS OF THE PARTIES
4.1
Transfer Restrictions.
(a)
Securities Laws. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchaser or in connection with a pledge as contemplated in Section 4.1(c), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

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(b)
Legend. The Purchaser agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES [FOR] WHICH THIS SECURITY IS EXERCISABLE] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. TO THE EXTENT PERMITTED BY APPLICABLE SECURITIES LAWS, THIS SECURITY [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c)
Pledge. The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, the Purchaser may transfer pledge or secure Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.
(d)
Legend Removal. Certificates evidencing the Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares and Warrant Shares pursuant to Rule 144, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to promptly issue a legal opinion to the Transfer Agent if required by the Transfer Agent to effect the removal of the legend hereunder. The Company agrees that following such time as such legend is no longer required under this Section 4.1(d), it will, no later than five Trading Days following the delivery by the Purchaser to the Company or the Transfer Agent of a certificate

19

representing the Shares or Warrant Shares, as applicable, issued with a restrictive legend (such fifth Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Purchaser a certificate representing such shares that is free from all restrictive and other legends (however, the Corporation shall use reasonable best efforts to deliver such shares within three (3) Trading Days). The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. In lieu of delivering physical certificates representing the unlegended shares, upon request of the Purchaser, so long as the certificates therefor do not bear a legend and the Purchaser is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the unlegended shares by crediting the account of Purchaser’s prime broker with DTC through its DWAC system, provided that the Company’s Common Stock is DTC eligible and the Company’s transfer agent participates in the Deposit Withdrawal at Custodian system. Such delivery must be made on or before the Legend Removal Date.
(e)
DWAC. In lieu of delivering physical certificates representing the unlegended shares, upon request of the Purchaser, so long as the certificates therefor do not bear a legend and the Purchaser is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the unlegended shares by crediting the account of Purchaser’s prime broker with DTC through its DWAC system, provided that the Company’s Common Stock is DTC eligible and the Company’s transfer agent participates in the DWAC system. Such delivery must be made on or before the Legend Removal Date.
4.2
Furnishing of Information; Public Information. Until the earliest of the time that (i) the Purchaser no longer owns any Securities, (ii) the Warrants have expired, or (iii) ten (10) years after the Closing Date, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.
4.3
Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities by the Company in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.
4.4
Securities Laws Disclosure; Publicity. The Company shall, by 9:00 a.m. (New York City time) on the first (1st) Trading Day immediately following the Closing Date, issue a press release disclosing the material terms of the transactions contemplated hereby, and shall file a Current Report on Form 8-K including the Transaction Documents as exhibits thereto within the time period required by the Exchange Act. From and after the issuance of such press release and Form 8-K, the Company represents to the Purchaser that it shall have publicly disclosed all

20

material, non-public information delivered to any of the Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market unless the name of the Purchaser is already included in the body of the Transaction Documents, without the prior written consent of the Purchaser, except: (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (b).
4.5
Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.
4.6
Indemnification of Purchaser. Subject to the provisions of this Section 4.6, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any the Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of the Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser Party may have with any such stockholder or any violations by the Purchaser Party

21

of Securities Laws or any conduct by the Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against the Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of the Purchaser Party’s counsel, a material conflict on any material issue between the position of the Company and the position of the Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel for all Purchaser Parties. The Company will not be liable to the Purchaser Party under this Agreement (iv) for any settlement by the Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; or (v) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to the Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of the Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.
4.7
Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then use commercially reasonable efforts to continue the listing or quotation and trading of its Common Stock on a Trading Market until the later of (i) the ten year anniversary of the Closing Date, (ii) the date no Shares or Warrants are outstanding and (iii) the end of the Protection Period, and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market until such later date.
4.8
Reimbursement. If the Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by the Purchaser to or with any current stockholder), solely as a result of the Purchaser’s acquisition of the Securities under this Agreement, the Company will reimburse the Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchaser who are actually named in such action, proceeding or investigation, and partners, directors, agents,

22

employees and controlling persons (if any), as the case may be, of the Purchaser and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchaser and any such Affiliate and any such Person. The Company also agrees that neither the Purchaser nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.
4.9
Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Shares and Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute, but subject to the terms and conditions of the Transaction Documents, and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.
4.10
Preservation of Corporate Existence. The Company shall preserve and maintain its corporate existence, rights, privileges and franchises in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business or operations and where the failure to qualify or remain qualified might reasonably have a Material Adverse Effect upon the financial condition, business or operations of the Company taken as a whole.
4.11
DTC Program. At all times that the Shares or Warrants are outstanding, the Company will employ as the transfer agent for the Common Stock and Warrant Shares a participant in the Depository Trust Company Automated Securities Transfer Program and cause the Common Stock to be transferable pursuant to such program.
4.12
Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the sale of the Securities by the Company under this Agreement as required under Regulation D. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.
4.13
Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser.
4.14
Exercise Procedure. The form of Notice of Exercise included in the Warrants sets forth the totality of the procedures required of the Purchaser in order to exercise the Warrants. No

23

additional legal opinion, other information or instructions shall be required of the Purchaser to exercise the Warrants. The Company shall honor exercises of the Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.
4.15
Maintenance of Property. The Company shall keep all of its property, which is necessary or useful to the conduct of its business, in good working order and condition, ordinary wear and tear excepted.
4.16
[Reserved].
Article V.

MISCELLANEOUS
5.1
Fees and Expenses. Except as expressly set forth in the Transaction Documents, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other similar taxes and duties levied in connection with the delivery of any Securities to the Purchaser.
5.2
Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, and including the Disclosure Schedules, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
5.3
Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Interactive Strength Inc., 1005 Congress Avenue, Suite 925, Austin, Texas 78701, Attn: Trent A. Ward, email:trent@formelife.com, with a copy to (which shall not constitute notice): Lucosky Brookman LLP, Attn: Seth Brookman, Esq., email: sbrookman@lucbro.com, facsimile: (212) 417-8161, and (ii) if to the Purchaser, to: the addresses and fax numbers indicated on the signature pages hereto, with an additional copy to (which shall

24

not constitute notice): K&L Gates LLP, 599 Lexington Avenue, New York, NY 10022, Attn: Ed Dartley, Esq., email: Ed.Dartley@klgates.com, facsimile: (212) 536-3901.
5.4
Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. As employed herein, “consent” shall mean consent of the holders of the majority of the then outstanding effected component of the Securities on the date such consent is requested or required.
5.5
Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
5.6
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.”
5.7
No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.6.
5.8
Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to

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such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then in addition to the obligations of the Company under Section 4.6, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
5.9
Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities at the Closing for the applicable statute of limitations.
5.10
Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
5.11
Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
5.12
Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of an exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded exercise notice concurrently with the return to the Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of the Purchaser’s right to acquire such shares pursuant to the Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).
5.13
Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon surrender and cancellation thereof (in the case of

26

mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft, destruction, or mutilation, and of the ownership of such Security. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity and bonds) associated with the issuance of such replacement Securities.
5.14
Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
5.15
Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
5.16
Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.
5.17
Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.
5.18
WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

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28

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INTERACTIVE STRENGTH INC.
By: /s/ Trent Ward
Name: Trent Ward
Title: CEO

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

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[PURCHASER SIGNATURE PAGE TO INTERACTIVE STRENGTH INC.
SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Treadway Holdings LLC

Signature of Authorized Signatory of Purchaser: /s/ Ron Friedman

Name of Authorized Signatory: Ron Friedman

Title of Authorized Signatory: Authorized Signatory

Address for Delivery of Securities to Purchaser (if not same as address for notice):

EIN Number, if applicable, will be provided under separate cover.

30

EXHIBITS

Exhibit A	Form of Warrant

31

Exhibit 10.3

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (the “Agreement”) dated as of February 1, 2024, by and between INTERACTIVE STRENGTH, INC., a Delaware corporation (the “Borrower”), and VERTICAL INVESTORS, LLC, a Mississippi limited liability company (together with its successors or assigns, the “Lender”).

R E C I T A L S:

Borrower has requested that Lender make available to Borrower a term loan to facilitate the Closing Acquisition (as defined below), which loan shall be subject to the terms, conditions and limitations provided herein.

Lender has agreed to extend the Loan to Borrower provided that Borrower executes and delivers this Agreement and the other Loan Documents (as defined below) evidencing Borrower’s agreement to be bound by the terms and conditions hereinafter set forth.

NOW, THEREFORE, Borrower and Lender hereby agree as follows:

ARTICLE 1

DEFINITIONS, ACCOUNTING TERMS, GENERAL PROVISIONS

Section 1.1.
Defined Terms. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

“Account Debtor” means each Person that is obligated in any way to render payment to Borrower in connection with any of Borrower’s Accounts. For purposes of this Agreement, Affiliates of each Account Debtor shall be consolidated so that each consolidated group of Affiliates are considered one Account Debtor.

“Accounts” has the meaning set forth in the UCC, and includes, without limitation, all accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles, and other obligations of any kind, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles, and obligations.

“Acquisition” means any acquisition (whether in a single transaction or series of related transactions) of (i) any going business, or all or substantially all of the assets of any Person, whether through purchase, merger or otherwise; or (ii) Equity Interests of any Person of five percent (5%) or more of the Equity Interests or voting power in such Person.

“Affiliate” when used with respect to a specified Person, means a Person (i) who directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) who is a director, officer, manager, partner, member, shareholder, employee, or employer of such Person, or (iii) who is a member of the immediate family of such Person.

“Agreement” means this Credit Agreement, together with all amendments and supplements thereto.

“Business Day” means each day, except for Saturdays, Sundays or holidays for which Lender is authorized or required to close and which Lender has designated as its holiday. Unless otherwise provided, “day” as used herein shall mean a calendar day.

“Capital Lease” means all leases which have been or should be capitalized on the books of the lessee in accordance with GAAP, as in effect from time to time.

“Change in Control” means (i) a sale of all or substantially all of the assets of the Borrower; (ii) a merger, reorganization or consolidation in which the Borrower is not the surviving entity, (iii) a transaction in which the holders of the Borrower’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the entity surviving such transaction or, where the surviving entity is a wholly-owned subsidiary of another entity, the surviving entity’s parent, or (iv) Persons other than members of the board of directors as of the date hereof shall collectively have the right, by ownership of stock or other equity interests, contract or otherwise, the right to appoint a majority of the board of directors or similar governing body of Borrower.

“CLMBR Notes” shall mean, collectively, each of the Subordinate Loans that are subject to Subordination Agreements as of the date hereof and that are attached hereto as Exhibit C.

“Closing Acquisition” means the Acquisition by Borrower of substantially all the assets of CLMBR, Inc., a Delaware corporation, and CLMBR1, LLC, a Colorado limited liability company, pursuant to the Closing Acquisition Agreement.

“Closing Acquisition Agreement” means that certain Amended and Restated Asset Purchase Agreement dated as of January 2, 2024, by and among CLMBR, Inc., CLMBR1, LLC, Borrower, and CLMBR Holdings LLC.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereunder.

“Collateral” means all of Borrower’s right, title and interest in and to all of Borrower’s assets that currently are or may be subject to Article 9 of the UCC, including, without limitation, all of the following properties and rights, wherever located, and whether now owned or hereafter acquired or arising:

(a)
All amounts that may be owing from time to time by Lender to Borrower in any capacity, including, without limitation, any balance or share belonging to Borrower with respect to any Deposit Accounts or other accounts maintained with Lender;

(b)
all of Debtor’s assets that currently are or may be subject to Article 9 of the UCC;
(c)
Accounts;
(d)
Commercial Tort Claims;
(e)
Contracts;
(f)
Deposit Accounts;
(g)
Documents;
(h)
Equipment;
(i)
Fixtures;
(j)
General Intangibles, including Payment Intangibles, Software, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which Borrower possesses, uses or has the authority to possess or use property of others;
(k)
Goods;
(l)
Inventory;
(m)
Investment Property, Stock and Commodity Accounts;
(n)
Leases, including, without limitation, all existing and future leases and use agreements entered into by Borrower, as lessee, with other Persons, as lessor;
(o)
Letters of Credit, Letter-of-Credit Rights, Instruments, Promissory Notes, Drafts, Documents, and Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper);
(p)
Money or other assets of Borrower that now or hereafter come into the possession, custody, or control of Lender or any agent or bailee thereof;
(q)
Permits;
(r)
Rents;
(s)
Personalty;
(t)
Supporting Obligations with respect to any of the Collateral;
(u)
Records indicating, summarizing or evidencing its assets or liabilities, or relating to its business operations or financial condition;

(v)
Accessions and Commingled Goods;
(w)
Rights as seller of Goods and rights to return or repossessed Goods; and
(x)
to the extent not listed above as original collateral, proceeds and products, whether tangible or intangible, of any of the above-described property, including proceeds of insurance covering any or all of the above-described property, and any other tangible or intangible property or rights resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

“Commonly Controlled Entity” means an entity, whether or not incorporated, which is under common control with Borrower within the meaning of Section 414(b) or 414(c) of the Code.

“Control” shall mean the power to direct the management and policies of an entity, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.

“Debt” means (a) indebtedness or liability for borrowed money; (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations as lessee under Capital Leases; (e) current liabilities in respect of unfunded vested benefits under Plans covered by ERISA; (f) obligations under letters of credit; (g) obligations under acceptance facilities; and (h) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or entity, or otherwise to assure a creditor against loss; (i) obligations secured by any Liens, whether or not the obligations have been assumed; and (j) the amount of any other obligation (including obligations under financing leases) which would be shown as a liability on a balance sheet prepared in accordance with GAAP.

“Default” means any of the events specified in Section 7.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Default Rate” means the interest rate that is the lesser of (i) five percent (5%) per annum above the then applicable Note Rate, and (ii) the maximum rate permitted by applicable law.

“Distribution” means any dividend or other distribution to the shareholders, members, partners or Affiliates of Borrower or the applicable other Person, or the purchase, redemption, retirement or other acquisition for value of any ownership interests in Borrower or the applicable other Person now or hereafter outstanding, or the return of any capital to Borrower’s or the applicable other Person’s members, shareholders or partners, as applicable, or the distribution of any assets of Borrower or the applicable other Person to its members, shareholders or partners, as applicable.

“Environmental Inspection” means any environmental inspection, test, audit or assessment.

“Environmental Laws” means any federal, state or local statute, law, regulation, order, consent, decree, judgment, permit, license, code, covenant, common law, ordinance or other requirement relating to public health, safety or the environment, including, without limitation, those relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste or Hazardous Substances or crude oil, or any fraction thereof, or to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any regulation, order or notice issued pursuant to such law, statute or ordinance, including without limitation, the following: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Re-authorization Act of 1986; (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984; (iii) the Hazardous Materials Transportation Act, as amended; (iv) the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976; (v) the Safe Drinking Water Act; (vi) the Clean Air Act, as amended; (vii) the Toxic Substances Control Act of 1976; (viii) the Emergency Planning and Community Right-to-Know Act of 1986; (ix) the National Environmental Policy Act of 1975; (x) the Oil Pollution Act of 1990; any similar or implementing state law; and any other state or federal statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of Hazardous Substances or crude oil, or any fraction thereof and all rules and regulations promulgated thereunder.

“Equipment” means all equipment in all its forms, wherever located, now or hereafter existing, all fixtures and all parts thereof and all accessions thereto.

“Equity Interest” means any and all ownership or other equitable interests in the applicable Person, including any interest represented by any capital stock, membership interest, partnership interest, or similar interest, but specifically excluding any interest of any Person solely as a creditor of the applicable Person.

“Equity Pledge” means that certain Membership Interest Pledge Agreement dated as of even date herewith executed by Borrower in favor of Lender, together with all amendments, restatements and supplements thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

“Event of Default” means any of the events specified in Section 7.1, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Fee Letter” means the letter agreement dated of even date herewith, issued by Lender and accepted by Borrower in connection with the Loan, as the same may be modified, amended and/or supplemented from time to time.

“GAAP” means generally accepted accounting principles in the United States.

“Governing Documents” of any Person means the declaration of trust, certificate or articles of incorporation, by-laws, partnership agreement or operating or members agreement, as the case may be, and any other organizational or governing documents, of such Person.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government.

“Hazardous Substance” means any hazardous or toxic material, substance or waste, pollutant or contaminant that is regulated under any statute, law, ordinance, rule or regulation of any local, state, regional or federal authority having jurisdiction over the Collateral or its use, including, but not limited to any material, substance or waste, that is: (i) defined as a hazardous substance under any Environmental Laws; (ii) a petroleum hydrocarbon, including crude oil or any fraction thereof and all petroleum products; (iii) polychlorinated biphenyls; (iv) lead; (v) urea formaldehyde; (vi) asbestos or asbestos containing materials; (vii) flammable explosives; (viii) radioactive materials; or (ix) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any Environmental Laws.

“Holdings” means CLBMR Holdings, LLC, a Delaware limited liability company that is wholly-owned by Borrower.

“Indemnified Costs” has the meaning set forth in Section 8.7.

“Indemnified Party” has the meaning set forth in Section 8.7.

“Indemnity Proceeding” has the meaning set forth in Section 8.7.

“Intercreditor Agreement” means that certain Intercreditor Agreement of even date herewith by and between Treadway and Lender, together with all amendments and supplements thereto.

“Inventory” means all inventory in all of its forms, wherever located, now or hereafter existing (including, but not limited to, (i) all goods, merchandise, raw materials, work in process, finished goods, and other tangible personal property held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in Borrower’s business; (ii) goods in which Borrower has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which the Borrower has an interest or right as consignee); and (iii) goods which are returned to or repossessed by the Borrower), and all accessions thereto and products thereof and documents therefor.

“Investment” or “Investments” means any loan or advance to any Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person.

“IP Security Agreements” means, collectively, those certain security agreements executed by Borrower in favor of Lender and designated for filing with the United States Patent and Trademark Officer or such other Governmental Authority deemed necessary by Lender with respect to Borrower’s intellectual property, together with all amendments and supplements thereto.

“Landlord” means any Person that owns real property that is leased to Borrower.

“Landlord’s Waiver” means, individually and collectively, as applicable, those certain Landlord Lien Waivers required to be executed and delivered by any Landlord in favor of Lender.

“Late Charge” means an additional charge due to Lender that is in addition to, and not in limitation of, all other fees, charges and amount otherwise payable to Lender, and is equal to equal to the greater of (i) $250.00, and (ii) five percent (5%) of the amount of any interest, not paid within five (5) days of the due date of such amount, not as a penalty, but as compensation to the Lender for the cost of collecting and processing such late payment. Borrower agrees that such Late Charge represents a good faith reasonable estimate of the probable cost to Lender of such delinquency. Lender shall have no obligation to accept any late payment not accompanied by said Late Charge, but if Lender does so, Lender shall not thereby waive its right to the Late Charge. Such Late Charge shall be in addition to, and not in lieu of, any other right or remedy Lender may have, including the right to receive principal and interest and to reimbursement of costs and expenses.

“Letter of Credit” means the letter of credit issued in favor of Lender for the account of S Interactive, LLC, an Arkansas limited liability company, together with any successor or additional letter of credit related thereto.

“Letter of Credit Agreement” means that certain Agreement Regarding Letter of Credit on or about the date hereof, together with all amendments and supplements thereto.

“Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing).

“Liquid Assets” means, as of an applicable time, the following, so long as the same is not subject to any Lien nor subject to any restriction on transferability, whether imposed under applicable Law, by agreement, or otherwise: (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the applicable time; (ii) certificates of deposit and time deposits having maturities of six months or less from the applicable time and issued by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (iii) commercial paper of an issuer rated at least A-1 by Standard & Poor’s Ratings Services (“S&P”) or P-1 by Moody’s Investor’s Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the applicable time; (iv) securities with maturities of one year or less from the applicable time and issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (v) securities with maturities of six months or less from the applicable time and backed by standby letters of credit by Lender or any commercial bank satisfying the requirements of clause (ii) of this definition; and (vi) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (i) through (iii) of this definition.

“Loan” and “Loans” both mean the term loan in the principal sum of $7,968,977.74 made by Lender to Borrower as of the date hereof, as further described herein.

“Loan Documents” means this Agreement, the Fee Letter, the IP Security Agreements, the Equity Pledge, the Note, the Letter of Credit Agreement, the Intercreditor Agreement and each Landlord’s Waiver, together with any and all other documents evidencing, securing, or otherwise relating to the Loan, together with all amendments and supplements thereto.

“Loan Obligations” means the aggregate sum of all obligations owed by Borrower under the Loan Documents or any other agreement with Lender or an affiliate of Lender, including, without limitation, the sum of (i) all principal and interest owing from time to time under this Agreement or the Note, (ii) all expenses, charges and other amounts from time to time owing under this Agreement, the Note, the Fee Letter or the other Loan Documents, (iii) all covenants, agreements and other obligations from time to time owing to, or for the benefit of, Lender pursuant to the Loan Documents, and (iv) all present and future obligations of any kind of Borrower to Lender, including every loan of money, credit sale, sale on account, consignment sale, sale on approval, sale or return, and other extension of credit heretofore, now, or hereafter made to Borrower by Lender, including, without limitation, any extension or renewals of any of the foregoing; all finance charges and late payment charges due or to become due to Lender on each such obligation; every note or other writing now or hereafter evidencing the obligation of Borrower to repay any such obligation and/or the finance charges or other charges thereon; every guaranty of payment or collection of the debt of another heretofore, now, or hereafter entered into by Borrower with Lender; the payment and performance of all of Borrower’s obligations under this Agreement; every letter of credit issued by Lender for Borrower’s benefit, and all other indebtedness and other obligations of Borrower to Lender, including all sums paid to Lender for Borrower’s account by Borrower or any other person which are later recovered back from Lender by Borrower or any representative of Borrower or of Borrower’s creditors, such as a trustee in bankruptcy, any of the foregoing that arises after the filing of a petition by or against Borrower under the federal Bankruptcy Code even if the obligations do not accrue because of the automatic stay under Section 362 of the federal Bankruptcy Code, and any intended cash sale where the cash consideration was not actually received by Lender; whether any of the foregoing debts and other obligations are joint or several, primary or secondary, direct or indirect, otherwise secured or unsecured, whether originally payable or owed to Lender or acquired by Lender from another, and whether now existing or hereafter incurred prior to termination of this Agreement as hereinafter provided.

“Loan Termination Date” means the earlier of (a) the Maturity Date, or (b) the date to which the maturity of the Loan is accelerated pursuant to Section 7.2 of this Agreement.

“Material Adverse Effect” means a material adverse effect on the business, assets, liabilities, financial condition, property or results of operations of the Borrower or Holdings, or a material adverse effect on the ability of Borrower or Holdings to satisfy the Loan Obligations.

“Maturity Date” means June 28, 2024.

“Multi-employer Plan” means a Plan described in Section 4001(a)(3) of ERISA.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (including any Governing Document), other than any Loan Document, that prohibits, restricts or limits, or purports to prohibit, restrict or limit, the creation or assumption of any Lien on any asset as security for Debt of the Person or any other Person, or entitles another Person to obtain or claim the benefit of a Lien on assets of such Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Northern Trust” means The Northern Trust Company, together with its successors or assigns.

“Northern Trust Note” means that certain Master Note dated as of June 28, 2022, payable by Lender to the order of Northern Trust, together with all amendments and supplements thereto, as may be adjusted from time to time and subject to all benchmark replacement and other conforming changes or provisions set forth therein.

“Note” means that certain Promissory Note of even date herewith payable by Borrower to the order of Lender, the form of which is attached hereto as Exhibit A, together with all amendments, restatements and supplements thereto.

“Note Rate” means the rate of interest applicable to the Northern Trust Note, which is incorporated by reference as if set forth herein in full.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permits” means all licenses, permits, and certificates used or necessary in connection with the construction, ownership, operation, use, or occupancy of Borrower’s business, including,

without limitation, business licenses, state health department licenses, food service licenses, licenses to conduct business, certificates of need, and all such other permits, licenses, and rights, obtained from any governmental, quasi-governmental, or private person or entity whatsoever concerning ownership, operation, use, or occupancy.

“Permitted Investments” means (i) Liquid Assets; (ii) purchases and acquisitions of Inventory, supplies, materials and Equipment in the ordinary course of business; (iii) investments consisting of prepaid expenses, loans or advances to employees for reasonable travel, relocation and business expenses in the ordinary course of business; (iv) without duplication, Debt expressly permitted by Section 6.2; (v) Investments (other than Investments specified in clauses (i) through (iv) above) in an aggregate amount that shall not exceed $100,000.00 in any consecutive twelve-month period; and (vi) any other Investments that may be approved in writing by Lender.

“Permitted Liens” means those specific Liens delineated in Section 6.1.

“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

“Plan” means any pension plan which is covered by Title IV of ERISA and in respect of which Borrower or a Commonly Controlled Entity is an “employer” as defined in Section 3(5) of ERISA.

“Prohibited Transaction” means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, shareholders, directors, officers, employees, agents, counsel, other advisors and representatives of such Person and of such Person’s Affiliates.

“Rents” means all the rents, issues, and profits now due and which may hereafter become due under or by virtue of any lease, together with all claims and rights to the payment of money at any time arising in connection with any rejection or breach of any lease under Bankruptcy Law, including without limitation, all rights to recover damages arising out of such breach or rejection, all rights to charges payable by a tenant or trustee in respect of the leased premises following the entry of an order for relief under Bankruptcy Law in respect of a tenant and all rentals and charges outstanding under any lease as of the date of entry of such order for relief.

“Reportable Event” means any of the events set forth in Section 4043 of ERISA.

“Requirements of Law” means (a) the Governing Documents of an entity, and (b) any law, regulation, ordinance, code, decree, treaty, ruling or determination of an arbitrator, court or other Governmental Authority, or any Executive Order issued by the President of the United States, in each case applicable to or binding upon such Person or to which such Person, any of its property or the conduct of its business is subject including, without limitation, laws, ordinances and regulations pertaining to the zoning, occupancy and subdivision of real property.

“Solvent” means, with respect to Borrower or any other Person, and as of the applicable date, that (i) the fair value of such Person’s assets are greater than the total amount of such Person’s aggregate liabilities, (ii) the fair saleable value of such Person’s assets is not less than the amount that will be required by pay by such Person as its Debts mature, (iii) such Person does not intend to (nor believes it will) incur debts or liabilities beyond such Person’s ability to pay such Debts as they mature, and (iv) such Person is not engaging in a business or transaction with unreasonably small capital.

“Subordinated Debt” means any Debt of Borrower to any shareholder, director or Affiliate of Borrower, which Debt shall be properly subordinated to the Loan. In order for said Debt to properly be Subordinated Debt, Borrower must cause each such shareholder, director or Affiliate to execute any and all documents reasonably required by Lender to subordinate such Debt.

“Subordination Agreement” means, collectively, those certain Subordination and Standstill Agreements executed and delivered by any shareholder, director, officer or Affiliate thereof with respect to Subordinated Debt.

“Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person.

“Treadway Loan” means that certain loan made by Treadway Holdings, LLC, a Delaware limited liability company, to Holdings.

“Treadway Loan Documents” means those certain loan documents dated as of even date herewith in connection with the Treadway Loan together with all amendments and supplement thereto.

“UCC” means that Uniform Commercial Code as in effect from time to time in the State of Mississippi.

Section 1.2.
Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 4.4 and Section 5.8, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.
Section 1.3.
Terms Not Defined. Terms contained in this Agreement shall, unless otherwise defined herein or unless the context otherwise indicates, have the meanings, if any, assigned to them by the UCC.
Section 1.4.
Patent Errors. Lender may, without further authorization from Borrower, correct any and all patent errors in this Agreement or any other Loan Document.

Section 1.5.
Singular v. Plural; Amendments. References to the plural shall include the singular, and references to the singular shall include the plural. All references to other documents or instruments shall be deemed to refer to such documents or instruments as they may hereafter be extended, renewed, modified, or amended and all replacements and substitutions therefor.
Section 1.6.
Payment to Lender. All sums payable to Lender hereunder shall be paid directly to Lender in United States Dollars and immediately available funds at the place payment is due. If Lender shall send to Borrower statements of amounts due hereunder, such statements shall be considered correct and conclusively binding on Borrower unless Borrower notifies Lender to the contrary within thirty (30) days of Borrower’s receipt of any statement which it deems to be incorrect. Alternatively, at its sole discretion, Lender may charge against any deposit account of Borrower all or any part of any amount due hereunder, and by its execution of this Agreement, Borrower expressly authorizes Lender to debit any deposit account or other funds maintained with Lender to satisfy any amount due and owing for interest, principal, fees or expenses under this Agreement or any other Loan Document.
Section 1.7.
Late Charges. If any scheduled payment or any portion of the Loan Obligations is late by five (5) days or more, Borrower agrees to pay to Lender a Late Charge. This subparagraph does not extend any payment due date expressly stated in the Agreement or any other Loan Document and does not in any way prevent or stop Lender from requiring that payments be made by Borrower strictly when due. Unless accepted by Lender, and unless accompanied by all other amounts then due to Lender, the tender of such payment by Borrower does not cure the Event of Default arising from the payment default upon which such Late Charge was assessed.
Section 1.8.
Default Rate. Upon the occurrence and continuation of an Event of Default, all Loan Obligations shall accrue interest from the date of such Event of Default until such Event of Default is cured (which determination shall be made in Lender’s sole and absolute discretion) at the Default Rate.
Section 1.9.
Savings Clause. If, at any time, the Note Rate, the Late Charge, or the Default Rate shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted by any applicable laws, then, for such time as the Note Rate, the Late Charge, or the Default Rate, as applicable, would be deemed excessive, its application shall be suspended and there shall be charged instead the maximum rate of interest permissible under such laws, and any excess interest or charges actually collected by Lender shall be credited as a partial prepayment of principal.
Section 1.10.
360 Day Year. Interest hereunder shall be calculated on the basis of a 360-day year, by multiplying the product of the principal amount outstanding for the applicable Loan and the applicable rate by the actual number of days elapsed, and dividing by 360.
Section 1.11.
Reimbursement for Increased Costs. If any law or guideline or interpretation or application thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority (whether or not having the force of law) now existing or hereafter adopted (a) subjects Lender to any tax or changes the basis of taxation with respect to this Agreement, any

Loan, any other Loan Document or payments by Borrower of principal, interest or other amounts due from Borrower hereunder or thereunder (except for taxes on the overall net income or overall gross receipts of Lender imposed as a result of a present or former connection between the jurisdiction of the Governmental Authority imposing such tax on Lender, provided that this exclusion shall not apply to a connection arising solely from Lender having executed, delivered, performed its obligations under, or received a payment under, or enforced, any of the Loan Documents), or (b) imposes upon Lender any other condition or expense with respect to this Agreement, any Loan Document, any Loan, or their making, maintenance or funding of any part of any Loan, or any security therefor, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including, without limitation, loss of margin) upon, Lender with respect to any Loan, or the making, maintenance or funding of any part of any Loan, by an amount which Lender deems to be material, Lender may from time to time notify Borrower of the amount determined in good faith (using any averaging and attribution methods) by Lender (which determination shall be conclusive) to be necessary to compensate Lender for such increase, reduction or imposition and, if Borrower is by law prohibited from paying any such amount, Lender may elect to declare the entire unpaid principal balance hereof and all interest accrued thereon to be immediately due and payable. Such amount shall be due and payable by Borrower to Lender twenty (20) days after such notice is given.
Section 1.12.
Conditions of Loans. Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X of such Board of Governors.
ARTICLE 2

THE LOAN

Section 2.1.
General Terms of Loan.
(a)
Borrower has agreed to borrow the Loan from Lender, and Lender has agreed to make the Loan to Borrower, subject to Borrower’s and Holdings’s compliance with and observance of the terms, conditions, covenants, and provisions of this Agreement and the other Loan Documents, and Borrower has made the covenants, representations, and warranties herein and therein as a material inducement to Lender to make the Loan.
(b)
The Loan is non-revolving in nature and once borrowed and repaid may not be reborrowed.
Section 2.2.
Disbursement of the Loan. The Loan will be fully advanced at Closing. To the extent deemed preferable by Lender, Lender may credit the Loan against the amounts Lender is owed under the payoffs associated with the Closing Acquisition pursuant to a cashless settlement or reduced-cash settlement approved by Borrower and Lender.
Section 2.3.
The Note. Borrower’s obligation to repay the Loan shall be evidenced by this Agreement, the Note and the other Loan Documents.
Section 2.4.
Payments to Lender. Payment on the Loan shall be paid by Borrower as follows:
(a)
First Payment. On or before February 23, 2024, Borrower shall pay to Lender the amount which is the sum of (i) Two Million and NO/100 Dollars ($2,000,000.00), plus (ii) the accrued and unpaid interest then due and owing under the Loan, plus (iii) projected interest to be accrued and payable under the Loan (as determined by Lender and with credit given for the principal reduction effected through the receipt of the payment required by this sub-paragraph) through April 30, 2024;
(b)
Second Payment. On or before April 30, 2024, Borrower shall pay to Lender the amount which is the sum of (i) Five Hundred Thousand and NO/100 Dollars ($500,000.00), plus (ii) the accrued and unpaid interest then due and owing under the Loan, plus (iii) projected interest to be accrued and payable under the Loan (as determined by Lender and with credit given for the principal reduction effected through the receipt of the payment required by this sub-paragraph) through May 31, 2024;
(c)
Third Payment. On or before May 31, 2024, Borrower shall pay to Lender the amount which is the sum of (i) Five Hundred Thousand and NO/100 Dollars ($500,000.00), plus (ii) the accrued and unpaid interest then due and owing under the Loan, plus (iii) projected interest to be accrued and payable under the Loan (as determined by Lender and with credit given for the principal reduction effected through the receipt of the payment required by this sub-paragraph) through the Maturity Date;
(d)
Maturity Payment. On or before the Maturity Date, Borrower shall pay to Lender the amount which is the sum of (i) all remaining principal then outstanding under the Loan, plus (ii) the accrued and unpaid interest then due and owing under the Loan. The principal sum of the Loan, together with all accrued interest and fees, shall be payable on the Maturity Date.

Anything in this Agreement to the contrary notwithstanding, the entire unpaid balance of the principal amount of THE LOAN and all interest accrued thereon, tHROUGH and including the Maturity Date (including interest accruing at the Default Rate), and all Late Fees shall, unless sooner paid, and except to the extent that payment thereof is sooner accelerated, be and become due and payable on the Maturity Date.

(e)
Administration Fee Payment. Beginning on the date of this Agreement and thereafter on the same day of each calendar month thereafter, Borrower shall also pay to Addicus Private Equity, LLC, a $1,500 administration fee (the “Monthly Administration Fee”), which is in addition to, and not in limitation of, all interest payable hereunder.
(f)
Fee Letter. Borrower shall make all payments to Lender as required by the Fee Letter.
Section 2.5.
Interest Rate. Interest on the principal balance of the Loan, from time to time outstanding, will be payable at the Note Rate.
Section 2.6.
Use of Proceeds. The proceeds of the Loan shall be used by Borrower to consummate the Closing Acquisition and for fees and expenses associated therewith.
Section 2.7.
Condition Precedent to Fund Loan. The obligation of Lender to close under this Agreement and to disburse the Loan is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Lender, as follows:
(a)
Note. The Note duly executed and delivered by Borrower;
(b)
Equity Pledge. The Equity Pledge duly executed and delivered by Borrower;
(c)
Fee Letter. The Fee Letter duly executed and delivered by Borrower;
(d)
Loan Documents. All other Loan Documents required by Lender have been executed and delivered to Lender;
(e)
Evidence of all Action by Borrower. Certified (as of the date of this Agreement) copies of all action taken by Borrower, including resolutions of its directors, authorizing the execution, delivery, and performance of the Loan Documents to which it is a party and each other document to be delivered pursuant to this Agreement;
(f)
Incumbency and Signature Certificate by Borrower. A certificate (dated as of the date of this Agreement) of an authorized officer of Borrower certifying the names and true signatures of the officers of Borrower authorized to sign the Loan Documents to which it is a party and the other documents to be delivered by Borrower under this Agreement;
(g)
Representations and Warranties. The representations and warranties made by Borrower and Holdings in the Loan Documents shall be true and correct on and as of the date of closing in all materials respects;
(h)
Payment of Fees and Expenses. Payment by Borrower of all expenses incurred by or due to Lender with respect to the Loan, the Loan Documents and the Collateral, including, but not limited to, all fees payable to Lender, tax service monitoring fees, fees and taxes on the Loan Documents (including intangibles taxes and documentary stamp taxes), title insurance premiums, inspection fees, and reasonable fees and expenses of Lender’s counsel, to include, without limitation, (i) all fees and expenses required by the Fee Letter; and (ii) the first installment of the Monthly Administration Fee;
(i)
No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing;
(j)
UCC Search. Receipt by Lender of a certification acceptable to Lender that a search of the public records disclosed no federal tax liens, state tax liens, pending litigation, bankruptcy records, conditional sales contracts, chattel mortgages, leases of personalty, financing statements or title retention agreements that affect the Collateral or Borrower;
(k)
Insurance. Receipt by Lender of evidence satisfactory to Lender that the insurance coverages required by Section 5.5 are in effect, together with evidence that all premiums due thereon have been paid; provided that Borrower shall be provided until the date that is five (5) Business Days after the Closing Date (as such date may be extended by Lender in writing) to finalize the evidence thereof;
(l)
Closing Date Acquisition. The Closing Acquisition shall have closed (or shall close contemporaneously with the closing of this Agreement) and Borrower shall have provided a certificate with respect to the Closing Acquisition Agreement;
(m)
Treadway Loan. The Treadway shall have closed (or shall close contemporaneously with the closing of this Agreement) and Holdings, Borrower shall have provided a certificate with respect to the Treadway Loan Documents and the Intercreditor shall be in full force and effect;
(n)
Letter of Credit. Borrower shall have delivered the Letter of Credit, which shall satisfy the requirements thereof as set forth in the Letter of Credit Agreement;
(o)
Financial Statements. Receipt by Lender of all financial statements and other documentation of Borrower as Lender may require;
(p)
No Material Adverse Change. There have been no material adverse changes in the financial condition or operations of Borrower or Holdings; and
(q)
Other Instruments and Documents. Receipt by Lender of such additional legal opinions, certificates, proceedings, instruments and other documents as Lender or its counsel may reasonably request to evidence (i) compliance by Borrower with all Requirements of Law, (ii) the truth and accuracy, as of the date of this Agreement, of the representations and warranties of Borrower contained herein, and (iii) the due performance or satisfaction by Borrower, at or prior to the date hereof, of all agreements required to be performed and all conditions required to be satisfied by Borrower pursuant hereto.
ARTICLE 3

SECURITY AGREEMENT AND COLLATERAL

Section 3.1.
Grant of Lien and Security Interest. In consideration of the Loan Obligations, and as security therefor, Borrower hereby grants, bargains, sells, conveys, assigns, transfers and sets over to Lender a Lien and security interest in, all of Borrower’s right, title and interest in and to the Collateral, wherever located, and whether now owned or hereafter acquired or arising, it being the intent that the Lien and security interest granted hereby shall secure the payment and performance of the Loan Obligations.
Section 3.2.
Perfection of Security Interests.
(a)
Borrower irrevocably authorizes Lender at any time to complete, sign or Authenticate in Borrower’s name, and file financing statements describing the Collateral and containing such other information as Lender deems appropriate. In addition to, and not in limitation of the foregoing authorization, Borrower expressly authorizes the filing of a UCC-1 Financing Statement in the form attached hereto as Exhibit B and the filing of the IP Security Agreements. In addition, at the request of Lender, Borrower will execute financing statements in form and number satisfactory to Lender and will pay the cost of filing the same in all public offices where filing is deemed by Lender to be necessary or desirable. Borrower agrees that a carbon or photostatic copy of this Agreement may be filed as a financing statement in any public office.
(b)
While it is Lender’s present intent to only file a UCC-1 Financing Statement with the Delaware Secretary of State, Borrower authorizes Lender to make such other filings, and take such further actions as Lender may deem necessary to perfect or protect Lender’s security interests and rights in the Collateral.
Section 3.3.
Further Assurances.
(a)
Borrower shall do, make, execute, and deliver to Lender all such additional and further acts, things, assignments, assurances, and instruments as Lender may reasonably require to more completely vest in and assure to Lender its rights hereunder and in or to the Collateral and the Proceeds and products thereof.
(b)
Borrower will pay promptly when due all taxes and assessments upon the Collateral or any part thereof, upon its use or operation thereof, upon the Proceeds or products thereof, upon this Agreement, and upon any note or notes evidencing the Loan Obligations. At its option, Lender may discharge any taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral or any part thereof and may pay for the maintenance and preservation of the Collateral, but Lender shall not be under any duty to exercise any such authority. Borrower agrees to reimburse Lender, upon demand, for any payment made or any expense incurred by the Lender pursuant to the foregoing authorization.
(c)
All sums expended by Lender which Borrower is obligated to reimburse Lender under this Agreement shall bear interest from the date reimbursement is due until the date paid at the Note Rate, as such rate shall change from time to time, but in any event not more than the maximum rate allowed by law. All such sums and the interest thereon shall be secured by the security interest granted by the Loan Documents and, if not paid when due, shall be added to the principal balance of the then-outstanding Loan Obligations and interest shall thereafter accrue on such sum at the interest rate specified above unless prohibited by law.
Section 3.4.
Power of Attorney.
(a)
Borrower hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Borrower’s own name, for the purpose of carrying out the terms of this Agreement during the existence and continuance of an Event of Default hereunder, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement during the existence and continuance of an Event of Default hereunder.
(b)
To the extent permitted by law, Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable.

(c)
The powers conferred on Lender hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to Borrower for any act or failure to act, except for Lender’s own gross negligence or willful misconduct.
Section 3.5.
Termination. At any time when no Loan Obligations remain outstanding, which, for the avoidance of doubt shall include all sums payable pursuant to the Fee Letter, are unperformed and there exists no commitment on the part of Lender to enter into any other or future Loan Obligation, upon written demand of Borrower, Lender will file, or at Lender’s election will furnish to Borrower for filing, a termination statement with respect to its security interest in the Collateral. Upon the filing, or furnishing to Borrower for filing, of such a termination statement which has been duly executed on behalf of Lender, this Agreement shall terminate. Prior to such termination, this shall be a continuing agreement in every respect.
ARTICLE 4

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Agreement, and to make the Loan to Borrower, Borrower represents and warrants to Lender as follows

Section 4.1.
Existence, Good Standing, and Due Qualification. Borrower is duly organized, validly existing corporation and in good standing under the laws of the jurisdiction of its organization; has the power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which the failure to so qualify would have a Material Adverse Effect. Borrower’s exact legal name, type of organization, and state of organization are set forth at the beginning of this Agreement.
Section 4.2.
Power and Authority. The execution, delivery, and performance by Borrower of the Loan Documents have been duly authorized by all necessary corporate action and do not and will not (1) contravene Borrower’s Governing Documents; (2) violate any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to Borrower; (3) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Borrower is a party or by which it or its properties may be bound or affected; (4) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by Borrower other than the Lien in favor of Lender; and (5) cause Borrower to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease, or instrument.
Section 4.3.
Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, legal, valid, and binding obligations of Borrower and Holdings, enforceable against Borrower and Holdings in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights generally or by general principles of equity.
Section 4.4.
Financial Statements. No information, exhibit, or report furnished by Borrower to Lender in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.
Section 4.5.
Labor Disputes and Acts of God. Neither the business nor the properties of Borrower are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) materially and adversely affecting such business or properties or the operation of Borrower.
Section 4.6.
Other Agreements. Borrower is not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter restriction which could have a Material Adverse Effect. Borrower is not in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any material agreement or instrument material to its business to which it is a party, which may, in any one case or in the aggregate, be reasonably likely to result in a Material Adverse Effect.
Section 4.7.
Litigation. There is no pending or, to Borrower’s knowledge, threatened action or proceeding against or affecting Borrower or Holdings before any court, governmental agency, or arbitrator, which may, in any one case or in the aggregate, be reasonably likely to result in a Material Adverse Effect or the ability of Borrower or Holdings to perform its, his or their obligation under the Loan Documents.
Section 4.8.
No Defaults on Outstanding Judgments or Orders. Borrower has satisfied all judgments, and it is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign.
Section 4.9.
Ownership and Liens. Borrower has title to, or valid leasehold interests in, the Collateral and all of its other properties and assets, real and personal, including the properties and assets and leasehold interests reflected in the financial statements referred to in Section 4.4 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by Borrower and none of its leasehold interests is subject to any Lien, except such as may be permitted pursuant to Section 6.1 of this Agreement.
Section 4.10.
No Subsidiaries. Borrower has no other Subsidiaries other than Holdings.
Section 4.11.
ERISA. Borrower is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; to Borrower’s knowledge, no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither Borrower nor any Commonly Controlled Entity has completely or partially withdrawn from a Multi-employer Plan; Borrower and each Commonly Controlled Entity, have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan does not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA; and neither Borrower nor any Commonly Controlled Entity has incurred any liability to the PBGC under ERISA.
Section 4.12.
Operation of Business.
(a)
Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct its businesses substantially as now conducted and as presently proposed to be conducted, and Borrower is not in violation of any valid rights of others with respect to any of the foregoing. The current address of Borrower’s chief executive office, and the address where the Records concerning Borrower’s Accounts, Payment Intangibles and other intangible Collateral are kept, are accurately set forth in this Agreement.
(b)
Borrower is the lawful owner of all Permits, which (a) are in full force and effect, (b) constitute all of the permits, licenses, and certificates required for the use, operation, and occupancy thereof, (c) have not been pledged as collateral for any other loan or Debt, (d) are held free from any restriction or any encumbrance which would materially adversely affect Borrower’s use thereof, and (e) are not provisional, probationary, or restricted in any way. Borrower is in compliance in all material respects with the applicable provisions of all laws, rules, regulations, and published interpretations to which it is subject. No waivers of any laws, rules, regulations, or requirements are required for Borrower to operate.
Section 4.13.
Taxes. Borrower has filed all tax returns (federal, state, and local) required to be filed and has paid prior to delinquency all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties.
Section 4.14.
Debt. The financial statements provided to Lender prior to the date hereof contain a true, correct and complete listing of Borrower’s Debt as of the date hereof. Other than the Debt expressly permitted by Section 6.2 herein, Borrower has no outstanding Debt under any credit agreements, indentures, purchase agreements, guaranties, Capital Leases, or other instruments, agreements, and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which Borrower is in any manner directly or contingently obligated.
Section 4.15.
Real Property; Environmental.
(a)
Borrower owns no real property.
(b)
Borrower has duly complied with, and its businesses, operations, assets, equipment, property, leaseholds, or other facilities are, to Borrower’s knowledge, in compliance in all material respects with, the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. Borrower has been issued and will maintain all required federal, state, and local permits, licenses, certificates, and approvals relating to (1) air emissions; (2) discharges to surface water or groundwater; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state, or local law, code or ordinance, and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (6) other environmental, health, or safety matters. Borrower has not received notice of, nor knows of, or suspects, facts which might constitute any material violations of any federal, state, or local environmental, health, or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. There has been to Borrower’s knowledge no emission, spill, release, or discharge in any material respect into or upon (1) the air; (2) soils, or any improvements located thereon; (3) surface water or groundwater; or (4) the sewer, septic system or waste treatment, storage or disposal system servicing the premises of any toxic or hazardous substances or wastes at or from the premises; and the premises of Borrower are free in all material respects of all such toxic or hazardous substances or wastes. There has been no complaint, order, directive, claim, citation, or notice by any governmental authority or any person or entity with respect to (1) air emissions; (2) spills, releases, or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or waste; or (6) other environmental, health, or safety matters affecting the or its business, operations, assets, equipment, property, leaseholds, or other facilities. Borrower does not have any indebtedness, obligation, or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup, or disposal of any solid wastes, hazardous wastes, or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law, or statute regarding such storage, treatment, cleanup, or disposal).
Section 4.16.
Officers and Directors. Set forth on Schedule 4.16 is a true, correct and complete list of the officers and directors of Borrower and a true, correct and complete capitalization table of the Equity Interests in Borrower. All of the outstanding Equity Interests of Borrower have been validly issued, are fully paid and nonassessable, and are owned by the shareholders, free and clear of all Liens.
Section 4.17.
Trade Names. Borrower has not changed its name, been known by any other name, or been a party to a merger, reorganization or similar transaction within the last five (5) years.
Section 4.18.
Solvency. Borrower is Solvent and the borrowing of the Loan contemplated in this Agreement will not render Borrower insolvent.
Section 4.19.
Fraudulent Conveyances. Borrower has not entered into this Agreement or any of the other Loan Documents with the actual intent to hinder, delay or defraud any creditor, and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrower’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, be greater than Borrower’s probable liabilities including the maximum amount of its contingent liabilities or its debts as such debts become absolute and mature. Borrower’s assets do not and, immediately following the execution and delivery of the Loan Documents, will not, constitute unreasonably small capital to carry out its businesses as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).
Section 4.20.
No Illegal Activity as Source of Funds. No portion of the Collateral has been or will be purchased, improved, equipped or furnished with proceeds of any illegal activity.
Section 4.21.
Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws. Borrower, and to the best of Borrower’s knowledge, after having made diligent inquiry, each Person owning an interest in Borrower: (i) is not currently identified on the OFAC List, and (ii) is not a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States. Borrower has implemented procedures, and will consistently apply those procedures throughout the term of the Loans, to ensure the foregoing representations and warranties remain true and correct during the term of the Loans.
Section 4.22.
Margin Stock. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Requirements of Law or by the terms and conditions of this Agreement or the other Loan Documents.
Section 4.23.
Investment Company. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.
Section 4.24.
No Change in Facts or Circumstances. All information in any application for the Loan submitted to Lender (the “Loan Application”) and in all financial statements, reports, certificates and other documents submitted in connection with the Loan Application are complete and accurate in all material respects. There has been no material adverse change in any fact or circumstance that would make any such information incomplete or inaccurate.
Section 4.25.
True and Correct. Borrower represents and warrants that all representations, warranties and covenants contained herein and in the Loan Documents are true and correct as of the date hereof and that any investor or participant in the Loan shall be a third party beneficiary of the representations, warranties and covenants set forth herein.

Section 4.26.
Disclosure. All information furnished or to be furnished by Borrower to Lender in connection with the Loan or any of the Loan Documents is, or will be at the time the same is furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to provide Lender with true and accurate knowledge of the subject matter.
Section 4.27.
Loan Documents Reviewed; Enforceable. Borrower has reviewed and caused Holdings to review all the Loan Documents which are required to be executed in connection with the closing of the Loan. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of Borrower and Holdings, as applicable, and constitute the legal, valid and binding obligations of Borrower and Holdings, as applicable, enforceable against Borrower and Holdings, as applicable, in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The Loan Documents are not subject to any right of rescission, set‑off, counterclaim or defense by Borrower or Holdings, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of Borrowers’ or Holdings’s obligations), and Borrower nor Holdings has asserted nor will it assert any right of rescission, set‑off, counterclaim or defense with respect thereto.
ARTICLE 5

AFFIRMATIVE COVENANTS

Borrower agrees with and covenants unto Lender that until the Loan Obligations have been satisfied in full, Borrower shall (unless expressly waived in writing by Lender in Lender’s sole and absolute discretion):

Section 5.1.
Maintenance of Existence. Preserve and maintain its existence and good standing in the jurisdiction of its organization, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which the failure to so qualify may reasonably be expected to have a Material Adverse Effect.

Section 5.2.
Maintenance of Records. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all material financial transactions of Borrower.

Section 5.3.
Maintenance of Properties. Maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted. Borrower will keep the Collateral in good condition, and will not waste or destroy any of the same.

Section 5.4.
Conduct of Business. Continue to engage in a business of the same general type as now conducted by it on the date of this Agreement, to include, without limitation, the following:

(a)
to operate in compliance with applicable laws and regulations relating thereto and cause all Permits, and any other agreements necessary for the use and operation of Borrower;

(b)
to maintain sufficient Inventory and Equipment of types and quantities to enable Borrower to perform operations adequately;

(c)
to keep all Improvements and Equipment located on or used or useful in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needed and proper repairs, renewals, replacements, additions, and improvements thereto to keep the same in good operating condition; and

(d)
to keep all required Permits current and in full force and effect.

Section 5.5.
Maintenance of Insurance. Borrower agrees with Lender that Borrower will maintain insurance at all times as follows:

(a)
with respect to all tangible Collateral, a casualty policy insuring against all risks, including, without limitation, risk of fire (including so-called extended coverage), theft, water damage and such other risks (including flood, if applicable), which shall be in a coverage amount of at least the full replacement value thereof;

(b)
comprehensive general public liability insurance, on an “occurrence” basis;

(c)
workers’ compensation insurance as required by the laws of any state applicable to Borrower; and

(d)
such other insurance as may from time to time be required by Lender against other insurable risks that are commonly insured.

All policies obtained and maintained by Borrower hereunder shall be in such form, for such perils, with such coverage amounts, with such deductibles, and written by such companies as may be satisfactory to Lender in its reasonable discretion. Lender shall be named as the loss payee and an additional insured, as applicable, under such policies of insurance. Borrower may furnish such insurance through an existing policy or a policy independently obtained and paid for by Borrower. All policies of insurance shall provide for a minimum of thirty (30) days’ written notice to Lender before cancellation. At request of Lender, Borrower will deliver such policies, or at Lender’s option, certificates thereof, to Lender to be held by it. aonly during the existence of an Event of Default, Borrower hereby appoints Lender the attorney-in-fact for Borrower for purposes of obtaining, adjusting, settling, and canceling such insurance and of indorsing in Borrower’s name and giving receipt for checks and drafts issued in payment of losses and as return premiums. Upon receipt of any proceeds from any insurance policy, Lender may apply such proceeds to the Loan Obligations as determined by Lender. Borrower shall pay all premiums on policies required hereunder as they become due and payable and promptly deliver to Lender evidence satisfactory to Lender of the timely payment thereof. In the event Borrower fails to provide any insurance as required herein, Lender may, at its option, purchase such insurance or, at Lender’s option and upon ten (10) days’ written notice to Borrower, insurance covering only Lender’s interest in the Collateral, but Lender shall not be under any duty to purchase any such insurance. Borrower agrees to reimburse Lender on demand for the cost of all such insurance purchased by Lender. Borrower hereby assigns all insurance policies at any time covering the Collateral and all returned or unearned premiums thereon to Lender as additional collateral for the Loan Obligations.

Section 5.6.
Compliance With Laws. Comply in all material respects with all applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property. Borrower will not use the Collateral in violation of any statute or ordinance or any policy of insurance thereon.

Section 5.7.
Right of Inspection. Borrower will allow Lender and any of its officers, agents, attorneys, or accountants to examine or inspect the Collateral wherever located at all reasonable times and upon reasonable advance written notice. At any reasonable time and from time to time, permit Lender or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and upon reasonable advance written notice visit the properties of, Borrower and to discuss the affairs, finances, and accounts of Borrower with any of its respective officers and directors and Borrower’s independent accountants.

Section 5.8.
Reporting Requirements. Furnish to Lender:

(a)
Monthly Financial Statements. As soon as available, and in any event within twenty (20) days after the end of each calendar month, internally-prepared consolidated financial statements of Borrower, which financial statements shall include a balance sheet of Borrower as of the end of such calendar month, statements of income and retained earnings of Borrower for such calendar month, aging reports of Borrower’s accounts receivable and accounts payable, and a schedule of Borrower’s Inventory, all prepared in accordance with GAAP consistently applied and certified by the chief financial officer of Borrower.

(b)
Tax Returns. Upon request, Borrower shall provide to Lender a copy of its annual federal income tax return, including all schedules, for the preceding taxable year as filed with the Internal Revenue Service unless an extension has been obtained for filing taxes and then promptly after final filing.

(c)
Collateral Audit. Borrower shall permit inspections, reviews and field audits of Borrower’s Inventory and Borrower’s records pertaining thereto (including, but not limited to, verification of Borrower’s Accounts and Inventory), at such times and in such manner and Lender may deem necessary or desirable from time to time. The cost of such field audits, reviews, verifications and inspections shall be borne by the Borrower.

(d)
Management Letters. Promptly upon receipt thereof, copies of any reports submitted to Borrower by independent certified public accountants in connection with examination of the financial statements of Borrower made by such accountants.

(e)
Notice of Litigation. Promptly after the commencement or material threat thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting Borrower which, if determined adversely to Borrower could reasonably be expected to have a material adverse effect on the financial condition, properties, or operations of Borrower.

(f)
Notice of Defaults and Events of Default. As soon as possible and in any event within ten (10) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by Borrower with respect thereto.

(g)
ERISA reports. As soon as possible, and in any event within thirty (30) days after Borrower knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan subject to ERISA with respect to Borrower or any Commonly Controlled Entity, and promptly but in any event within two (2) Business Days of receipt by Borrower or any Commonly Controlled Entity of notice that the PBGC intends to terminate a Plan or appoint a trustee to administer the same, and promptly but in any event within five (5) Business Days of the receipt of notice concerning the imposition of withdrawal liability in excess of $100,000.00 with respect to Borrower or any Commonly Controlled Entity, Borrower will deliver to Lender a certificate of the chief financial officer of Borrower setting forth all relevant details and the action which Borrower proposes to take with respect thereto.

(h)
General information. Lender reserves the right to require such other financial information (including tax returns, detailed cash flow information and contingent liability information) of Borrower, all at such times as Lender shall deem reasonably necessary, and Borrower agrees promptly to provide such information to Lender. All financial statements must be in the form and detail as Lender shall from time to time reasonably request. Lender reserves the right to require that the annual and/or monthly financial statements of Borrower be audited and prepared by a nationally recognized accounting firm or independent certified public accounting firm acceptable to Lender, at Borrower’s sole cost and expense, if (i) an Event of Default exists or (ii) if Lender has reasonable grounds to believe that the unaudited financial statements do not accurately represent the financial condition of Borrower.

Section 5.9.
Environmental. Be and remain, in compliance in all material respects with Environmental Laws; notify Lender immediately of any notice of a hazardous discharge or environmental complaint received from any Governmental Authority or any other party; notify Lender promptly after becoming aware of any material hazardous discharge from or affecting its premises in violation of Environmental Law; promptly contain and remove, or use commercially reasonable efforts to cause the responsible party to contain and remove, the same in a commercially reasonable manner, if required by Environmental Laws; promptly pay any fine or penalty assessed in connection therewith; permit Lender to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at Lender’s request, and at Borrower’s expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to Lender, and such other and further assurances reasonably satisfactory to Lender that the condition has been corrected in all material respects.

Section 5.10.
Solvency. At all times remain Solvent.

Section 5.11.
Payment of Loans/Performance of Loan Obligations. Duly and punctually pay or cause to be paid the principal and interest of each Loan in accordance with its respective terms and duly and punctually pay and perform or cause to be paid or performed all Loan Obligations hereunder and under the other Loan Documents.

Section 5.12.
Accrual and Payment of Taxes. During each fiscal year, make accurate provision for the payment in full of all current tax liabilities of all kinds including, without limitation, federal and state income taxes, franchise taxes, payroll taxes, all required withholding of income taxes of employees, all required old age and unemployment contributions, and all required payments to employee benefit plans, and pay the same when they become due.

Section 5.13.
Payment of Debt. Duly and punctually pay or cause to be paid all other Debt now owing or hereafter incurred by Borrower and its Affiliates in accordance with the terms of this Agreement, except such Debt owing to those other than Lender which is being contested in good faith and with respect to which any execution against properties of Borrower or its Affiliates has been effectively stayed and for which reserves and collateral for the payment and security thereof have been established in sufficient amounts as determined by Lender in its sole commercially reasonable discretion.

Section 5.14.
Certificate. Within twenty (20) days after each calendar quarter, furnish Lender with a certificate (“Certificate”) stating that Borrower has complied with and is in compliance with all terms, covenants and conditions of the Loan Documents and that there exists no Default or Event of Default or, if such is not the case, that one or more specified events have occurred, and that the representations and warranties contained herein are true and correct with the same effect as though made on the date of such certificate.

Section 5.15.
Representations and Warranties. Immediately notify Lender in writing in the event any representation or warranty contained in this Agreement or in any other Loan Document becomes untrue or there shall have been any material adverse change in any such representation or warranty.

Section 5.16.
Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws. Borrower shall comply with all Requirements of Law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect. Upon Lender’s request from time to time during the term of the Loans, Borrower shall certify in writing to Lender that Borrower’s representations, warranties and obligations under Section 4.20 and Section 4.21 and this Section 5.16 remain true and correct and have not been breached. Borrower shall immediately notify Lender in writing if any of such representations, warranties or covenants are no longer true or have been breached or if Borrower has a reasonable basis to believe that they may no longer be true or have been breached. In connection with such an event, Borrower shall comply with all Requirements of Law and directives of Governmental Authorities and, at Lender’s request, provide to Lender copies of all notices, reports and other communications exchanged with, or received from, Governmental Authorities relating to such an event. Borrower shall also reimburse Lender for any expense incurred by Lender in evaluating the effect of such an event on the Loan and Lender’s interest in the Collateral, in obtaining any necessary license from Governmental Authorities as may be necessary for Lender to enforce its rights under the Loan Documents, and in complying with all Requirements of Law applicable to Lender as the result of the existence of such an event and for any penalties or fines imposed upon Lender as a result thereof.

Section 5.17.
Collateral Covenants.
(a)
Upon request of Lender, Borrower will deliver to Lender lists or copies of all Accounts and Payment Intangibles promptly after they arise. Upon request of Lender, after a Default hereunder, Borrower will deliver to Lender, promptly upon receipt, all Proceeds of the Collateral received by Borrower, in precisely the form received by Borrower, except for the endorsement of Borrower where necessary to permit the collection of such Proceeds (which endorsement Borrower hereby agrees to make). Borrower agrees not to mingle any Proceeds of the Collateral with any of Borrower’s own funds, goods or property, and at all times to hold such Proceeds upon express trust for the Lender until delivery thereof is made to Lender. Lender shall have the full power and authority to collect, compromise, endorse, sell, or otherwise deal with Proceeds in its own name or that of Borrower. Lender in its discretion may apply Cash Proceeds to the payment of any of the Loan Obligations or may release such Cash Proceeds to Borrower for use in the operation of Borrower’s business.
(b)
With respect to Collateral in the form of Instruments, Accounts, Payment Intangibles, General Intangibles, Contracts, Rents, Leases and Chattel Paper, Lender may at any time after Default notify any obligors or Account Debtors thereunder that such Collateral has been assigned to Lender and shall be remitted directly to Lender. Upon request of Lender at any time Borrower will so notify such obligors or Account Debtors and will indicate on all invoices to such obligors or Account Debtors that their obligations are payable to Lender.
(c)
Borrower covenants and agrees that upon Borrower’s receipt of any Collateral which is evidenced or secured by an agreement, Instrument, Document or Chattel Paper and upon demand of Lender, Borrower shall deliver the original thereof (or each executed or original counterpart if more than one) to Lender, together with appropriate endorsements and/or assignments in form and substance acceptable to Lender.
(d)
Borrower agrees to keep all Records concerning the Collateral in a safe place and, upon request of Lender, to make such Records available to Lender, its agents, attorneys, and accountants, at any reasonable time and without hindrance or delay to allow Lender to inspect, audit, check, copy or make extracts from such Records.
(e)
All of Borrower’s existing Inventory has been, and all of Borrower’s Inventory hereafter produced or acquired will be, produced in accordance with the requirements of the federal Fair Labor Standards Act.
(f)
Borrower shall furnish to Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may request, all in reasonable detail.

(g)
Borrower shall promptly notify Lender in writing of the initiation of any Commercial Tort Claim seeking damages on behalf of Borrower. Borrower shall execute and deliver such statements, documents and notices and do and cause to be done all such things as Lender may reasonably deem necessary or appropriate to create, perfect and maintain the Lien in any Commercial Tort Claim.
(h)
Upon request of Lender, Borrower shall promptly deliver to Lender the certificates of title for any motor vehicles now or hereafter included in the Collateral that are subject to the title Laws of any state of the United States of America or any other jurisdiction and shall join with Lender in executing any applications and other documents and taking any other actions necessary or desirable in Lender’s opinion to perfect Lender’s Lien in such vehicles. Lender may retain possession of such certificates of title until payment in full of all the Loan Obligations or until Lender’s Lien is terminated.
(i)
Borrower shall comply with all Requirements of Law pertaining to all Collateral, and shall maintain all Collateral in good conditions and repair, normal wear and tear expected.
(j)
Covenants Specific to Accounts:
(i)
Except to the extent that Lender’s exercise of its rights and remedies hereunder or under any other Loan Document shall prevent Borrower from doing so, Borrower will, at Borrower’s sole expense, collect from the Account Debtor on each Account all amounts due thereon as and when the same shall become due; and in the event of any default by any Account Debtor justifying such action, Borrower shall have the authority, at Borrower’s sole expense, to repossess any merchandise covered by any such Account in accordance with the terms thereof and any applicable Law and to take such other action with respect to any such Account or the merchandise covered thereby as Borrower, in the absence of instructions from Lender, may deem advisable.
(ii)
Borrower agrees that no court action or other legal proceedings for garnishment, attachment, repossession of property, detinue, or any attempt to repossess any merchandise covered by any Account other than through legal proceedings, shall be done or attempted to be done by Borrower except by or under the direction of competent legal counsel. Borrower agrees to indemnify and hold Lender harmless from any loss or liability of any kind or character which may be asserted or sought to be asserted against Lender by virtue of any suit filed, process issued or any repossession or attempted repossession done or attempted by Borrower or at Borrower’s direction or any endeavors that Borrower may make to collect or enforce any Accounts or repossess any goods covered by any Account.
(iii)
Borrower agrees that any of Lender’s officers, employees or agents shall have the right, at any time or times hereafter, in Lender’s name or in the name of Borrower, to verify with any Account Debtor the validity or amount of, or any other matter relating to, any Accounts by mail, telephone, telegraph or otherwise.
(k)
Upon request therefor, Borrower shall execute and deliver IP Security Agreements as may be requested by Lender.

Section 5.18.
Continuing Obligation. Borrower covenants that in the event that it becomes aware any representation, warranty or covenant contained herein and in the Loan Documents becomes untrue in any material respect after the date hereof, Borrower will so advise Lender in writing as soon as reasonably practical of such untruth.

Section 5.19.
Ratification. Borrower covenants that it shall (or shall cause Holdings or any other applicable Person to) promptly, upon request of Lender, ratify and affirm in writing the representations, warranties and covenants contained in the Loan Documents as of such date or dates as Lender shall specify.

ARTICLE 6

NEGATIVE COVENANTS

Until the Loan Obligations have been satisfied in full, Borrower shall not:

Section 6.1.
Liens. Create, incur, assume, or suffer to exist, any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except:

(a)
Liens in favor of Lender;

(b)
Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

(c)
Liens imposed by law, such as mechanics’, materialmen’s, landlords’, warehousemen’s, and carriers’ Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than thirty (30) days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

(d)
Liens under workers’ compensation, unemployment insurance, Social Security, or similar legislation;

(e)
Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance, or other similar bonds, or other similar obligations arising in the ordinary course of business;

(f)
Judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

(g)
Any Lien granted pursuant to the Treadway Loan Documents; provided that with respect to all Liens granted by Borrower, such Liens shall be subordinate to Lender’s Lien with respect to the Collateral as set forth in the Intercreditor Agreement; and

(h)
Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by Borrower of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto.

Section 6.2.
Debt. Create, incur, assume, or suffer to exist, any Debt, except:

(a)
Debt of Borrower under this Agreement, the Note or other Debt payable to Lender;

(b)
Accounts payable to trade creditors incurred in the ordinary course of Borrower’s business for good or services which are not aged more than sixty (60) days from billing date thereof;

(c)
Security deposits and similar obligations securing performance in favor of landlords, lenders, lessors and other third-party vendors and reimbursement obligations in connection with letters of credit in favor of landlords, lenders, lessors and other third-party vendors in the ordinary course of business;

(d)
Debt in connection with the CLMBR Notes, provided that all times such Debt shall be Subordinated Debt;

(e)
Debt in connection with the Treadway Loan, provided that all times such Debt shall be subject to the Intercreditor Agreement and that all payments thereunder shall be made by Holdings;

(f)
Lease payments characterized as operating lease payments under GAAP;

(g)
Obligations arising under contracts for payment in the future for goods and services to be used in the production and manufacturing of Borrower’s Inventory; and

(h)
Unsecured Debt provided that the net proceeds of such Debt are paid over to Lender within two (2) business days of the origination of such Debt.

Section 6.3.
Investments. Make any Investment, other than Permitted Investments.

Section 6.4.
Mergers, Etc. Wind up, liquidate or dissolve itself, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person.

Section 6.5.
Acquisitions. Consummate any Acquisition (either directly or indirectly), or enter into any binding agreement for any Acquisition.

Section 6.6.
Transfer of Ownership Interests. Permit any transfer of the direct or indirect Equity Interests in Borrower if any such transfer would result in or could reasonably be expected to result in a Change in Control; provided, however, that the foregoing shall not prohibit the issuance of new Equity Interests in Borrower so long as the net proceeds of such issuance of Equity Interests are used to satisfy the Loan Obligations in whole or in part within two (2) Business Days of receipt thereof and such issuance does not otherwise result in a Change in Control.

Section 6.7.
Sale and Leaseback. Sell, transfer, or otherwise dispose of any real or personal property to any Person and thereafter directly or indirectly lease back the same or similar property.

Section 6.8.
Dividends and Distributions to Shareholders or Affiliates. Declare or pay any Distributions or issue, redeem, purchase or retire any of its Equity Interests.

Section 6.9.
Sale or Pledge of Assets; Collection of Collateral. Sell, lease, assign, transfer, pledge or otherwise dispose of any of the Collateral or its now owned or hereafter acquired assets, except for inventory, equipment and other assets transferred or otherwise disposed of in the ordinary course of Borrower’s business, it being understood that a sale in the ordinary course of business does not include a transfer in partial or total satisfaction of a debt or a credit sale or consignment to a subsidiary or an affiliated company. Furthermore, Borrower shall not collect any of its Accounts, Payment Intangibles, General Intangibles, Instruments or Chattel Paper, other than in the ordinary course of business.

Section 6.10.
Change of Business. Enter into any line of business other than the ownership and operation of Borrower’s businesses in existence or as disclosed to Lender as of the date hereof, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

Section 6.11.
Corporate Changes. Neither (i) change the address of Borrower’s principal place of business or chief executive office; (ii) change the address or office where Borrower keeps its Records relating to its Accounts, Payment Intangibles and other intangible Collateral; (iii) change its legal name; (iv) modify, amend, waive or terminate its Governing Documents, nor (v) change its state of incorporation or organization.

Section 6.12.
Guaranties, Etc. Assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any Person against loss) for obligations of any Person, except (a) guaranties by endorsement of negotiable instruments for deposits or collection or similar transactions in the ordinary course of business and (b) assumption or guaranty obligations arising in connection with acquisitions conducted upon fair and reasonable terms in an arm’s-length transaction.

Section 6.13.
Transactions With Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, or agree to enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrower’s business and upon fair and reasonable terms no less favorable to Borrower than would obtain in a comparable arm’s-length transaction with a Person not an Affiliate.

Section 6.14.
Affiliate Debt. Create, incur or make any promissory notes, loans or other instruments of indebtedness to any Affiliate, unless such Debt is consented to by Lender and becomes Subordinated Debt.

Section 6.15.
Changes in Accounting. Change Borrower’s methods of accounting, unless such change is permitted by GAAP, and provided such change does not have the effect of curing or preventing what would otherwise be an Event of Default or Default had such change not taken place.

Section 6.16.
ERISA.

(a)
Agree to, enter into or consummate any transaction which would render Borrower unable to confirm that (i) it is not an “employee benefit plan” as defined in Section 3(32) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) it is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) less than twenty-five percent (25%) of each of its outstanding class of equity interests are held by “benefit plan investors” within the meaning of 29 C.F.R. § 2510.3‑101(f)(2);

(b)
Engage in a non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code, as such sections relate to Borrower or in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Loan Documents) to be a non-exempt prohibited transaction under ERISA.

Section 6.17.
Dissolution. (a) Engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, or (b) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower.

Section 6.18.
Debt Cancellation. Cancel or otherwise forgive or release any claim or debt owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

Section 6.19.
Leases. Other than the leases existing as of the date hereof for which Lender has received executed landlord waivers, enter into any lease for any real property.

Section 6.20.
Negative Pledge. Enter into, assume or otherwise be bound by any Negative Pledge except for a Negative Pledge contained in any agreement (i) evidencing Debt which Borrower or such Subsidiary or Loan Party may create, incur, assume, or permit or suffer to exist hereunder, (ii) which Debt is secured by a Lien permitted to exist pursuant to this Agreement, and (iii) which prohibits the creation of any other Lien on only the property securing such Debt as of the date such agreement was entered into.

ARTICLE 7

EVENTS OF DEFAULT

Section 7.1.
Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

(a)
Borrower should fail to pay the principal of, or interest on, the Loans, or any fee, including but not limited to the Monthly Administration Fee, when due and payable, whether by acceleration or otherwise;

(b)
Any representation or warranty made or deemed made by Borrower in this Agreement, the Note, any other Loan Document shall prove to have been incorrect, incomplete, or misleading in any materially adverse respect on or as of the date made or deemed made;

(c)
Borrower shall fail to perform or observe any term, covenant, or agreement (other than for payment obligations) contained in this Agreement and, if such failure is curable, is not cured within ten (10) days after Borrower receives notice of such failure; provided that the foregoing cure period shall not apply to any Default that, by its nature, is not curable by Borrower;

(d)
A Default or an Event of Default occurs under any of the Loan Documents;

(e)
Any financial information, statement, certificate, representation or warranty given to Lender by Borrower or Holdings in connection with entering into this Agreement or the Loan Documents and/or any borrowing hereunder, or required to be furnished under the terms hereof or the Loan Documents, shall prove to be untrue in any materially adverse respect as determined by Lender in its sole and absolute discretion;

(f)
Borrower or Holdings shall (i) fail to pay any Debt (other than any Loan), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), or (ii) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any Debt, when required to be performed or observed, or any such Debt under (i) and (ii) above shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

(g)
Borrower or Holdings (i) shall not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made, and which remains undismissed for a period of thirty (30) days or more; or (v) shall take any action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (vi) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of thirty (30) days or more;

(h)
One or more judgments, decrees, or orders for the payment of money in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) in the aggregate shall be rendered against Borrower and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal;

(i)
This Agreement shall at any time after the execution and delivery and for any reason cease (i) to create a valid and perfected first priority security interest (to the extent perfection can be accomplished by filing a UCC-1 financing statement) in and to the property purported to be subject to this Agreement; or (ii) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by Borrower or Borrower shall deny it has any further liability or obligation under the Credit Agreement, or Borrower shall be in default under this Agreement;

(j)
The occurrence of any of the following: (i) Borrower or Holdings shall cease to exist; or (ii) any bankruptcy, insolvency or receivership proceedings, or an assignment for the benefit of creditors, shall be commenced by Borrower or Holdings under any federal or state law; or (iii) if an order for relief under any present or future federal bankruptcy act or similar state or federal law shall be entered against Borrower or Holdings, or if a petition or answer requesting or proposing the entry of such order for relief or the adjudication of Borrower or Holdings as a debtor or a bankrupt or its reorganization under any present or future state or federal bankruptcy act or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof; or (iv) Borrower or Holdings shall become the subject of any out-of-court settlement with substantially all of its creditors; or (v) Borrower or Holdings is unable or admits in writing to its inability to pay its debts as they mature;

(k)
The occurrence of any materially adverse change in the financial condition of Borrower or Holdings, or the existence of any other condition which, in Lender’s sole determination, constitutes a material impairment of Borrower’s ability to perform its obligations under the Loan Documents;

(l)
The occurrence of a Change in Control;

(m)
The occurrence of a default or event of default under the Treadway Loan Documents, or if the Treadway Loan becomes due and payable by Holdings for any reason.;

(n)
The occurrence of a default or event of default under the Northern Trust Note, or if the Northern Trust Note becomes due and payable by Lender for any reason; or

(o)
The Letter of Credit is not issued in accordance with the Letter of Credit Agreement or the occurrence of a Letter of Credit Remedy Event (as defined in the Letter of Credit Agreement).

Then, and in any such event, Lender may, in addition to any and all other remedies set forth herein, at law or in equity, by notice to Borrower, declare the Loan, Note, all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Loan Obligations, all such interest, and all such additional amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower.

Section 7.2.
Remedies. Upon the occurrence of any one or more of the foregoing Events of Default, Lender may, at its option, without notice to Borrower (any such notice being expressly waived by Borrower):
(a)
Declare immediately due and payable all unpaid principal of and accrued interest on the Loans, together with all other sums payable hereunder, and the same shall thereupon be immediately due and payable without presentment or other demand, protest, notice of dishonor or any other notice of any kind, all of which are hereby expressly waived; provided, however, that upon the filing of a petition commencing a case naming Borrower as debtor under the United States Bankruptcy Code or the acceleration of the outstanding amount under the Northern Trust Note, the principal of and all accrued interest on the Loans shall be automatically due and payable without any notice to or demand on Borrower or any other party;
(b)
Proceed to appoint a receiver to administer Borrower for the benefit of Lender and to satisfy the debts and obligations of Borrower, including, without limitation, the Loan Obligations;
(c)
File suit and obtain judgment and, in conjunction with any action, Lender may seek any ancillary remedies provided by law, including levy of attachment, detinue, replevin, or garnishment;
(d)
Proceed to protect and enforce its rights by action at law (including, without limitation, bringing suit to reduce any claim to judgment), suit in equity and other appropriate proceedings including, without limitation, for specific performance of any covenant or condition contained in this Agreement;
(e)
Exercise any and all rights and remedies afforded by the laws of the United States (including those available under the UCC, the states in which any of the Collateral are located or any other appropriate jurisdiction as may be available for the collection of debts and enforcement of covenants and conditions such as those contained in this Agreement and the Loan Documents);

(f)
Exercise the rights and remedies of setoff or banker’s lien against the interest of Borrower in and to every account and other property of Borrower which is in the possession or under the control of Lender or any Person who then owns a participating interest in the Loan, to the extent of the full amount of the Loan;
(g)
Exercise its rights and remedies pursuant to any other Loan Documents;
(h)
To require Borrower, upon the request of Lender, to assemble the Inventory, Equipment and any other tangible property included in the Collateral and make it available to Lender at places which Lender shall select, whether at Borrower’s premises or elsewhere, and to make available to Lender all of Borrower’s premises and facilities for the purpose of Lender’s taking possession of, removing or putting the Inventory and such other goods in salable form;
(i)
Take possession of any Collateral not already in its possession without demand and without legal process. Borrower grants to Lender and its agents the right, for this purpose, to enter into or on any premises where Collateral may be located. Upon Lender’s demand, Borrower will assemble and make the Collateral available to Lender at a place to be designated by Lender. With or without taking possession, sell, lease or otherwise dispose of the Collateral, or any part thereof, at one or more public or private sales in accordance with the UCC;
(j)
To collect, receive, appropriate, repossess and realize upon the Collateral, or any part thereof, and to sell, lease, assign, give option or options to purchase, or sell or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels, at public or private sale or sales, at any exchange broker’s board or at any of Lender’s offices or elsewhere, at such prices as Lender may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales, and to the extent permitted by Law, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which equity of redemption Borrower hereby releases. To the extent permitted by applicable law, Borrower waives all claims, damages, and demands against Lender arising out of the repossession, retention or sale of the Collateral;
(k)
To use, and to permit any purchaser of any of the Collateral from Lender to use without charge, Borrower’s labels, General Intangibles, and advertising matter or any property of a similar nature, as it pertains to, or is included in, any of the Collateral, in advertising for sale, preparing for sale and selling any Collateral, and finishing the manufacture, processing, fabrication, packaging and delivery of the Inventory, and Borrower’s rights under all licenses and all franchise agreements shall inure to Lender’s benefit;
(l)
To notify Account Debtors that Accounts have been assigned to Lender, demand and receive information from Account Debtors with respect to Accounts, forward invoices to Account Debtors directing them to make payments to Lender, collect all Accounts in Lender’s or Borrower’s name and take control of any cash or non-cash proceeds of Collateral, which shall include, without limitation, the ability to establish lockbox accounts and instruct all Account Debtors to render payments to such lockbox accounts;
(m)
To enforce payment of any Accounts, to prosecute any action or proceeding with respect to Accounts, to extend the time of payment of any and all Accounts, to make allowances and adjustments with respect thereto and to issue credits in the name of Lender or Borrower
(n)
To transfer any Deposit Account maintained by Borrower under Lender’s control to Lender’s name;
(o)
To set off the balance of any Deposit Account or other property of Borrower held by Lender or under Lender’s control against any or all of the Loan Obligations;
(p)
To exercise its rights and remedies with respect to the Letter of Credit; and
(q)
To exercise any and all rights and remedies afforded by the laws of the United States, the State of Mississippi or any other appropriate jurisdiction as may be available for the collection of debts and enforcement of covenants and conditions such as those contained in this Agreement and the Loan Documents.

All rights and remedies of Lender under the terms of this Agreement, the Note, any of the other Loan Documents, and any applicable statutes or rules of law shall be cumulative and may be exercised successively or concurrently. The rights and remedies of Lender set forth in this Section 7.2 are in addition to other rights and remedies that Lender may have at law or in equity. Borrower agrees to pay Lender on demand any and all reasonable expenses incurred or paid by Lender in the exercise of its rights under this Agreement or under the UCC, including expenses incurred to protect or enforce the Loan Obligations, protect the Collateral, take possession of and sell or dispose of the Collateral, store or collect the Collateral, prepare and advertise the Collateral for sale, conduct the sale and collect the Proceeds of sale, and expenses for the services of attorneys employed by Lender for any purpose related to this Agreement or the Loan Obligations, including consultation, drafting documents, sending notices or instituting, prosecuting or defending litigation or arbitration. Payment of all such expenses and the interest thereon shall be secured by the security interest granted in this Agreement.

Section 7.3.
Foreclosure Provisions.
(a)
Lender shall give Borrower such notice of any private or public sales as may be required by the UCC. Borrower agrees that notice of sale or other disposition of the Collateral, or of any part thereof, shall be sufficient if such notice is, at least ten (10) days before the time of the sale or disposition, and is delivered to Borrower in accordance with this Agreement.
(b)
No delay or omission by Lender to exercise any right or remedy accruing upon any default shall: (i) impair any right or remedy, (ii) waive any default or operate as an acquiescence to the default, or (iii) affect any subsequent default of the same or of a different nature.
(c)
Lender has no obligation to clean-up, refurbish, or otherwise prepare any Collateral for sale.
(d)
Lender has no obligation to attempt to satisfy the Loan Obligations by collecting them from any other person liable for them, and Lender may release, modify or waive any collateral provided by any other person to secure any of the Loan Obligations, all without affecting Lender’s rights against Borrower. Borrower waives any right it may have to require Lender to pursue any third person for any of the Loan Obligations.
(e)
Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
(f)
Lender may sell the Collateral without giving any warranties as to the Collateral. Lender may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
(g)
If Lender sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Lender, and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Lender may resell the Collateral and Borrower shall be credited with the Proceeds of the sale.
(h)
In the event Lender purchases any of the Collateral being sold, Lender may pay for the Collateral so purchased by crediting some or all of the Loan Obligations.
(i)
Lender shall have no obligation to marshal any assets in favor of Borrower, or against or in payment of the Loan Obligations or any other obligation owed to Lender by Borrower or any other person.
(j)
Borrower hereby irrevocably authorizes and empowers Lender after the occurrence of an Event of Default hereunder (i) to receive and give receipt for any amount or amounts due or to become due to Borrower on account of the Collateral and to endorse and negotiate in the name of Borrower any check or other item issued in payment or on account thereof, and in the name of Lender or of Borrower to enforce by suit or otherwise, compromise, settle, discharge, extend the time of payment, file claims or otherwise participate in bankruptcy proceedings, and otherwise deal in and with the Collateral and any Proceeds thereof; (ii) to open mail addressed to Borrower, remove any Collateral or Proceeds therefrom, and deliver the remainder of such mail to Borrower; and (iii) to do all acts and things deemed by Lender to be appropriate to protect, preserve and realize upon Lender’s security interest hereunder; but Lender shall not be under any duty to exercise such authority or power or in any way responsible for collecting or realizing upon the Collateral.
ARTICLE 8

MISCELLANEOUS

Section 8.1.
Amendments, Etc. No amendment, modification, termination, or waiver of any provision of any Loan Document shall in any event be effective unless the same shall be in writing and signed by Lender and Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 8.2.
Notices, Etc. Any notice or other communication required or permitted to be given by this Agreement or the other Loan Documents or by applicable law shall be in writing and shall be deemed received (a) on the date delivered, if sent by hand delivery (to the person or department if one is specified below), (b) three (3) days following the date deposited in U.S. mail, certified or registered, with return receipt requested, or (c) one (1) day following the date deposited with Federal Express or other national overnight carrier, and in each case addressed as follows:

If to Borrower: Interactive Strength, Inc.

1005 Congress Avenue, Suite 925

Austin, Texas 78701

Attention: Trent A. Ward, Chief Executive Officer

Phone: (347) 251-0928

Email: trent@formelife.com

If to Lender: Vertical Investors, LLC

333 West Franklin St.

Tupelo, Mississippi 38804

Attention: Stephen Miles

Phone: (662) 269-6475

Fax: (888) 398-3602

Email: stephen.miles@addicusadvisors.com

with a copy to: David R. Kinman, Esq.

Maynard Nexsen PC

1901 Sixth Avenue North, Suite 1700

Birmingham, Alabama 35203

Phone: (205) 254-1092

Email: dkinman@maynardnexsen.com

or at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 8.2. Except as otherwise provided in this Agreement, all such notices and communications shall be effective when deposited in the mails or delivered to the telegraph company, or sent, answerback received, respectively, addressed as aforesaid.

Section 8.3.
No Waiver. No failure or delay on the part of Lender in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

Section 8.4.
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights under any Loan Document to which Borrower is a party without the prior written consent of Lender.

Section 8.5.
Costs, Expenses, and Taxes. Borrower agrees to pay on demand all reasonable costs and expenses incurred by Lender in connection with the preparation, execution, delivery, filing, and administration of the Loan Documents, and of any amendment, modification, or supplement to the Loan Documents, including, without limitation, the reasonable fees and out‑of‑pocket expenses of counsel for Lender incurred in connection with advising Lender as to its rights and responsibilities hereunder. In addition, Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to hold Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. This provision shall survive termination of this Agreement. Borrower also agrees to pay all such costs and expenses, including court costs, incurred in connection with enforcement of the Loan Documents, or any amendment, modification, or supplement thereto, whether by negotiation, legal proceedings, or otherwise. If at any time or times hereafter Lender employs counsel to advise or provide other representation with respect to this Agreement, any Loan Document, or any other agreement, document or instrument heretofore, now or hereafter executed by Borrower and delivered to Lender with respect to the Loan Obligations, or to commence, defend or intervene, file a petition, complaint, answer, motion or other pleadings or to take any other action in or with respect to any pending, threatened or anticipated suit or proceeding relating to this Agreement, any Loan Document, or any other agreement, instrument or document heretofore, now or hereafter executed by Borrower and delivered to Lender with respect to the Loan Obligations, or to represent Lender in any litigation with respect to the affairs of Borrower, or to enforce any rights of Lender or obligations of Borrower, which may be obligated to Lender by virtue of this Agreement, any Loan Document, or any other agreement, document or instrument heretofore, now or hereafter delivered to Lender by or for the benefit of Borrower with respect to the Loan Obligations, or to collect from Borrower any amounts owing hereunder, then in any such event, all reasonable attorneys’ fees incurred by Lender arising from such services and any expenses, costs and charges relating thereto shall constitute additional obligations of Borrower payable on demand and, until so paid, shall be added to and become part of the Loan Obligations.

Section 8.6.
Performance of Lender. At its option, upon Borrower’s failure to do so, Lender may make any payment or do any act on Borrower’s behalf that Borrower or others are required to do to remain in compliance with this Agreement or any of the other Loan Documents, and Borrower agrees to reimburse Lender, on demand, for any payment made or expense incurred by Lender pursuant to the foregoing authorization, including, without limitation, reasonable attorneys’ fees, and until so repaid any sums advanced by Lender shall constitute a portion of the Loan Obligations, shall be secured by the Loan Documents and shall bear interest at the Default Rate from the date advanced until repaid.

Section 8.7.
Indemnification.

(a)
Borrower shall and hereby agrees to indemnify, defend and hold harmless Lender, its Affiliates and their respective Related Parties (each, an “Indemnified Party”) from and against any and all of the following (collectively, the “Indemnified Costs”): losses, costs, claims, penalties, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (each, an “Indemnity Proceeding”) which is in any way relate directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loan; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans; (iv) Lender’s entering into this Agreement; (v) the fact that Lender is a material creditor of Borrower; (v) any violation or non‑compliance by the Borrower or any Affiliate of any Requirements of Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower or its Affiliates (or its respective properties) (or Ban as successors to Borrower) to be in compliance with such Environmental Laws; provided, however, that Borrower shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party in connection with matters described in this subsection to the extent arising from the gross negligence or willful misconduct of such Indemnified Party.

(b)
Borrower’s indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all Indemnified Costs of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents).

(c)
This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Borrower or any Affiliate.

(d)
All out‑of‑pocket fees and expenses of, and all amounts paid to third‑persons by, an Indemnified Party shall be advanced by Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by Borrower that such Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse Borrower if it is actually and finally determined that such Indemnified Party is not so entitled to indemnification hereunder.

(e)
An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all Indemnified Costs incurred by such Indemnified Party shall be reimbursed by Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that if (i) Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) Borrower has provided evidence reasonably satisfactory to such Indemnified Party that Borrower has the financial wherewithal to reimburse such Indemnified

Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of Borrower (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, an Indemnified Party may settle or compromise any such Indemnity Proceeding without the prior written consent of Borrower where (x) no monetary relief is sought against such Indemnified Party in such Indemnity Proceeding or (y) there is an allegation of a violation of law by such Indemnified Party.

(f)
If and to the extent that the obligations of Borrower under this Section are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

(g)
Borrower’s obligations under this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Loan Obligations, and are in addition to, and not in substitution of, any of the other obligations set forth in this Agreement or any other Loan Documents.

Section 8.8.
CONTROLLING LAW. EACH PARTY HERETO AGREES THAT THE VALIDITY, INTERPRETATION, ENFORCEMENT AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MISSISSIPPI AND EACH PARTY HERETO SUBMITS (AND WAIVES ALL RIGHTS TO OBJECT) TO THE EXCLUSIVE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF MISSISSIPPI IN LAFAYETTE COUNTY, MISSISSIPPI FOR THE ENFORCEMENT OF ANY AND ALL OBLIGATIONS UNDER THE LOAN DOCUMENTS EXCEPT THAT IF ANY SUCH ACTION OR PROCEEDING ARISES UNDER THE CONSTITUTION, LAWS OR TREATIES OF THE UNITED STATES OF AMERICA, OR IF THERE IS A DIVERSITY OF CITIZENSHIP BETWEEN THE PARTIES THERETO, SO THAT IT IS TO BE BROUGHT IN A UNITED STATES DISTRICT COURT, IT SHALL BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF MISSISSIPPI OR ANY SUCCESSOR FEDERAL COURT HAVING ORIGINAL JURISDICTION.

Section 8.9.
Severability of Provisions. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 8.10.
Headings. Article and Section headings in the Loan Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

Section 8.11.
Survival of Covenants. All covenants, agreements, representations and warranties made herein and in certificates or reports delivered pursuant hereto shall be deemed to have been material and relied on by Lender, notwithstanding any investigation made by or on behalf of Lender, and shall survive the execution and delivery to Lender of the Note and this Agreement.

Section 8.12.
Assignments and Participation. Borrower acknowledges that Lender may, at its option and without any notice to or consent of Borrower, assign or sell the Loan in full or in part or sell participation interests in the Loan to any other Person without the consent of or notice to Borrower. Borrower agrees with each present and future assignee and/or participant in the Loan that if an Event of Default should occur, each present and future assignee and/or participant shall have all of the rights and remedies of Lender with respect to any deposit due from Borrower.

Section 8.13.
Time of Essence. Time is of the essence in the performance of this Agreement.

Section 8.14.
No Third Party Beneficiaries. This Agreement and each of the other Loan Documents are made for the exclusive benefit of Borrower and Lender and their successors and assigns, and no other Person shall be a third party beneficiary with respect hereto or thereto.

Section 8.15.
Supersedes Prior Agreements; Counterparts. This Agreement and the instruments referred to herein supersede and incorporate all representations, promises and statements, oral or written, made by each party hereto in connection with the Loan. This Agreement is for the sole benefit of Borrower and Lender (and their permitted successors and assigns, and there shall be no third party beneficiaries of this Agreement. This Agreement may not be varied, altered or amended except by a written instrument executed by an authorized officer of Lender and Borrower. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

Section 8.16.
Credit Agreement Governs. The Loan is governed by the terms and provisions set forth in this Agreement and the other Loan Documents and in the event of any irreconcilable conflict between the terms of the other Loan Documents and the terms of this Agreement, the terms of this Agreement shall control; provided, however, that in the event that there is any apparent conflict between any particular term or provision which appears in both this Agreement and the other Loan Documents and it is possible and reasonable for the terms of both this Agreement and the Loan Documents to be performed or complied with, then, notwithstanding the foregoing, both the terms of this Agreement and the other Loan Documents shall be performed and complied with.

Section 8.17.
Integration. This Agreement and the Loan Documents contain the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto.

Section 8.18.
Jury Trial Waiver. EACH OF LENDER AND BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE

LOAN DOCUMENTS. NO OFFICER OF LENDER HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

[SIGNATURES ON FOLLOWING PAGE]

[Signature Page to Credit Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective authorized representatives, as of the date first above written.

BORROWER:

INTERACTIVE STRENGTH, INC., a Delaware corporation

By: /s/ Trent A. Ward

Trent A. Ward

Its: Chief Executive Officer

LENDER:

VERTICAL INVESTORS, LLC, a Mississippi limited liability company

By: Addicus Private Equity, LLC

Its: Manager

By: /s/ Stephen Miles

Stephen D. Miles

Its: Manager

EXHIBIT A

FORM OF NOTE

(Attached hereto)

EXHIBIT B

FORM OF UCC-1 FINANCING STATEMENT

(Form attached hereto)

EXHIBIT C

CLMBR NOTES

(Subordination Agreements Attached hereto)

Execution Copy

Exhibit 10.4

AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

BY AND AMONG

CLMBR, INC,

CLMBR1, LLC

INTERACTIVE STRENGTH INC.

AND

CLMBR HOLDINGS LLC

dated as of

January 22, 2024

TABLE OF CONTENTS

Page

ARTICLE I PURCHASE AND SALE 1

SECTION 1.01 PURCHASE AND SALE OF ASSETS 1

SECTION 1.02 EXCLUDED ASSETS 2

SECTION 1.03 ASSUMPTION OF LIABILITIES 2

SECTION 1.04 EXCLUDED LIABILITIES 2

ARTICLE II PURCHASE PRICE 2

SECTION 2.01 PURCHASE PRICE; PAYMENTS AT THE CLOSING 2

SECTION 2.02 INTENTIONALLY OMITTED 3

SECTION 2.03 INTENTIONALLY OMITTED. 3

SECTION 2.04 ALLOCATION OF PURCHASE PRICE 3

SECTION 2.05 WITHHOLDING TAX 4

SECTION 2.06 EARN-OUT 4

SECTION 2.07 CONSENTS 6

ARTICLE III CLOSING 6

SECTION 3.01 CLOSING 7

SECTION 3.02 CLOSING DELIVERABLES 7

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLERS 8

SECTION 4.01 ORGANIZATION AND AUTHORITY; ENFORCEABILITY 9

SECTION 4.02 NO CONFLICTS; CONSENTS 9

SECTION 4.03 TITLE TO PURCHASED ASSETS; CONDITION OF ASSETS 10

SECTION 4.04 ACCOUNTS RECEIVABLE 10

SECTION 4.05 FINANCIAL STATEMENTS 10

SECTION 4.06 ABSENCE OF CHANGES OR EVENTS 11

SECTION 4.07 UNDISCLOSED LIABILITIES 11

i

SECTION 4.08 CONTRACTS 11

SECTION 4.09 INTELLECTUAL PROPERTY; IT/PRIVACY 13

SECTION 4.10 PERMITS 18

SECTION 4.11 REAL PROPERTY MATTERS 18

SECTION 4.12 COMPLIANCE WITH LAWS 19

SECTION 4.13 LEGAL PROCEEDINGS 19

SECTION 4.14 EMPLOYEE BENEFIT PLANS 19

SECTION 4.15 EMPLOYMENT/LABOR MATTERS 20

SECTION 4.16 TAXES 21

SECTION 4.17 CUSTOMERS AND VENDORS 23

SECTION 4.18 BROKERS 23

SECTION 4.19 INSURANCE 23

SECTION 4.20 TRANSACTIONS WITH AFFILIATED PARTIES 24

SECTION 4.21 ENVIRONMENTAL MATTERS 24

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER AND ACQUISITION SUB 26

SECTION 5.01 ORGANIZATION AND AUTHORITY; ENFORCEABILITY 26

SECTION 5.02 NO CONFLICTS; CONSENTS 27

SECTION 5.03 LEGAL PROCEEDINGS 27

SECTION 5.04 ISSUANCE OF CLOSING SHARES AND EARN-OUT SHARES. 27

SECTION 5.06 BROKERS 27

ARTICLE VI COVENANTS 28

SECTION 6.01 OPERATIONS PRIOR TO THE CLOSING DATE 28

SECTION 6.02 REASONABLE EFFORTS; CONSENTS OF THIRD PARTIES 29

SECTION 6.03 ACCESS TO INFORMATION 30

SECTION 6.04 ACQUISITION PROPOSALS 30

SECTION 6.05 NOTIFICATION OF CERTAIN MATTERS; SUPPLEMENT TO DISCLOSURE SCHEDULES 30

SECTION 6.06 PUBLIC ANNOUNCEMENTS 31

SECTION 6.07 BULK SALES LAWS 31

SECTION 6.08 TAX MATTERS 31

SECTION 6.09 FURTHER ASSURANCES 31

SECTION 6.10 CHANGE OF SELLER’S NAME 31

SECTION 6.11 EXCLUDED LIABILITIES 32

SECTION 6.12 CONFIDENTIALITY; NON-DISPARAGEMENT 32

SECTION 6.13 DELIVERY OF FINANCIAL STATEMENTS; PCAOB FINANCIALS 32

SECTION 6.14 CHANGE IN CONTROL PAYMENTS 33

SECTION 6.15 INTENTIONALLY OMITTED 33

SECTION 6.16 SECURITIES LAWS EXEMPTION. 33

ARTICLE VII CONDITIONS TO CLOSING 33

SECTION 7.01 GENERAL CONDITIONS 33

SECTION 7.02 CONDITIONS TO OBLIGATIONS OF SELLERS 34

SECTION 7.03 CONDITIONS TO OBLIGATIONS OF BUYER 34

ARTICLE VIII TERMINATION 35

SECTION 8.01 TERMINATION RIGHTS 35

SECTION 8.02 NOTICE OF TERMINATION 36

SECTION 8.03 EFFECT OF TERMINATION 36

ARTICLE IX INDEMNIFICATION 36

SECTION 9.01 SURVIVAL 36

SECTION 9.02 INDEMNIFICATION BY SELLERS 36

SECTION 9.03 INDEMNIFICATION BY BUYER 36

SECTION 9.04 INDEMNIFICATION PROCEDURES 37

SECTION 9.05 TAX TREATMENT OF INDEMNIFICATION PAYMENTS 37

SECTION 9.06 INTENTIONALLY OMITTED 37

SECTION 9.07 CUMULATIVE REMEDIES 38

SECTION 9.08 BASKET; CAP 38

SECTION 9.09 SOURCES OF RECOVERY 38

SECTION 9.10 DISREGARD MATERIALITY 39

ARTICLE X MISCELLANEOUS 39

SECTION 10.01 EXPENSES 39

SECTION 10.02 NOTICES 39

SECTION 10.03 HEADINGS 40

SECTION 10.04 SEVERABILITY 40

SECTION 10.05 ENTIRE AGREEMENT; AMENDMENT 40

SECTION 10.06 SUCCESSORS AND ASSIGNS; NO THIRD-PARTY BENEFICIARIES 40

SECTION 10.07 WAIVER 40

SECTION 10.08 GOVERNING LAW 40

SECTION 10.09 VENUE 40

SECTION 10.10 WAIVER OF JURY TRIAL 41

SECTION 10.11 SPECIFIC PERFORMANCE 41

SECTION 10.12 COUNTERPARTS 41

SECTION 10.13 CERTAIN DEFINED TERMS 41

SECTION 10.14 DEFINED TERMS 47

SECTION 10.15 DISCLOSURE SCHEDULES 49

SECTION 10.16 REPRESENTATION BY COUNSEL 49

AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of January 22, 2024, is entered into by and among (a) CLMBR, INC., a Delaware corporation (“Seller 1”), (b) CLMBR1, LLC, a Colorado limited liability company (“Seller 2”) (each of Seller 1 and Seller 2, a “Seller”, and Seller 1 and Seller 2 together, “Sellers”), (c) INTERACTIVE STRENGTH INC., a Delaware corporation (“Buyer”), and CLMBR HOLDINGS LLC, a Delaware limited liability company (“Acquisition Sub”).

RECITALS

WHEREAS, the Sellers and Buyer previously entered into that certain Asset Purchase Agreement dated October 6, 2023 (the “Prior Agreement”);

WHEREAS, the parties hereto desire to amend and restate the Prior Agreement in the form of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I

PURCHASE AND SALE
Section 1.01
Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, at the Closing each Seller shall sell, assign, transfer, convey and deliver to Acquisition Sub, and Acquisition Sub shall purchase and acquire from each Seller, all of such Seller’s assets used or held for use in the Business, other than the Excluded Assets (the “Purchased Assets”), free and clear of any Encumbrance. Without limitation of the foregoing, the Purchased Assets shall include the following:
(a)
all vehicles, machinery, equipment, parts and all other tangible personal property of each Seller;
(b)
all supplies and inventory owned by each Seller that are used or held for use in connection with the Business, together with all rights of such Seller against suppliers of such supplies and inventory;
(c)
all (i) rights to causes of action, lawsuits, judgments, claims and demands, and (ii) rights under warranties, indemnities and all similar rights against third parties, in each case, to the extent related to any Purchased Asset or Assumed Liability;
(d)
those outstanding Contracts (including personal property leases) set forth on Schedule 1.01(d), which contains only those Contracts approved by Buyer and which schedule may be updated by Buyer until November 15, 2023 (the “Assigned Contracts”);
(e)
all insurance benefits, including rights and proceeds, arising from or relating to the Purchased Assets or the Assumed Liabilities;
(f)
all rights of each Seller relating to deposits and prepaid expenses, claims for refunds and rights of setoff relating to the Business;
(g)
all accounts receivable of the Business as of the Closing Date;

(h)
all Permits and all applications therefor, and all similar rights to the extent the same are assignable;
(i)
all files, documents, instruments, papers, books and records and Tax Returns used or held for use by a Seller in connection with the Business or related to the Business, the Purchased Assets or the Assumed Liabilities, including databases, customer lists, prospective customer lists, internet listings and telephone and facsimile numbers;
(j)
all of each Seller’s right, title and interest in and to the Intellectual Property owned, used or held for use, in the Business, including the names set forth on Schedule 1.01(j), and all derivatives thereof, and all other general intangibles; and
(k)
all goodwill and going concern value of each Seller related to or connected with the Business.
Section 1.02
Excluded Assets. Notwithstanding the foregoing, the Purchased Assets shall not include those assets set forth on Schedule 1.02 (the “Excluded Assets”).
Section 1.03
Assumption of Liabilities. Subject to the terms and conditions set forth herein, at the Closing, Acquisition Sub shall assume and agrees to pay, perform and discharge when due only (i) any Indebtedness owed by the Sellers to Vertical Investors and fees related thereto, and (ii) the Liabilities of Sellers set forth on Schedule 1.03 as the same shall exist at the Closing (collectively, the “Assumed Liabilities”).
Section 1.04
Excluded Liabilities. Except for the Assumed Liabilities, neither Buyer nor Acquisition Sub shall assume pursuant to this Agreement or the transactions contemplated hereby, and shall have any liability for, any Liabilities of Sellers incurred prior to Closing (including those related to the Business) of any kind, character or description whatsoever (the “Excluded Liabilities”) or any other Liabilities relating to the Business or any of the Excluded Assets of any kind, character or description whatsoever, and Sellers, as applicable, shall retain responsibility for all such liabilities and obligations. Sellers shall discharge in a timely manner, or shall make adequate provision for, all of the Excluded Liabilities.

Article II

PURCHASE PRICE
Section 2.01
Purchase Price; Payments at the Closing.
(a)
Purchase Price. Upon the terms and subject to the conditions contained in this Agreement, the aggregate purchase price as of the Closing for the Purchased Assets shall be an amount equal to (i) $4,480,000, plus (ii) the amount of the Indebtedness, and plus (iii) the Seller Transaction Expenses, plus (iv) Buyer’s assumption of the Assumed Liabilities (the result of such calculation in clauses (i) through (iv), the “Closing Date Purchase Price”).
(b)
At the Closing, Buyer shall:
(i)
issue and deliver to Sellers, in accordance with that allocation percentage amongst the Sellers as set forth Schedule 2.01(b)(i),

(A)
that number of shares of Common Stock (the “Closing Shares”) equal to the quotient of (x) $1,450,000, divided by (y) the volume weighted average price (“VWAP”) for the Common Stock based on the 10 consecutive trading days ending on (and including) the Closing Date, on The Nasdaq Stock Market LLC as reported by Bloomberg L.P., provided, however, that such VWAP shall not exceed or be less than an amount equal to twenty-five percent (25%) of the VWAP for the Common Stock based on the 10 consecutive trading days ending on (and including) the date hereof (as reported by Bloomberg L.P. (the “VWAP Collar”);
(B)
that number of shares of Preferred Stock (the “Preferred Shares”) equal to the quotient of (x) $3,000,000, divided by (y) the Original Issue Price (as defined in that certain Certificate of Designation of Series B Convertible Preferred Stock of the Buyer (the “Certificate of Designation”)), which Preferred Shares shall be subject to any offset of specific Losses as set forth in Section 9.09 and, if applicable, paid by Buyer to Sellers in accordance with Section 9.09; and
(C)
cash in an amount equal to $30,000 (the “Closing Cash”), payable to Sellers by cash, check or wire transfer to an account or accounts designated in writing by Sellers prior to the Closing.
(ii)
deliver (on behalf of Sellers) the Indebtedness payable to each Person in accordance with the payoff letters delivered pursuant to Section 3.02(a)(viii); and
(iii)
deliver or cause to be delivered (on behalf of Sellers) the Seller Transaction Expenses payable to each Person s in accordance with the invoices or payoff statements delivered pursuant to Section 3.02(a)(ix); provided that any and all Seller employee sale bonuses shall have been paid by Buyer immediately prior to the Closing.
Section 2.02
Intentionally Omitted.
Section 2.03
Intentionally Omitted.
Section 2.04
Allocation of Purchase Price. Sellers and Buyer agree to allocate the total consideration (as determined for federal income Tax purposes) paid for the Purchased Assets (including any Assumed Liabilities treated as consideration for federal and applicable state and local income Tax purposes) among the Purchased Assets for all Tax purposes in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder and the methodology and principles set forth on Exhibit A attached hereto. Buyer (with Sellers’ cooperation as reasonably requested) shall deliver to Sellers within 60 days after the Closing Date an allocation schedule (the “Allocation Schedule”) determined in accordance with this Section 2.04 and Exhibit A attached hereto, and Sellers shall have 30 days to review and provide any objections thereto in writing. Sellers and Buyer shall attempt in good faith to resolve any such objection within the 30 days following delivery of Sellers’ objections; provided, that if the parties are unable to resolve any dispute with respect to the Allocation Schedule within such 30 day period, either party may immediately engage Grant Thornton LLP (or if Grant Thornton LLP refuses or is unable to perform the requested services, such other regionally recognized independent accounting firm as is agreed to by Buyer and Sellers in good faith) (the “Neutral Accountant”) to resolve the remaining disputed items. Buyer and Sellers shall present their respective positions on the disputed items to the Neutral Accountant in writing, and the parties shall require the Neutral Accountant, within 30 days thereafter, acting as an expert and not an arbitrator, to resolve only the matters objected to by Sellers and not resolved by the parties with respect to the determination of the Allocation Schedule. The resolution by the Neutral Accountant of such matters shall be within the range of the amounts claimed by the parties in their written submissions to the Neutral Accountant. All of the fees and expenses of the Neutral Accountant in connection with any dispute under this Section 2.04 shall be borne by the party whose positions (based on aggregate dollar amount) are furthest from the final determination of such disputed items by the Neutral Accountant. Each party shall bear any fees and expenses of its own accountants, attorneys and other representatives with respect to the matters described above. Buyer and Sellers each agree to complete and file Form 8594 (including any supplemental filing) with its applicable U.S. federal income Tax Return, and shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such finally determined Allocation Schedule, unless otherwise required pursuant to applicable law or a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of state or local applicable law).
Section 2.05
Withholding Tax. Buyer and any of its Affiliates or agents shall be entitled to deduct and withhold from any amount payable to any Person pursuant to this Agreement such amounts that Buyer or any such Affiliates or agents may be required to deduct and withhold under the Code or any applicable state or local Tax law. All such withheld amounts shall be treated as having been paid to the Person in respect of which such deduction and withholding was made.
Section 2.06
Earn-Out.
(a)
Subject to the terms and conditions of this Section 2.06(a) and Section 2.06(h), Sellers shall be entitled to receive a contingent payment in the form of Common Stock (collectively, the “Earn-Out Shares”) in a number of shares equal to the amount of the quotient of (i) the product of (A) the quotient of (x) the difference of (1) the total number of Units sold in the calendar year ended December 31, 2024 (the “2024 Unit Sales”) and (2) 5,000, divided by (y) 250, multiplied by (B) $1,000,000; provided, that the product shall be rounded down to the nearest $1,000,000 and shall not exceed $20,000,000 in the aggregate, divided by (ii) VWAP for the Common Stock based on the 10 consecutive trading days ending on (and including) December 31, 2024, on The Nasdaq Stock Market LLC as reported by Bloomberg L.P., subject to the VWAP Collar. In addition, in the event the 2024 Unit Sales include at least 2,400 Units sold in the business-to-business channel, the Sellers shall be entitled to an additional number of Earn-Out Shares equal to the amount of the quotient of (x) $3,000,000 divided by (y) VWAP for the Common Stock based on the 10 consecutive trading days ending on (and including) December 31, 2024, on The Nasdaq Stock Market LLC as reported by Bloomberg L.P., subject to the VWAP Collar.
(b)
Within 45 days after the end of calendar year ended December 31, 2024, Buyer shall calculate the 2024 Unit Sales (such calculation, the “Earn-Out Calculation”) and submit the result of the Earn-Out Calculation to Sellers.
(c)
Review and Dispute Procedures.
(i)
Sellers shall have the right to review an Earn-Out Calculation for a period of 15 days following the delivery of an Earn-Out Calculation by Buyer (the “Earn-Out Review Period”). Sellers shall have the right to object to any item or computation appearing in an Earn-Out Calculation by notifying Buyer in writing of Sellers’ specific objections (and the basis thereof) prior to the expiration of the applicable Earn-Out Review Period. If Sellers do not deliver notice of any such objections prior to the expiration of the applicable Earn-Out Review Period, then the applicable Earn-Out Calculation, and all calculations made therein, shall be determinative for purposes of this Agreement and shall be final and binding. Any item or amount on an Earn-Out Calculation which is not objected to by Sellers in writing shall be deemed final, conclusive and binding upon the parties for all purposes.

(ii)
If Sellers object in writing to an Earn-Out Calculation prior to the expiration of the Earn-Out Review Period, Sellers and Buyer shall, during the 30 day period following delivery of Sellers’ objections, attempt in good faith to resolve the matters on a Earn-Out Calculation to which Sellers objected. In the event Sellers and Buyer cannot agree on such matters by the end of such 30 day period, either party may immediately engage the Neutral Accountant to resolve the remaining disputed items. Buyer and Sellers shall present their respective positions on the disputed items to the Neutral Accountant in writing, and the parties shall require the Neutral Accountant, within 30 days thereafter, acting as an expert and not an arbitrator, to resolve only the matters objected to by Sellers and not resolved by the parties with respect to the determination of the Earn-Out Calculation. The resolution by the Neutral Accountant of such matters shall be within the range of the amounts claimed by the parties in their written submissions to the Neutral Accountant. All of the fees and expenses of the Neutral Accountant in connection with any dispute under this Section 2.06(c)(ii) shall be borne by the party whose positions (based on aggregate dollar amount) are furthest from the final determination of such disputed items by the Neutral Accountant. Each party shall bear any fees and expenses of its own accountants, attorneys and other representatives with respect to the matters described above.
(d)
Sellers acknowledge and agree that (i) it is the intention of Buyer in purchasing the Business to combine the operations of Buyer’s business with the Business (the “Combined Businesses”), (ii) from and after the Closing Date, Buyer and its Affiliates have the right to operate the Combined Businesses (and all components of Buyer’s and its Affiliates’ businesses) in any way that they deem appropriate in their sole discretion, (iii) Buyer and its Affiliates are under no obligation to operate the Combined Businesses (or any component of its or its Affiliates’ businesses) in order to maximize the 2024 Unit Sales, (iv) Buyer and its Affiliates are under no obligation to operate the Combined Businesses (or any component of its or its Affiliates’ businesses) in a manner consistent with the manner in which Sellers operated the Business prior to the Closing Date, (v) Buyer and its Affiliates have not promised nor projected that the 2024 Unit Sales will meet the threshold for any Earn-Out Shares to be issued and (vi) Buyer and its Affiliates owe no fiduciary duty or other express or implied duty to Sellers or their respective Affiliates.
(e)
Within 45 days following the final determination of an Earn-Out Calculation pursuant to Section 2.06(c), if Seller is entitled to receive Earn-Out Shares pursuant to Section 2.06(a) on the basis of a finalized Earn-Out Calculation, Buyer shall issue and deliver such Earn-Out Shares to Sellers.
(f)
Notwithstanding the provisions of Section 2.06(d), from the Closing Date until December 31, 2024, Buyer shall keep the accounting books and records so as to allow reasonable confirmation and verification of the 2024 Unit Sales and the Earn-Out Calculation in the event of a dispute under Section 2.06(c) in respect of any Earn-Out Calculation.
(g)
The parties hereto agree to treat any Earn-Out Shares issued pursuant to this Section 2.06 as an adjustment to the purchase price of the Purchased Assets for Tax purposes, except to the extent otherwise required pursuant to a final determination within the meaning of Section 1313(a) of the Code (or any similar provision of state or local applicable law) or for any amounts required to be treated as interest under Section 1274 or Section 483 of the Code.
(h)
Notwithstanding anything to the contrary in this Agreement or otherwise, in no event shall the Company issue Earn-Out Shares in an amount, when combined all issuances of

Common Stock issued in connection with this Agreement and the transactions contemplated hereby, would cause the Share Cap to be exceed, unless Shareholder Approval is obtained.
Section 2.07
Consents. With respect to any third party consents or approvals needed to transfer or assign an Assigned Contract (“Consents”) that have not been obtained (or otherwise are not in full force and effect) as of the Closing (such Assigned Contracts, the “Restricted Seller Contracts”), following the Closing, the parties shall use their commercially reasonable best efforts, and cooperate with each other, to as quickly as practicable, at Buyer’s election (a) obtain the Consent relating to each Restricted Seller Contract, (b) facilitate Acquisition Sub’s entering into a new contract with the customers under each Restricted Seller Contract, or (c) terminate the Restricted Seller Contract using commercially reasonable best efforts to minimize any cost or liability as a result of such termination. Notwithstanding Section 1.01(d) and Section 1.03, neither this Agreement nor the Assignment and Assumption Agreement shall constitute an assignment or assumption of the Restricted Seller Contracts unless and until a Consent is obtained. Pending the consummation of subsection (a), (b) or (c), above, the parties shall cooperate with each other in any reasonable and lawful arrangements designed to provide to Acquisition Sub the benefits of use of such Restricted Seller Contract for its term (or any right or benefit arising thereunder, including the enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereunder). Once a Consent for the assignment and assumption of a Restricted Seller Contract is obtained, Sellers shall promptly assign, transfer, convey and deliver such Restricted Seller Contract to Acquisition Sub, and Acquisition Sub shall assume the obligations under such Restricted Seller Contract assigned to Acquisition Sub from and after the date of such assignment to Acquisition Sub, pursuant to a special-purpose assignment and assumption agreement in form substantially similar to the Assignment and Assumption Agreement (all at no additional cost to Acquisition Sub).
Section 2.08
Stock Legends; Lock-up. Notwithstanding anything else to the contrary in this Agreement, each Seller acknowledges and agrees that all shares of Common Stock issued pursuant to this Agreement (including the Closing Shares and Earn-Out Shares (if any)) may be issued in uncertificated book-entry form made available through Buyer’s transfer agent (unless otherwise determined by Buyer in its sole discretion).

In addition to any legend imposed by applicable federal or state securities laws, the book-entries or certificates representing the Common Stock to be issued to the Sellers pursuant to this Agreement shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with Buyer’s transfer agent), stating substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO RESALE IN CONNECTION WITH A DISTRIBUTION AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A LOCK-UP PERIOD WHICH SHALL EXPIRE NO EARLIER THAN 11:59 PM PACIFIC TIME ON THE DATE WHICH IS 540 DAYS FROM APRIL 27, 2023. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.”

Article III

CLOSING
Section 3.01
Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by electronic means, on the third Business Day following the satisfaction or, to the extent permitted by applicable law, waiver of all conditions to the obligations of the parties set forth in Article VII (other than such conditions as may, by their terms, only be satisfied at the Closing or on the Closing Date) or at such other time and place as the parties may mutually agree in writing (such date being referred to herein as the “Closing Date”) with an effective time of 12:01 a.m. ET on the Closing Date.
Section 3.02
Closing Deliverables.
(a)
At the Closing, Sellers shall deliver to Buyer and Acquisition Sub the following:
(i)
a bill of sale transferring the Purchased Assets to Acquisition Sub, in form and substance reasonably satisfactory to Buyer (the “Bill of Sale”), duly executed by each Seller;
(ii)
an assignment and assumption agreement effecting the assignment to and assumption by Buyer of the Assumed Liabilities, in form and substance reasonably satisfactory to Buyer (the “Assignment and Assumption Agreement”), duly executed by each Seller;
(iii)
copies of all consents, approvals, waivers and authorizations referred to in Schedule 4.02 of the disclosure schedules attached hereto (the “Disclosure Schedules”);
(iv)
a completed Internal Revenue Service Form W-9 for each Seller, duly executed by such Seller;
(v)
transfer documents in form and substance reasonably satisfactory to Buyer required to transfer the Company IP (collectively, the “Intellectual Property Assignment”), duly executed by each Seller;
(vi)
certificates of existence or good standing, as applicable, for each Seller from the Secretary of State of the state (or from the appropriate official of any other jurisdiction) of organization of each Seller and each other jurisdiction where a Seller is required by applicable law to be qualified to do business, dated not more than five Business Days prior to the Closing Date;
(vii)
a certificate of the Secretary or Assistant Secretary (or equivalent officer) of each Seller certifying as to (A) true, correct and complete attached copies of the Organizational Documents of such Seller and (B) copies of the resolutions of the board of directors, or the equivalent thereof, of such Seller authorizing the execution, delivery and performance by such Seller of this Agreement and each Seller Document, in form and substance reasonably satisfactory to Buyer;
(viii)
a payoff letter from each Person or Persons to whom any Indebtedness is owed, in each case indicating that, upon repayment of such Indebtedness, such Indebtedness shall be paid in full and such Person or Persons shall no longer have any Encumbrance on any Purchased Asset, together with UCC termination statements (or authorizations to file such UCC termination statements) and other terminations or releases that, in the reasonable discretion of Buyer, are necessary to evidence and effect the release of any and all Encumbrances in connection with such Indebtedness;
(ix)
an invoice or payoff statement from each Person or Persons to whom any amounts of the Seller Transaction Expenses are owed, including the wiring instructions for each such Person;
(x)
Tax clearance certificates for each Seller from those states or local taxing authorities as reasonably requested by Buyer (to the extent applicable), dated not more than 30 days prior to the Closing Date;
(xi)
evidence of assignment of those Patents and Patent applications set forth on Schedule 3.02(a)(xi) to Sellers from Nathaniel Carruthers and/or Joe Ellis; and
(xii)
such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement and the transactions contemplated hereby.
(b)
At the Closing, Buyer and Acquisition Sub (as applicable) shall deliver to Sellers the following:
(i)
the Closing Shares shall be issued in the name of each Seller in uncertificated book-entry form made available through Buyer’s transfer agent (unless otherwise determined by Buyer in its sole discretion) pursuant to Article II;
(ii)
the Preferred Shares shall be issued in the name of each Seller in uncertificated book-entry form made available through Buyer’s transfer agent (unless otherwise determined by Buyer in its sole discretion) pursuant to Article II;
(iii)
a non-revocable letter to Buyer’s transfer agent with respect to the book-entry of the Closing Shares and the Preferred Shares, which letter cannot be amended without the prior written consent of the holders of a majority of the Closing Shares and Preferred Shares issued or issuable to Seller’s stockholders pursuant to this Agreement;
(iv)
the Closing Cash;
(v)
evidence of its assumption of any Indebtedness and related fees with respect to that certain Indebtedness owed by the Sellers to Vertical Investors, in the form satisfactory to Sellers;
(vi)
the Bill of Sale, duly executed by Acquisition Sub;
(vii)
the Assignment and Assumption Agreement, duly executed by Acquisition Sub; and
(viii)
the Intellectual Property Assignment, duly executed by Acquisition Sub.
Article IV

REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller, jointly and severally, represents and warrants to Buyer that the statements contained in this Article IV are true and correct. For purposes of this Article IV, “Sellers’ knowledge”, “knowledge of Sellers” and any similar phrases shall mean the actual knowledge of Avrum Elmakis or Kenny Rosenzweig, or the knowledge such person should have had after having made a reasonable inquiry of the books and records and relevant personnel of a Seller.

Section 4.01
Organization and Authority; Enforceability.
(a)
Seller 1 is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own, lease and operate its properties and to carry on the Business as now conducted and as currently proposed to be conducted. Seller 1 is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary. Seller 1 has full corporate power and authority to enter into this Agreement and each other agreement, certificate, instrument and document executed and delivered, by a Seller in connection with this Agreement (collectively, the “Seller Documents”), to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller 1 of this Agreement and the Seller Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized and validly approved by all requisite corporate action on the part of Seller 1.
(b)
Seller 2 is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Colorado, and has all requisite power and authority to own, lease and operate its properties and to carry on the Business as now conducted and as currently proposed to be conducted. Seller 2 is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary. Seller 2 has full limited liability company power and authority to enter into this Agreement and each other Seller Document, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller 2 of this Agreement and the Seller Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized and validly approved by all requisite limited liability company action on the part of Seller 2.
(c)
This Agreement has been duly executed and delivered by Sellers. This Agreement and each of the Seller Documents are, or when executed by Sellers will be, valid and binding obligations of Sellers (assuming due authorization, execution and delivery by the other parties hereto and thereto), enforceable against Sellers in accordance with their respective terms, subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (ii) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.
Section 4.02
No Conflicts; Consents. Except as set forth on Schedule 4.02 of the Disclosure Schedules, the execution, delivery and performance by a Seller of this Agreement or any Seller Document, and the consummation of the transactions contemplated hereby and thereby, do not and will not (with or without notice or lapse of time, or both): (a) violate or conflict with the Organizational Documents of either Seller; (b) violate or conflict with any Order, statute, law, ordinance, rule or regulation applicable to a Seller, the Business or the Purchased Assets; (c) conflict with, or result in any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any Contract to which a Seller is a party or to which any of the Purchased Assets are subject; (d)

result in any violation of, or default under, or give rise to, a right of first refusal, option to purchase, or other similar right with respect to the Purchased Assets, the Business or a Seller under any Contract to which a Seller or any of their Affiliates is a party or to which any of the Purchased Assets are subject; or (e) result in the creation or imposition of any Encumbrance on the Purchased Assets. No consent, approval, waiver or authorization is required to be obtained by a Seller from any Person (including any Governmental Authority) in connection with the execution, delivery and performance by a Seller of this Agreement or any Seller Document and the consummation of the transactions contemplated hereby and thereby.
Section 4.03
Title to Purchased Assets; Condition of Assets. A Seller owns and has good and valid title to the Purchased Assets, free and clear of all Encumbrances (except for those Encumbrances that will be terminated at Closing). Immediately following Closing, Buyer will own the Purchased Assets free and clear of any Encumbrance. Except as set forth on Schedule 4.03 of the Disclosure Schedules, the Purchased Assets constitute all of the assets necessary to operate the Business as historically conducted. The tangible personal property included in the Purchased Assets is in good condition (ordinary wear and tear excepted) and adequate for the uses to which it is being put, and none of such tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost, either individually or in the aggregate. Schedule 4.03 of the Disclosure Schedules sets forth a true and complete list of all tangible personal property owned, leased or otherwise used in the Business and included in the Purchased Assets.
Section 4.04
Accounts Receivable. All accounts receivable of each Seller are bona fide transactions and are collectible subject to customary write downs for which such Seller has adequate reserves.
Section 4.05
Financial Statements.
(a)
Complete copies of the financial statements consisting of the balance sheet of Sellers, on a consolidated basis, in each of the years 2020, 2021 and 2022 and the related statements of income and cash flow for the years then ended, together with the balance sheet and statements of income and cash flow for the eight (8)-month period ending August 31, 2023 (all of the foregoing, the “Financial Statements”) have been delivered to Buyer. The Financial Statements (a) are complete and correct in all material respects, (b) have been prepared in accordance with GAAP, (c) are based on the books and records of Sellers, and (d) fairly and accurately present the financial condition of Sellers, on a consolidated basis, in all material respects as of the respective dates they were prepared and the results of the operations of the Business for the periods indicated.
(b)
The Financial Statements and the other financial statements or similar reports required to be included in any filings to be made by Buyer with the SEC in connection with the transactions contemplated in this Agreement or any other ancillary document (collectively, the “Other Closing Seller Financial Statements”, and collectively with the Financial Statements, the “Closing Seller Financial Statements”), when delivered following the date of this Agreement in accordance with this Section 4.05 and Section 6.13, (A) will be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (B) will fairly and accurately present, in all material respects, the consolidated financial position of the Sellers, the consolidated results of the Sellers’ operations and comprehensive losses, statements of stockholders’ equity and cash flows of the Sellers (on a consolidated basis) for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (C) in the case of any audited financial statements, will be audited in accordance with the standards of the PCAOB and contain an unqualified report of the Sellers’ independent auditors and (D) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act of 1933, as amended (the “Securities Act”) (including Regulation S-X or Regulation S-K, as applicable) in effect as of the respective dates of delivery.
Section 4.06
Absence of Changes or Events. Since January 1, 2023, except as set forth on Schedule 4.06 of the Disclosure Schedules, (a) the Business has been conducted by Sellers in the ordinary course of business consistent with past practice, (b) there has been no event, change, occurrence or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and (c) there has not been any action taken (or omitted to be taken) which, if taken or omitted to be taken following the date hereof, would require the consent of Buyer pursuant to Section 6.01.
Section 4.07
Undisclosed Liabilities. Neither Seller has any Liabilities, except those (a) adequately reflected or reserved against in the Financial Statements and (b) which have been incurred in the ordinary course of business since January 1, 2023, consistent with past practice and which are not, individually or in the aggregate, material in amount and does not arise out of any breach, default or violation of law, Contract or Permit.
Section 4.08
Contracts.
(a)
Schedule 4.08(a) of the Disclosure Schedules sets forth, by reference to the applicable subsection of this Section 4.08(a), all of the following Contracts to which a Seller is a party, by which a Seller or any of its assets or properties are bound, or in respect of which a Seller receives revenue (each, a “Material Contract”):
(i)
any Contract (A) with any Top Vendor, or (B) providing for payments (whether fixed, contingent or otherwise) by or to a Seller in an aggregate amount of $15,000 or more;
(ii)
any Contract relating to a partnership, joint venture, joint marketing, joint development or similar joint arrangement with any Person;
(iii)
any employment agreement or other Contract for or relating to a Seller’s employment or engagement of any manager, officer, Employee or independent contractor, and any other Contract with a Seller’s managers, officers, Employees or independent contractors, including any Contract requiring a Seller to make a payment to any manager, officer, Employee or independent contractor in connection with the transactions contemplated by this Agreement or the documents contemplated hereby;
(iv)
any Contract that provides for, or relates to, Indebtedness;
(v)
any Contract that restricts a Seller from (A) engaging in any aspect of the Business, (B) participating or competing in any line of business, market or geographic area, (C) freely setting prices for its products (including most favored customer pricing provisions), (D) soliciting potential employees, consultants, contractors, suppliers or customers or (E) enforcing or using any Intellectual Property owned or purported to be owned by a Seller;
(vi)
any Contract under which a Seller grants any exclusive rights (including any exclusive Intellectual Property licenses), rights of first refusal or rights of first negotiation to any Person;

(vii)
any Contract containing a “requirements” provision or other provision obligating a Seller to purchase or obtain a minimum or specified amount of any product or service from any Person;
(viii)
any Contract that, following Closing, would or would purport to: (A) require the Business to grant any Intellectual Property license; (B) restrict Buyer from engaging in any of the activities described in Section 4.08(a)(vi); or (C) require Buyer to grant or be bound by any exclusive rights, rights of first refusal or rights of first negotiation to any Person;
(ix)
any Contract with any labor union, employee association or any collective bargaining agreement or similar Contract with Employees;
(x)
any settlement agreement entered into since the date that is five (5) years from the date of this Agreement (including any agreement under which any employment-related claim is settled);
(xi)
(A) any Contract that includes an obligation by a Seller to indemnify any other Person against any claim of infringement, misappropriation, misuse, dilution or violation of any Intellectual Property, and (B) any Contract of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the Liabilities or Indebtedness of any other Person;
(xii)
other than routine employment-related Contracts, any Contract with a Related Person of a Seller or, to the knowledge of Sellers, a Family Member of any such Related Person;
(xiii)
any Contract pursuant to which a Seller has acquired a business or entity, or substantially all of the assets of a business or entity, whether by way of merger, consolidation, purchase of equity interests, purchase of assets, license or otherwise;
(xiv)
any Contract that involves (A) the sharing of profits with other Persons or (B) the payment of royalties to any other Person;
(xv)
any Contract that contains an earn-out or other contingent payment or obligation (which contingent payment or obligation is not related to a warranty or rights of indemnification granted by a Seller in the ordinary course of business consistent with past practice);
(xvi)
any Contract with any Governmental Authority, any prime contractor, higher-tier subcontractor or reseller to a Governmental Authority, or university, college or other post-secondary educational institution;
(xvii)
any Contract with a payment network or processor;
(xviii)
any Contract that (A) provides for the creation or development of any Intellectual Property by Sellers for any other Person, or provides for the assignment, sale or other transfer of any interest in Intellectual Property by a Seller to any other Person; (B) provides for the creation of development of any Intellectual Property for a Seller by any other Person, or provides for the assignment, sale or other transfer of any interest in Intellectual Property to a Seller from any other Person (C) includes any grant by a Seller to any other Person of a license, permission or right to use any Company IP; (D) includes any grant by any other Person to a Seller of a license, permission or right to use any Intellectual Property (other than licenses for Off-the-Shelf Software); or (E) restricts, limits or places any conditions on a Seller’s ability to use, enforce or otherwise exploit any Intellectual Property owned or purported to be owned by a Seller, including any coexistence agreements and covenants not to sue; and
(xix)
any other Contract that is material to a Seller, the Business or their respective operations, financial condition, properties or assets.
(b)
Each Material Contract is valid and binding on a Seller in accordance with its terms and is in full force and effect. No Seller or, to Seller’s knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with or without notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of benefit thereunder. Complete and correct copies of each Material Contract have been made available to Buyer. There are no disputes pending or, to the knowledge of Sellers, threatened under any Material Contract.
Section 4.09
Intellectual Property; IT/Privacy.
(a)
Schedule 4.09(a) of the Disclosure Schedules sets forth a list of all Owned Registered IP including (i) serial number, registration number or other unique identifier (ii) filing date, grant date and registration date; (iii) the relevant jurisdiction, (iv) the record owner, and if different, the legal owner; and (v) in the case of internet domain name registrations, the applicable domain name registrar and expiration date. All necessary fees and filings with respect to any Owned Registered IP have been timely submitted to the relevant Governmental Authority and domain name registrars to maintain such Owned Registered IP in full force and effect and to record such Owned Registered IP in the name of a Seller. There are no actions that must be taken by either Seller within sixty (60) days following the Closing Date that, if not taken, would result in the loss of any Owned Registered IP, including the payment of any registration, maintenance, or renewal fees or the filing of any responses to U.S. Patent and Trademark Office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting, preserving or renewing any Owned Registered IP. No issuance or registration obtained and no application filed by Sellers for any Owned Registered IP has been cancelled, abandoned, allowed to lapse or not renewed, except for Owned Registered IP expiring at the end of its statutory term or where Seller has, in its reasonable business judgment, decided to cancel, abandon, allow to lapse or not renew such issuance, registration or application. No Owned Registered IP has been or is subject to any interference, derivation, reexamination (including ex parte reexamination, inter partes reexamination, inter partes review, post grant review or Covered Business Method (CBM) review), cancellation, opposition or other Proceeding in which the ownership, use, validity, scope or enforceability of such Owned Registered IP is being, has been, or could reasonably be expected to be contested or challenged.
(b)
Schedule 4.09(b) of the Disclosure Schedules sets forth a true, correct and complete list of all material Intellectual Property that is included in the Company IP and owned or purported to be owned by any other Person, except for Off-the-Shelf Software, including the applicable Contract pursuant to which such Intellectual Property is licensed to or made available to Sellers. With respect to all Software or Databases licensed to Sellers, (i) Sellers have licensed a sufficient number of “seats” or “users” to account for its use of such Software and Databases and

(ii) such Software and Databases are free from any material defect or bug, or programming, design or documentation error and do not constitute or contain any Contaminants.
(c)
Schedule 4.09(c) of the Disclosure Schedules sets forth a true, correct and complete list of all Proprietary Software and Proprietary Databases. The Proprietary Software and Proprietary Databases are free from any (i) defect or bug, or programming, design or documentation error that would have a material effect on the use of the Proprietary Software or Proprietary Databases and (i) Contaminants.
(d)
Schedule 4.09(d) of the Disclosure Schedules identifies all Open Source Software that is or has been included, incorporated or embedded in, linked to, combined or distributed with, or used in the development, delivery or provision of any Proprietary Software and Proprietary Databases. No Open Source Software is or has been distributed with or included, incorporated or otherwise used in the delivery or provision of any Proprietary Software and Proprietary Databases, in each case, in a manner that requires or obligates either Seller to: (i) disclose, license or otherwise make available to any Person any source code included in the Proprietary Software or Proprietary Databases; (ii) license any Proprietary Software or Proprietary Databases for making modifications or derivative works; (iii) disclose, license or otherwise make available to any Person any Proprietary Software or Proprietary Databases for no or nominal charge; or (iv) grant a license to, or refrain from asserting or enforcing, any of its Intellectual Property Rights.
(e)
None of the source code or related materials for any Proprietary Software or Proprietary Databases has been licensed or provided to, or used or accessed by, any Person other than employees, consultants and contractors of each Seller are subject to written confidentiality obligations with respect to such source code or related materials and who have used such source code and related materials only for Sellers’ internal business. Neither Seller is a party to any source code escrow Contract or any other Contract requiring the deposit of any source code or related materials for any Proprietary Software or Proprietary Databases.
(f)
Schedule 4.09(f) of the Disclosure Schedules sets forth a true, correct and complete list of all other material Company IP that is not otherwise set forth on Schedules 4.09(a) through 4.09(c) of the Disclosure Schedules, including all unregistered Trademarks that are Company IP.
(g)
Sellers own all right, title and interest in and to, or is licensed to use pursuant to a valid, written Contract, all Intellectual Property that is listed or required to be listed on Schedules 4.09(a) through 4.09(f) of the Disclosure Schedules and all other Company IP, in each case free and clear of all Encumbrances. The Company IP comprises all of the Intellectual Property necessary to conduct the operations of Sellers and the Business. The Company IP is valid, subsisting and enforceable. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, and the compliance with the provisions of this Agreement do not and will not conflict with, alter or impair, any of the rights of Sellers in any Company IP or the validity, enforceability, use, right to use, ownership, priority, duration, scope or effectiveness of any Company IP. All Company IP will be owned by or licensed for use by Buyer immediately after the Closing on substantially the same terms and conditions as owned, purported to be owned or licensed by Sellers prior to the Closing. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions hereby will result in the transfer or grant by either Seller to any Person (other than Buyer) of any ownership interest or license right with respect to any Company IP. There is no Intellectual Property owned by any other Person that (i) is required by either Seller to conduct the Business as currently conducted and (ii) neither Seller is currently authorized to use pursuant to a valid, written Contract. Except with respect to the Contracts listed in Schedule 4.08(a)(xviii) of the Disclosure Schedules and licenses for Off-the-Shelf Software, neither Seller is obligated under any Contract to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Intellectual Property.
(h)
The Company IP, the use of the Company IP, and the operation of the Business (i) has not, does not and will not infringe, violate or misappropriate any Intellectual Property Rights of any other Person, and (ii) has not, does not and will not constitute unfair competition or trade practices under the law of any relevant jurisdiction. Neither Seller has received any notice or claim (whether written or oral) from any other Person (A) alleging that either Seller infringes, violates or misappropriates any Intellectual Property Rights of such other Person or challenging the right of either Seller to own, use or enforce any of the Company IP; (B) inviting either Seller to take a license under any Intellectual Property as necessary to avoid infringement or consider the applicability of any Intellectual Property to the conduct of the Business, or (B) challenging the ownership, use, validity, scope or enforceability of any Company IP or any rights therein, and, to the knowledge of Sellers, are no facts or circumstances which could form the basis of any such allegation, invitation or challenge. There are no current Actions or threats of any Action in which any Person has alleged the misappropriation, violation or infringement by either Seller of any Intellectual Property Rights, and to the knowledge of Sellers, are no facts or circumstances which could form the basis of any such Action. There are no current Actions or threats of any Action in which Sellers have alleged the misappropriation, violation or infringement of any Company IP by any other Person, and, to the knowledge of Sellers, there has been no infringement, violation or misappropriation by any other Person of the Company IP. Sellers have not made any written or unwritten claim against any Person alleging infringement, misappropriation or violation of any Intellectual Property. None of the Company IP is subject to any Order that restricts or otherwise prevents the use, transfer, registration or licensing of any such Intellectual Property by Sellers, or otherwise adversely affects the validity, scope, use, registrability, or enforceability of such Intellectual Property.
(i)
Sellers have taken all reasonable actions to maintain and protect all of the Company IP so as not to adversely affect the value, validity, and enforceability thereof, and no loss or expiration of any of such Company IP is threatened or pending, except for Intellectual Property expiring at the end of its statutory term (and not as a result of any act or omission by a Seller, including any failure to pay any required maintenance fees). Each employee, officer, director, consultant, advisor and contractor of Sellers that has been authorized to access or use, or has been involved in the authorship, development or creation of any Company IP, has entered into a written agreement with a Seller that effectively and validly (i) assigns to such Seller all of such employee’s, officer’s, director’s, consultant’s, advisor’s or contractor’s right, title and interest in and to such Intellectual Property and (ii) requires the employee, officer, director, consultant, advisor or contractor to maintain the confidentiality of such Intellectual Property (each, an “IP Agreement”). No such employee, officer, director, consultant, advisor or independent contractor has any right, license, and claim or interest whatsoever in or with respect to any Company IP or is in violation of any such IP Agreement. Sellers have taken commercially reasonable measures to protect all Trade Secrets in its possession or under its control from unauthorized access, disclosure and use, and to the knowledge of Sellers, there has been no unauthorized access, disclosure or use of such confidential information. Sellers have only disclosed Trade Secrets to other Persons pursuant to valid and written confidentiality agreements that restrict the disclosure and use of such Trade Secrets.
(j)
No Governmental Authority or university, college, other educational institution or research center owns, purports to own, has any other rights in or to (including through any Contract or pursuant to any law) or has any option to obtain any rights in or to, any Intellectual Property owned or purported to be owned by a Seller.
(k)
Schedule 4.09(k) of the Disclosure Schedules contains a true, correct and complete list of all Social Media Accounts that Sellers currently use, operate or maintain. All use of Social Media Accounts by or on behalf of Sellers has not been and is not in material breach of any (i) terms and conditions and other Contracts applicable to such Social Media Accounts and (ii) applicable law.
(l)
Sellers have maintained and complied with a written information security program (“Information Security Program”) that (i) complies with the Privacy and Data Security Requirements and all other applicable laws, and (ii) that is designed and implemented in accordance with applicable Industry Security Standards. The Information Security Program includes administrative, technical, and physical safeguards appropriate to Sellers’ size and complexity and the nature and scope of its activities. The Information Security Program is, at a minimum, designed to reasonably:
(i)
protect against any reasonably anticipated threats or hazards to the security of the IT Systems;
(ii)
ensure the security, integrity and confidentiality of all information and data that Sellers Process, including all Personal Information and Trade Secrets;
(iii)
protect against any reasonably anticipated threats or hazards to the security or integrity of any information and data that Sellers Process, including all Personal Information and Trade Secrets;
(iv)
protect against unauthorized access to, disclosure, destruction or use of any information and data that Sellers Process, including all Personal Information and Trade Secrets;
(v)
ensure the proper disposal of all information and data (including Personal Information and Trade Secrets) when no longer required for the purposes for which it was Processed; and
(vi)
ensure compliance with the foregoing requirements by its employees, contractors, representatives, service providers and vendors.

Sellers have made available to Buyer a true and accurate summary of its Information Security Program.

(m)
Without limiting the foregoing, the IT Systems are in all material respects adequate and sufficient (including with respect to capacity, scalability and ability to process current and anticipated peak volumes in a timely manner) for the conduct and operation of the Business as currently conducted and as will be conducted immediately following the Closing. Sellers (and anyone acting on their behalf) have complied with applicable Industry Security Standards to (i) provide for the security, continuity and integrity of the IT Systems and the back-up and recovery of data and information stored or contained therein or accessed or processed thereby, (ii) guard against any unauthorized access or use thereof, and (iii) protect the IT Systems from becoming infected by viruses, malicious code and other Contaminants. Sellers have not experienced any material disruption to, or material interruption in, the conduct of its business attributable to a defect, breakdown, unauthorized or unintended disclosure or access, introduction of a virus, malicious code, or other Contaminant, or other failure or deficiency on the part of any IT Systems. There have not been any unauthorized intrusions or breaches of the security of any of the IT Systems or any unauthorized access, disclosure or use of any of the data or information (including any Personal Information) stored or contained therein or accessed or Processed thereby or that has resulted in the destruction, damage, loss, corruption, alteration or misuse of any such data or information, and Sellers have taken, all steps reasonably necessary to prevent such unauthorized access, disclosure, and use. Sellers have never been required (whether under applicable law or Contract) to notify any Person of any unauthorized access to, or disclosure or use of any Personal Information. Sellers maintain commercially reasonable security, disaster recovery and business continuity plans, procedures and facilities taking into account the nature and size of the Business as presently conducted and act in compliance therewith.
(n)
Sellers have complied in all material respects at all times with all (i) all Privacy Laws, with respect to any and all Personal Information to which Sellers Process or that is Processed by other Persons acting on behalf of Sellers, (ii) all Marketing Laws, with respect to any communications with other Persons, and (iii) the PCI-DSS, with respect to any cardholder data subject to such standard that Sellers have Processed, or by third parties on behalf of Sellers or having authorized access to the records of Sellers. Without limiting Section 4.09(l) above, the information security practices of Sellers conform, and at all times have conformed with all Privacy and Data Security Requirements.
(o)
At all times, Sellers have maintained written privacy policies concerning Sellers’ Processing of Personal Information that comply with applicable law and Contracts to which a Seller is bound, and Sellers have provided materially accurate notice of such privacy policies, and such notices, together with all other privacy-related communications from Sellers to actual or prospective patients, clients, users or customers (whether sent by Sellers directly or through a third party mechanism) and other privacy-related materials distributed or marketed by Sellers, (collectively, the “Privacy Policies”) have not contained and do not contain any material omissions of Sellers’ privacy practices or practices concerning the Processing of Personal Information. Sellers have made copies of the Privacy Policies available to Buyer. Each Seller’s practices concerning the Processing of Personal Information conform, and at all times have conformed, in all material respects to the Privacy and Data Security Requirements.
(p)
Sellers have not received any claim (whether written or unwritten), written complaint, inquiry or request for information or documents, and no Action is pending or threatened in writing against a Seller, in each case, (i) alleging that the Processing of Personal Information by a Seller violates any Privacy and Data Security Requirements, (ii) alleging that a Seller has breached any Marketing Laws, or (iii) otherwise relating to the security or Processing of Personal Information.
(q)
Neither the execution, delivery or performance of this Agreement or any Seller Document, nor the consummation of the transactions contemplated hereby and thereby, will result in violation of any Privacy and Data Security Requirements (including any of the Privacy Policies as they have existed at any time during which any Personal Information was collected or obtained). No material breach or violation of any Privacy and Data Security Requirements has occurred or is threatened. There has not been any destruction, loss, alteration, damage, unauthorized access or disclosure or illegal or unauthorized Processing of any Personal Information.
(r)
Sellers have at all times established a legal basis, made all required disclosures to, and obtained all consents from, users, customers, employees, contractors, Governmental

Authorities, and other applicable third parties required by all applicable Privacy and Data Security Requirements and as necessary for Sellers’ Processing of Personal Information in connection with the conduct of the Business as it has been conducted.
(s)
To the extent that Sellers use any third party to Process Personal Information on their behalf, each such third party is subject to a binding written Contract with Sellers that requires such third party to maintain the confidentiality of, and ensure the security and integrity of, such Personal Information in accordance with applicable law, the Information Security Program, and each Seller’s obligations under Contracts. To the knowledge of Sellers, no such third party has violated or is in violation of any applicable law, the Information Security Program or a Seller’s obligations under Contract with respect to the Processing and protection of any Personal Information. Sellers have taken commercially reasonable steps to limit access to Personal Information to: (i) Sellers’ personnel and to subcontractors and third-party vendors providing services to or on behalf of the Business, in each case to those who have a need to know such Personal Information in the execution of their duties to Sellers; and (ii) such other Persons permitted to access such Personal Information in accordance with the Information Security Program and the Privacy and Data Security Requirements. Sellers are not subject to the Privacy Laws of any country other than the United States.
Section 4.10
Permits. Schedule 4.10 of the Disclosure Schedules lists all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained from or required by Governmental Authorities for the Business (“Permits”). Sellers hold all such Permits, each of which is valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit. Except as set forth on Schedule 4.10 of the Disclosure Schedules, the Permits are assignable and transferable and constitute Assets.
Section 4.11
Real Property Matters.
(a)
Schedule 4.11(a) of the Disclosure Schedules sets forth all real property currently or formerly owned or leased by a Seller and used or held for use in connection with the Business (the “Real Property”), and a list, as of the date of this Agreement, of leases for the Real Property that is currently leased by a Seller (the “Leases”). The current Real Property constitutes all of the real property operated in connection with the Business.
(b)
A Seller holds a valid and existing leasehold interest under the Leases, free and clear of all Encumbrances. No Seller is in default under any Lease, and to the knowledge of Sellers, there is no default by any other party under any Lease.
(c)
Other than the Leases, no Seller is a party to or bound by or subject to any agreement or offer to become a party to, any lease, sublease, license or other material occupancy agreement with respect to Real Property in connection with the Business. No consent of any party to any Lease is required in connection with the transactions contemplated by this Agreement.
(d)
No Seller has received any written notice from any Governmental Authority that any special assessment or similar Tax will be imposed on any of the current Real Property.
(e)
No Seller has received any written notice of existing, pending or threatened (i) condemnation proceedings affecting the Real Property, or (ii) zoning, building code or other moratorium proceedings, or similar matters which would reasonably be expected to materially and adversely affect the ability to operate the Real Property as currently operated. Neither the whole nor any material portion of the Real Property has been damaged or destroyed by fire or other casualty.
(f)
Neither Seller is a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2.
Section 4.12
Compliance With Laws. Sellers have complied, and is now complying, with all applicable federal, state and local laws and regulations, including those related to the environment, health and safety, and labor and employment.
Section 4.13
Legal Proceedings. There is no claim, action, suit, litigation, proceeding (administrative or otherwise) or governmental investigation of any nature (“Action”) pending or, to Sellers’ knowledge, threatened against or by a Seller (a) relating to or affecting the Business or any Employees, the Purchased Assets or the Assumed Liabilities; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement or any Seller Document. To the knowledge of Sellers, there is no basis for any Person to assert a claim against a Seller based upon Sellers entering into this Agreement or any Seller Document. No event has occurred, or circumstances exist, that may give rise to, or serve as a basis for, any such Action. There is no Order to which a Seller or any of the Purchased Assets is subject.
Section 4.14
Employee Benefit Plans.
(a)
Schedule 4.14(a) of the Disclosure Schedules contains a true, correct and complete list of each pension, benefit, illness, retirement, compensation, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation, paid time off, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not tax-qualified and whether or not subject to ERISA, which is or has been maintained or sponsored by Seller during the past three (3) years for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of Seller or any spouse or dependent of such individual, or under which Seller has or may have any liability (as listed on Schedule 4.14(a) of the Disclosure Schedules, each, a “Benefit Plan”). Sellers have delivered or made available to Buyer true, correct and complete copies of each of the following with respect to each Benefit Plan: (i) the plan, policy, program or arrangement documentation together with all amendments thereto, (ii) if applicable, copies of any trust agreements, custodial agreements or insurance policies, (iii) copies of any summary plan descriptions, (iv) in the case of any plan that is intended to be qualified under Section 401(a) of the Code, a copy of the most recent advisory opinion or determination letter from the Internal Revenue Service and (v) in the case of any plan for which Forms 5500 are required to be filed, a copy of the three most recently filed Form 5500, with schedules attached.
(b)
Administration; No Liability. Each Benefit Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all applicable statutes, rules and regulations (including ERISA, the Code, and any and all applicable laws). None of the Benefit Plans promises or provides retiree medical or other retiree welfare benefits to any Person, except as required by other than continuation coverage required to be provided under Section 4980B of the Code, Part 6 of Title I of ERISA. No Action has been brought or is pending, or, to Seller’s knowledge, is threatened, against or with respect to any such Benefit

Plan, including any federal, state, local or foreign audits, examinations, investigations or other administrative proceedings or inquiry by the Internal Revenue Service, and any successor thereof, United States Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental body, other than requests for payments in the ordinary course or requests for qualified domestic relations orders. All required contributions to, and premium payments on account of, each Benefit Plan have been made (or related reserves have been provided on the books of Sellers).
(c)
Title IV Plans. Neither Seller nor any of its ERISA Affiliates maintain, sponsor, participate in or contribute to, nor have they ever maintained, established, sponsored, participated in, or contributed to, any plan subject to Title IV of ERISA. For purposes of this Agreement, “ERISA Affiliates” shall mean each trade or business (whether or not incorporated) which together with Seller is treated as a single employer under Section 414(b), (c), (m), or (o) of the Code.
(d)
No Increase or Acceleration of Benefits. The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of Seller to severance pay, termination pay, separation pay, retention pay or change-in-control or change-of-control payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or officer.
Section 4.15
Employment/Labor Matters.
(a)
Each consultant or independent contractor engaged by a Seller during the last three years has been properly classified as such and has been fully compensated in accordance with the terms of Seller’s agreements with such Persons. All unexpired Contracts with independent contractors comply in all material respects with all applicable Law and are legal, valid, in full force and effect, and enforceable by a Seller in accordance with their terms. Each employee classified by a Seller as exempt from the requirements of the Fair Labor Standards Act (“FLSA”) (or state law equivalent) has been properly classified as such. Sellers have made available to Buyer current and complete copies of each agreement between a Seller and any employee, consultant or independent contractor of the Seller, as well as copies of any written confidentiality or other agreement covering any proprietary processes, formulae or information applicable to any such Person.
(b)
Each Seller is and has been in compliance in all respects with all applicable Laws and regulations pertaining to employment and employment practices to the extent they relate to those Persons employed by a Seller who worked for the Business during the three years prior to the Closing Date, including provisions thereof relating to wages and other compensation, hours, equal opportunity, collective bargaining, immigration status verification, leave laws, FLSA (or state law equivalent) exempt classifications, fair employment practices, discrimination, disability rights, accommodations or benefits, working conditions, hiring, promotion and termination of employees, health and safety, and the payment of social security and other Taxes. Neither Seller has unsatisfied Liability for any past noncompliance.
(c)
All of Sellers’ Employees have been or will be fully paid by a Seller up to the Closing Date including salary, bonus, accrued vacation and all withholding Taxes, other payroll Taxes, fringe benefits, and pension/profit sharing contributions, and all such obligations for periods on and after the Closing Date have been paid or will be paid by a Seller when due. Each Seller hereby provides consent for Buyer to offer employment to and hire any of Sellers’ Employees; provided, that Buyer is in no manner bound to offer employment or hire or retain any such Employees of a Seller nor honor any of the agreements, written or oral, between a Seller and any of the Employees or independent contractors of a Seller or assume any payment or benefit obligation with respect to any Employee, whether or not hired by Buyer.
(d)
Each Sellers’ Employees are not represented by a union. Sellers represent that they are not aware of any attempts by any union to organize the Business employees. No Seller is or has been a party to any collective bargaining agreement or other labor Contract. No Seller has experienced any labor strike, slowdown, stoppage or lockout in connection with the Business during the past five years.
(e)
During the last three years, Seller has not effectuated a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act of 1988, as amended (“WARN”), or similar applicable Law) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of a Seller, and there has not occurred a “mass layoff” (as defined in the WARN Act or similar applicable Law) affecting any site of employment or facility of a Seller. Neither Seller is presently planning to effectuate any such “plant closing” or “mass layoff.”
(f)
Except as set forth on Schedule 4.15(f) of the Disclosure Schedules, (i) there is no unfair labor practice Proceeding against either Seller pending or threatened before the National Labor Relations Board, (ii) there is no pending or threatened proceeding against either Seller by or on behalf of any current or former Employee, and (iii) no Seller is a party to or otherwise bound by any consent decree or conciliation agreement with, or citation by, any Governmental Authority relating to prospective, current or former Employees or employment practices.
(g)
Except as set forth in Schedule 4.15(g) of the Disclosure Schedules, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) result in an increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of or accrued on behalf of any current or former director, manager, officer or Employee of a Seller, or (ii) entitle any such director, manager, officer, or Employee to any severance pay, termination pay, separation pay, retention pay or “change-in-control” or “change-of-control” payments or similar compensation or benefits. No employee of a Seller has any plan to terminate employment with such Seller whether as a result of the consummation of the transactions contemplated by this Agreement or otherwise. No Employee of a Seller is obligated under any Contract or subject to any Order that would interfere with such Employee’s ability to promote the interest of the Business following the Closing or that would conflict with such Employee’s employment obligations to Buyer following the Closing.
(h)
All employees of each Seller are citizens of, and authorized to work in, the United States, and a Form I-9 has been properly completed and retained with respect to each such employee or former employee as required by applicable Law.
(i)
Each Seller complies with and meets all Occupational Safety and Health Administration standards applicable to it and meets and at all times has complied with any health and safety standards required under any Contract with its customers, in each case in all material respects.
Section 4.16
Taxes.
(a)
All Tax Returns required to be filed by Sellers or with respect to the Business or the Purchased Assets have been timely filed. All such filed Tax Returns were true, correct and complete in all material respects when filed. All Taxes owed by Sellers or in connection with the Business or the Purchased Assets, whether or not shown on any Tax Returns, have been timely paid. No written claim has been made by any taxing authority in any jurisdiction where a Seller does not file Tax Returns that a Seller is, or may be, subject to Tax by, or the filing of returns in, that jurisdiction.
(b)
All Taxes which each Seller is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper Governmental Authorities or are held by each such Seller for such payment. Each Seller has complied with all applicable legal requirements relating to the withholding, collection and remittance of Taxes, including any information reporting requirements.
(c)
No extensions or waivers of statutes of limitations have been given that are still in effect, and there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against any Seller or with respect to the Business or the Purchased Assets. There are no Actions relating to Taxes or Tax Returns of any Seller or related to the Business or the Purchased Assets presently pending or threatened by any Governmental Authority and no deficiency for Taxes is currently pending or being asserted by any Governmental Authority against any Seller or with respect to the Business or the Purchased Assets. There are no Encumbrances asserted against any Seller or the Purchased Assets.
(d)
No Seller is a party to, or bound by, any Tax indemnity, Tax-sharing or Tax allocation agreement or any closing agreement or offer in compromise with any taxing authority. No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any taxing authority with respect to any Seller.
(e)
(i) Seller 1 is and since its formation has been classified as a C corporation for U.S. federal and applicable state and local income Tax purposes, and (ii) Seller 2 is and since its formation has been classified as a partnership for U.S. federal and applicable state and local income Tax purposes.
(f)
No Seller has made an election to defer any Taxes under the CARES Act or any similar election under state and local Tax law, any executive order, or any similar governmental program.
(g)
None of the Purchased Assets is subject to any “Section 467 rental agreement” within the meaning of Section 467(d) of the Code or Treasury Regulations Section 1.467-1(c).
(h)
No Seller has participated in a transaction that is described as a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(1).
(i)
No Seller has ever been a member of an “affiliated group” within the meaning of Code Section 1504(a) filing a consolidated U.S. federal income Tax Return or any similar provision of state, local or foreign Tax Law. No Seller is liable for the Taxes of any Person as a result of successor liability, transferee liability, joint or several liability (including pursuant to Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign Law), by Contract, or otherwise.
(j)
Buyer will not, nor will any of its Affiliates, be required to include any item of income in, or exclude any item of deduction from, taxable income with respect to the Purchased

Assets or the Business for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of U.S. state, local or non-U.S. Tax law) executed on or prior to the Closing Date, (ii) installment sale or open transaction disposition made on or prior to the Closing Date, (iii) prepaid amount or any other income eligible for deferral under the Code or Treasury Regulations promulgated thereunder (including, without limitation, pursuant to Code Sections 455 or 456, Treasury Regulations Section 1.451-5 and Revenue Procedure 2004-34, 2004-33 I.R.B. 991) received on or prior to the Closing Date, or (iv) any election, action, or agreement that would have the effect of deferring any liability for Taxes of a Seller from any period ending on or before the Closing Date to any period ending after such date.
(k)
There is no power of attorney given by or binding upon any Seller with respect to Taxes for any period for which the statute of limitations (including any waivers or extensions) has not yet expired that is currently in effect.
(l)
Sellers have complied with all applicable requirements relating to sales and use Taxes, including receipt and retention of any required exemption certificates or other exemption documentation.
Section 4.17
Customers and Vendors.
(a)
Customers. Except as disclosed on Schedule 4.17(a) of the Disclosure Schedules, none of the top 20 customers of the Business, measured by revenue, for the 12-month periods ended December 31, 2021 and December 31, 2022 and the eight-month period ended August 31, 2023 (collectively, the “Top Customers”), has given any notice to a Seller that it intends to stop, or materially decrease the rate of, buying products or services from the Business or otherwise materially adversely change the terms of its relationship with the Business. To Sellers’ knowledge, none of the Top Customers intends to cease doing business with or otherwise amend or decrease or delay its purchases from the Business, and there is no present claim, dispute or controversy with any Top Customer. Except as disclosed Schedule 4.17(a) of the Disclosure Schedules, no Top Customer is entitled to or customarily receive discounts, allowances, rebates, credits or similar reductions in price.
(b)
Vendors. Schedule 4.17(b) of the Disclosure Schedules contains a true, correct and complete list of the top 10 vendors of the Business, based on purchases by the Business of products and services, for the 12-month periods ended December 31, 2021 and December 31, 2022 and the eight-month period ended August 31, 2023 (collectively, the “Top Vendors”). No Top Vendor has given any notice to a Seller that it intends to stop, or materially decrease the rate of, supplying products or services to the Business or otherwise materially adversely change the terms of its relationship with the Business (including any price increases). To Sellers’ knowledge, no Top Vendor intends to cease doing business with or otherwise amend or change the terms on which it does business with the Business (including any price increases), and there is no present claim, dispute or controversy with any Top Vendor.
Section 4.18
Brokers. Except as set forth on Schedule 4.18, no broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the transactions contemplated by this Agreement or any Seller Document based upon arrangements made by or on behalf of any Seller.
Section 4.19
Insurance. Each Seller is adequately protected by general commercial liability insurance and such other insurance policies as are customary for the size and nature of the Business. Each of Sellers’ insurance policies is in full force and effect, all premiums have been paid and no claims are currently pending with respect thereto.
Section 4.20
Transactions with Affiliated Parties. Except as set forth on Schedule 4.20 of the Disclosure Schedules, (a) no Related Person of a Seller, nor (b) any Person with whom any Family Member of any such Related Person owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than five percent of the stock of which is beneficially owned by all such Persons in the aggregate), nor (c) any Affiliate of any of the foregoing or any current or former Affiliate of a Seller, has any interest in any contract, arrangement or understanding with, or relating to, the Business, the Purchased Assets or the Assumed Liabilities or owns any asset used by the Business or is competing, or has at any time competed, with the Business.
Section 4.21
Environmental Matters.
(a)
All of the Real Property is and, during the period the Real Property was owned, leased or operated by a Seller, has been in compliance with all applicable environmental laws.
(b)
Seller has obtained all Permits and approvals required under environmental laws and necessary for the conduct and operation of the Business (collectively, “Environmental Permits”), all of which Environmental Permits are set forth on Schedule 4.21(b) of the Disclosure Schedules. All such Environmental Permits are in good standing, and Sellers are, and have been, in compliance with the terms and conditions of all such Environmental Permits.
(c)
There are no Actions related to environmental laws pending or, to the knowledge of Sellers, threatened against or affecting either Seller or any of their assets or the Real Property.
(d)
Neither Seller has received any communication alleging that a Seller currently is not or previously was not in compliance with, or is liable or potentially liable under, any environmental laws.
(e)
None of the Real Property is listed on, or has been proposed for listing on, the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System) under Comprehensive Environmental Response Compensation and Liability Act, as amended, or any similar federal, state or local list, and neither Seller has transported or disposed of, or arranged for the transportation or disposal of, any Hazardous Substances to any such listed location.
(f)
With regard to the Real Property now or formerly owned, leased, or operated by a Seller:
(i)
there have been no releases, spills, emissions, leakings, injections, deposits, disposals, discharges, dispersals, leachings or migrations into the environment of any pollutant, contaminant, hazardous or toxic substance or waste, solid waste, petroleum or any byproduct thereof, or any other chemical, substance or material listed or identified in or regulated by any federal, state, local or other governmental statute, regulation, law or ordinance, including but not limited to substances defined as “hazardous substances”, hazardous materials” or “toxic substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act, or the Resource Conservation and Recovery Act, at, onto, from or near such Real Property, including substances proposed to be listed as any such substance;

(ii)
there are no underground storage tanks or aboveground storage tanks on such Real Property;
(iii)
there are no current or former landfill operations at or near the property; and
(iv)
neither Seller has assumed or agreed to assume, undertake, or provide indemnification for any Liability, including any obligation for corrective or remedial action, of any other Person under any environmental law for environmental matters or conditions, and no environmental lien has attached or is threatened to be attached to such Real Property.
Section 4.22
Intentionally Omitted.
Section 4.23
Investment Experience. Each Seller hereby acknowledges and represents that: (a) such Seller is an “accredited investor” within the meaning of the federal securities laws; (b) such Seller has prior investment experience, including investment in non-listed and unregistered securities, and that such Seller has employed the services of an investment advisor, attorney and/or accountant to read all of the documents furnished or made available by Buyer to evaluate the merits and risks of such an investment on such Seller's behalf; (c) such Seller recognizes the highly speculative nature of an investment in the shares of Common Stock; and (d) such Seller is able to bear the economic risk and illiquidity which Seller assumes by investing in the shares of Common Stock. Each Seller has had the opportunity to retain, and to the extent necessary such Seller has retained, at its own expense, and relied upon the advice of appropriate professionals, including an investment advisor, attorney and/or accountant regarding the investment, tax and legal merits and consequences of this Agreement and its acquisition of the shares of Common Stock hereunder.
Section 4.24
No SEC Review. Each Seller hereby acknowledges that this transaction has not been reviewed by the SEC because of Buyer's representations that this transaction is intended to be exempt from the registration requirements of Section 5 of the Securities Act, pursuant to Section 4(2) thereof and Regulation D promulgated under the Securities Act. Each Seller further acknowledges that no federal or state agency or authority has made any finding or determination as to the accuracy or adequacy of this Agreement or as to the fairness of the terms of this transaction or any recommendation or endorsement of the shares of Common Stock. Any representation to the contrary is a criminal offense. In making an investment decision, each Seller must rely on its own examination of Buyer and the terms of this transaction, including the merits and risks involved.
Section 4.25
Purchase For Own Account. The shares of Common Stock to be acquired by each Seller hereunder will be acquired for investment for such Seller's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and such Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Seller also represents that such Seller has not been formed for the specific purpose of acquiring the Closing Shares or Earn-Out Shares (if any).
Section 4.26
Rule 144. Each Seller acknowledges that the Closing Shares and Earn-Out Shares (if any) must be held indefinitely unless subsequently registered under the Securities Actor an exemption from such registration is available. Each Seller is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for such shares, the availability of certain current public information about the company that issued such shares, the resale occurring following the period of time prescribed by Rule 144, the sale being effected through a

"broker's transaction" and the number of shares being sold during any three-month period not exceeding specified limitations.
Section 4.27
Legend. Each Seller consents to the placement of a legend, including as set forth in Section 2.08 hereto, on any certificate or other document evidencing the Closing Shares and Earn-Out Shares (if any) indicating that such shares have not been registered under the Securities Act or any state securities or "blue sky" laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement, including, without limitation, the restriction on any sale, transfer, or other disposition of such shares prior to the expiration of the lock-up period as described below. Each Seller is aware that Buyer will make a notation in its appropriate records and issue "stop transfer" instructions to its transfer agent with respect to the restrictions on the transferability of such shares.
Section 4.28
Unregistered Shares. Each Seller understands and hereby acknowledges that Buyer is under no obligation to register the Closing Shares or Earn-Out Shares (if any) under the Securities Act. Each Seller consents that Buyer may, if it desires, permit the transfer of the Closing Shares or Earn-Out Shares (if any) out of such Seller's name only when Seller's request for transfer is accompanied by an opinion of counsel reasonably satisfactory to Buyer that neither the sale nor the proposed transfer results in a violation of the Securities Act or any applicable state "blue sky" laws.
Section 4.29
No Public Offering. Each Seller hereby acknowledges that the sale and issuance of the shares of Common Stock hereunder has not been (a) accompanied by the publication of any advertisement nor (b) effected by or through a broker-dealer in a public offering.
Article V

REPRESENTATIONS AND WARRANTIES OF BUYER AND ACQUISITION SUB

Buyer and Acquisition Sub each represents and warrants to Sellers that the statements contained in this Article V are true and correct; provided, however, that such statements are qualified in all material respects by the Buyer disclosures in its registration statement on Form S-1 and in its periodic reports filed with the SEC (the “Buyer SEC Filings”).

Section 5.01
Organization and Authority; Enforceability.
(a)
Buyer is a corporation validly existing and in good standing under the laws of the State of Delaware. Buyer has full corporate power and authority to enter into this Agreement and each other agreement, certificate, instrument and document executed and delivered, by Buyer in connection with this Agreement (collectively, the “Buyer Documents”), to carry out its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and the Buyer Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer.
(b)
This Agreement has been duly executed and delivered by Buyer. This Agreement and each of the Buyer Documents are, or when executed by Buyer will be, valid and binding obligations of Buyer (assuming due authorization, execution and delivery by the other parties hereto and thereto), enforceable against Buyer in accordance with their respective terms, subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (ii) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

(c)
Acquisition Sub is a limited liability company validly existing and in good standing under the laws of the State of Delaware. Acquisition Sub has full corporate power and authority to enter into this Agreement and each other agreement, certificate, instrument and document executed and delivered, by Acquisition Sub in connection with this Agreement (collectively, the “Acquisition Sub Documents”), to carry out its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Acquisition Sub of this Agreement and the Acquisition Sub Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Acquisition Sub.
(d)
This Agreement has been duly executed and delivered by Acquisition Sub. This Agreement and each of the Acquisition Sub Documents are, or when executed by Acquisition Sub will be, valid and binding obligations of Acquisition Sub (assuming due authorization, execution and delivery by the other parties hereto and thereto), enforceable against Acquisition Sub in accordance with their respective terms, subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (ii) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.
Section 5.02
No Conflicts; Consents. The execution, delivery and performance by Buyer and Acquisition Sub of this Agreement or any Buyer Document or Acquisition Sub Document (as applicable), and the consummation of the transactions contemplated hereby and thereby, do not and will not (with or without notice or lapse of time, or both): (a) violate or conflict with the certificate of formation or operating agreement of Buyer or Acquisition Sub, as applicable; or (b) violate or conflict with any Order, statute, law, ordinance, rule or regulation applicable to Buyer or Acquisition Sub, as applicable. No consent, approval, waiver or authorization is required to be obtained by Buyer or Acquisition Sub from any Person (including any Governmental Authority) in connection with the execution, delivery and performance by Buyer or Acquisition Sub of this Agreement or any Buyer Document or Acquisition Sub Document (as applicable) and the consummation of the transactions contemplated hereby and thereby.
Section 5.03
Legal Proceedings. There is no Action of any nature pending or, to Buyer’s knowledge, threatened against or by Buyer or Acquisition Sub that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Buyer’s knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.
Section 5.04
Issuance of Closing Shares and Earn-Out Shares. The Closing Shares, the Preferred Shares (and any shares of Common Stock issuable upon conversion thereof) and any Earn-Out Shares to be issued to the Sellers have been duly authorized and will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and non-assessable, free and clear of any Encumbrances, and will be duly issued in uncertificated book-entry form through the Buyer’s transfer agent (unless otherwise determined by Buyer in its sole discretion).
Section 5.05
Bad Actor. No officer or director of the Buyer or Acquisition Sub would be disqualified under Rule 506(d) (“Rule 506”) of the Securities Act on the basis of being a “bad actor” as defined under Rule 506.
Section 5.06
Brokers. No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or Acquisition Sub.

Article VI

COVENANTS
Section 6.01
Operations Prior to the Closing Date.
(a)
From the date of this Agreement until the Closing, Sellers shall, except as otherwise expressly contemplated by this Agreement or as consented to in writing by Buyer, operate the Business in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, Sellers shall: (i) use commercially reasonable efforts to keep and maintain the Purchased Assets in good operating condition and repair; (ii) maintain the business organization of the Business intact; (iii) use commercially reasonable efforts to preserve the goodwill of the regulators, customers, suppliers, contractors, licensors, employees and others having business relations with the Business; (iv) not take or fail to take any action that could result in the occurrence of an “Additional Default Event” (as defined in that certain Letter Agreement, dated as of October 3, 2023, by and between Seller 1 and Vertical Investors, LLC (the “Letter Agreement”)); and (v) use best efforts to comply with the terms and conditions of the Letter Agreement.
(b)
Except as expressly contemplated by this Agreement or with the express written approval of Buyer, no Seller shall, directly or indirectly:
(i)
sell, lease, license, assign, transfer or otherwise dispose of, or agree to sell, lease, license, assign, transfer or otherwise dispose of, (A) any assets that are material to the Business (other than the Excluded Assets) or (B) any assets to an equity holder of a Seller or any of their respective Affiliates;
(ii)
declare or make any dividend or payment of cash to, or pay, loan or advance any amount to, any equity holder of a Seller or any of their respective Affiliates;
(iii)
make any material change in the Business or its operations, acquire (including by merger or consolidation) any business or entity, or otherwise acquire any material asset;
(iv)
adopt a plan of complete or partial liquidation, dissolution, merger or consolidation;
(v)
amend any of its Organizational Documents;
(vi)
increase or decrease the level of inventory of the Business or make any change in the inventory purchasing patterns, stocking levels or production practices of the Business;
(vii)
take actions that may result, or would result, in payments to, or accounts receivable being created for the benefit of, a Seller sooner than is usual in the ordinary course of business consistent with past practice;
(viii)
grant to any Employee of a Seller any increase in compensation (other than increases in the ordinary course of business consistent with past practice to employees that are not in senior management or executive positions) or pay or agree to pay to any Employee of a Seller any bonus, severance or termination payment not previously agreed upon and provided in any Benefit Plan or other written agreements made available to Buyer (or otherwise required by applicable law);
(ix)
make any material change in the manner in which a Seller extends discounts, credits or warranties;
(x)
make any capital expenditures or payment in excess of $10,000 (individually or in the aggregate), or enter into any Contract therefor;
(xi)
enter into, modify, amend, terminate or grant any consent or waiver under any Transferred Contract, or any other Contract involving more than $15,000, except for the renewal of any such Contract upon its expiration in accordance with its terms;
(a)
make any change in any method of accounting or accounting practice or policy;
(xii)
fail to preserve intact the Business’s and Sellers’ relationships with their employees, agents, customers, suppliers and other Persons having contacts with a Seller or the Business;
(xiii)
terminate or fail to renew any Permit or have any Permit revoked or suspended;
(xiv)
abandon, sell, assign, transfer, covenant not to sue, enter into a coexistence Contract, or grant any exclusive license or with respect to, or otherwise create an Encumbrance with respect to any Company IP; or
(xv)
enter into any Contract to do any of the things described in subsections (i) through (xv) above or authorize any of, or commit or agree to take any of, such actions.
Section 6.02
Reasonable Efforts; Consents of Third Parties.
(a)
Prior to the Closing, (i) Sellers shall use reasonable best efforts to cause the conditions set forth in Sections 7.01 and 7.03 to be satisfied on a timely basis, and (ii) Buyer shall use reasonable best efforts to cause the conditions set forth in Sections 7.01 and 7.02 to be satisfied on a timely basis.
(b)
Without limiting the generality of Section 6.02(a), Sellers shall use reasonable best efforts in attempting to obtain, before the Closing Date, the consent, approval or waiver, in form and substance reasonably satisfactory to Buyer, from any party to a Contract required to be obtained to consummate the transactions contemplated hereby or to satisfy the conditions set forth in Section 7.03; provided, that no Seller shall make any agreement or understanding affecting the Business as a condition to obtaining any such consent, approval or waiver absent the prior written consent of Buyer. During the period prior to the Closing Date, Buyer shall act diligently and reasonably to cooperate with Sellers in attempting to obtain the consents, approvals and waivers contemplated by this Section 6.02(b).
(c)
During the period prior to the Closing Date, the parties hereto shall use reasonable best efforts, and shall cooperate with each other, in making any required filing or notification and in attempting to obtain any consents and approvals of any Governmental Authority required to be obtained by them to permit the consummation of the transactions contemplated by this Agreement or to otherwise satisfy the conditions set forth in Article VII; provided, that no Seller shall make any agreement or understanding affecting the Business or the Purchased Assets as a condition to obtaining any such consent or approval absent the prior written consent of Buyer; and provided, further, that in no event shall Buyer have any obligation under this Agreement to divest or agree to divest (or cause any of its Affiliates to divest or agree to divest) any of its respective businesses, services or assets or to take or agree to take (or cause any of its Affiliates to take or agree to take) any other action or to agree (or cause any of its Affiliates to agree) to any limitation or restriction on any of its respective businesses, product lines or assets.
Section 6.03
Access to Information. Sellers shall afford the officers, employees and authorized representatives of Buyer (including independent public accountants and attorneys) reasonable access during normal business hours to the offices, properties, employees and business and financial records of Sellers that relate to the Business to the extent Buyer shall deem necessary or desirable and shall furnish to Buyer or its authorized representatives such additional information concerning the Business and its operations thereof as shall be reasonably requested, including all such information as shall be necessary to enable Buyer or its representatives to verify the accuracy of the representations and warranties contained in this Agreement, to verify that the covenants of Sellers contained in this Agreement have been complied with and to determine whether the conditions set forth in Article VII have been satisfied. Upon reasonable request of Buyer, Sellers shall cooperate with and cause representatives of Sellers to attend meetings of representatives of Buyer with customers, vendors and other business partners of the Business.
Section 6.04
Acquisition Proposals. From the date hereof until the Closing, no Seller shall, and no Seller shall authorize or permit any officer, director, employee, investment banker, attorney, accountant or other agent or representative of a Seller to, directly or indirectly, solicit, encourage, facilitate or furnish information with respect to, or engage in any discussions with any Person in connection with, any Acquisition Proposal, other than as contemplated by this Agreement. Sellers shall notify Buyer promptly if a Seller receives or becomes aware of any indication of interest, request for information or offer in respect of any Acquisition Proposal and shall promptly provide Buyer with a copy of any such written communications or, if unwritten, a summary thereof (including the terms of any indication or interest or offer). Sellers shall promptly cease or cause to be terminated any existing activities or discussions with any Person (other than Buyer) with respect to any Acquisition Proposal, and Sellers shall promptly request the return of any confidential information provided to any Person in connection with any Acquisition Proposal.
Section 6.05
Notification of Certain Matters; Supplement to Disclosure Schedules.
(a)
Prior to the Closing, Sellers shall timely provide notice to Buyer of (a) any Material Adverse Effect, (b) any breach of a representation, warranty, covenant or other agreement of a Seller under this Agreement that would reasonably be expected to cause a condition in Article VII not to be satisfied, (c) any Action that is threatened, brought, asserted or commenced against a Seller which would have been listed in Schedule 4.13 of the Disclosure Schedules if such Action had arisen prior to the date of this Agreement, or (d) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.
(b)
Following the date of this Agreement until the date that is 10 Business Days prior to the Closing, Sellers shall have the right (but not the obligation) to supplement or amend the Disclosure Schedules hereto with respect to any matter hereafter arising or of which it becomes aware after the date hereof (each a “Schedule Supplement”). Any disclosure in any such Schedule Supplement shall not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement, including for purposes of the indemnification or termination rights contained in this Agreement or of determining whether or not the conditions set forth in Section 7.03 have been satisfied. For the avoidance of doubt, nothing in this Section

6.05(b) or any such Schedule Supplement will act as a waiver of Buyer’s right to terminate this Agreement or indemnification under Section 9.02 with respect to such matter.
Section 6.06
Public Announcements. Unless otherwise required by applicable law, no party hereto shall make any public announcements regarding this Agreement or the transactions contemplated hereby without the prior written consent of Buyer and Sellers (which consent shall not be unreasonably conditioned, withheld or delayed); provided, that no such consent shall be necessary to the extent disclosure may be required by Law, Order or applicable stock exchange rule or any listing agreement to which any party hereto is subject.
Section 6.07
Bulk Sales Laws. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar laws of any jurisdiction that may otherwise be applicable with respect to the sale or transfer of any or all of the Purchased Assets to Buyer.
Section 6.08
Tax Matters.
(a)
Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the documents to be delivered hereunder shall be borne and paid by Sellers when due. Sellers shall, at their own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary).
(b)
Apportioned Taxes. Subject to Section 6.08(a), in the case of any Tax period that includes (but does not end on) the Closing Date, the amount of any Taxes with respect to the Purchased Assets that is allocable to the portion of such period ending on the Closing Date shall (i) in the case of Taxes based on or measured by income or receipts, sales or use, employment, or withholding, be determined based on an interim closing of the books as of the close of business on the Closing Date and (ii) in the case of any other Taxes with respect to the Purchased Assets, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in such period prior to and including the Closing Date and the denominator of which is the number of days in the entire taxable period.
(c)
Cooperation. Sellers shall cooperate fully with Buyer, as and to the extent reasonably requested by Buyer, in connection with the preparation and filing of any Tax Return any other matter under this Agreement relating to Taxes of the Purchased Assets. Such cooperation shall include the retention and, upon Buyer’s request, the provision of records and information that are reasonably relevant to any such Tax matter and access to employees and representatives on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Further, the Sellers and the Buyer shall cooperate in connection with the reporting of the transactions contemplated by this Agreement.
Section 6.09
Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the documents to be delivered hereunder. Each Seller will use its best efforts to assist and facilitate the transfer of any Permits to Buyer as may be requested by Buyer, and to assist Buyer with the application for, or approval of, any Permits required by Buyer which may not be transferable or assignable.
Section 6.10
Change of Seller’s Name. Each Seller covenants that it shall, immediately following the Closing, make all filings necessary to change each Seller’s legal name to a name that does not include the words and/or phrases “CLMBR”, “CLIMBER” or any derivative thereof or associated words and phrases and shall immediately cease use of such name. Sellers shall deliver evidence of such name change to Buyer within five (5) Business Days following the Closing Date.
Section 6.11
Excluded Liabilities. Each Seller shall timely pay and perform all Liabilities of such Seller that are not Assumed Liabilities.
Section 6.12
Confidentiality; Non-Disparagement.
(a)
Following the Closing, Buyer’s use and disclosure of Confidential Information of the Business shall not be limited in any manner by that certain Mutual Confidentiality and Non-Disclosure Agreement, dated as of November 7, 2022, by and between Seller 1 and Buyer. Sellers agree that at all times from and after the Closing Date, they will, and will cause their respective Affiliates to, keep secret and retain in the strictest confidence, and will not use for the benefit of themselves or others (other than Buyer), any proprietary information with respect to the Business, the Purchased Assets (including know-how, trade secrets, customer lists, details of customer or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques, plans or processes, other than any of the foregoing which are in or become part of the public domain (except through the conduct of each Seller or any of its Affiliates which violates this Section 6.07(a)) (collectively, the “Confidential Information”) and Assumed Liabilities,) or as required by applicable law as provided below. In the event a Seller is required by applicable law to disclose any Confidential Information, then such Seller, as applicable, will notify Buyer promptly in writing of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with this Section 6.07(a).
(b)
Except as necessary to comply with applicable law or to enforce any rights under this Agreement, no Seller shall make (or cause to be made) to any other Person any disparaging, derogatory or other negative or false statement about Buyer or any of its Affiliates, or any of their respective directors, managers, officers, shareholders, members, employees, agents, partners or other representatives (including with respect to the products, services, equipment, customers, vendors, policies, practices, operations, employees or directors of any such Person).
Section 6.13
Delivery of Financial Statements; PCAOB Financials.
(a)
Sellers shall, promptly following the date hereof, deliver to Buyer complete copies of (i) the audited financial statements consisting of the balance sheet of Sellers, on a consolidated basis, in each of the years 2022 and 2023 and the related statements of income and cash flow for the years then ended (all of the foregoing, the “Audited Financial Statements”). In addition, Sellers shall, following the date of the relevant financial statement or other applicable period, the Other Closing Seller Financial Statements, in each case in a form that satisfies the requirements of Section 4.05 and this Section 6.13. Sellers will use reasonable best efforts to (A) in the case of the Audited Financial Statements, promptly after the date hereof obtain the consents of its auditors with respect thereto, and (B) in the case of the Other Closing Seller Financial Statements, promptly following the date of the relevant financial statement or other applicable period, obtain the consents of its auditors as may be required by applicable law or requested by the SEC. The Audited Financial Statements and the Other Closing Seller Financial Statements shall (1) be complete and correct in all material respects, (2) be prepared in accordance with GAAP, (3) be based on the books and records of Sellers, (4) fairly and accurately present, in all material respects, the consolidated financial position of the Sellers, the consolidated results of the Sellers’ operations and comprehensive losses, statements of stockholders’ equity and cash flows of the Sellers (on a consolidated basis) for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (5) in the case of any audited financial statements, be audited in accordance with the standards of the PCAOB and contain an unqualified report of the Sellers’ independent auditors and (6) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act, and the Securities Act (including Regulation S-X or Regulation S-K, as applicable) in effect as of the respective dates of delivery. Sellers shall deliver to Buyer the Audited Financial Statements and the Other Closing Seller Financial Statements and such additional information as shall be required to enable Buyer to meet its disclosure obligations in a timely manner under applicable SEC rules and applicable law.
(b)
Sellers shall use reasonable best efforts (i) to assist Buyer in causing to be prepared in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in any filings to be made by Buyer with the SEC in connection with the transactions contemplated by this Agreement or any ancillary document and (ii) to obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC.
Section 6.14
Change in Control Payments. Prior to the Closing, any agreements, contracts or arrangements that may result, separately or in the aggregate, in the payment of any amount or the provision of any benefit that would not be deductible by reason of Section 280G of the Code shall have been submitted for approval by such number of equity holders of Seller 1 as required by the terms of Section 280G of the Code in order for such payments and benefits not to be deemed parachute payments under Section 280G of the Code, and Seller shall use its reasonable best efforts to obtain such approval shall have been obtained in a manner which satisfies all applicable requirements of Section 280G(b)(5)(B) of the Code and the regulations promulgated thereunder. In the absence of such equity holder approval, those Persons who, with respect to Seller, are identified as “disqualified individuals” (within the meaning of Section 280G of the Code) and who, prior to the initiation of the requisite equity holder approval procedure described herein, have each entered into a parachute payment waiver, will not receive or retain any amount that constitutes an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).
Section 6.15
Intentionally Omitted.
Section 6.16
Securities Laws Exemption. Each Seller shall take all necessary actions and execute such additional documents as needed such that the issuance of Common Stock pursuant to this Agreement and any ancillary documents shall qualify for an exemption from registration under the federal securities laws and any applicable state securities laws.
Article VII

Conditions to closing
Section 7.01
General Conditions. The respective obligations of each party hereto to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may, to the extent permitted by applicable law, be waived in writing by any party in its sole discretion (provided, that such waiver shall only be effective as to the obligations of such party):
(a)
No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is then in effect and that enjoins, restrains, makes illegal or otherwise prohibits the consummation of the transactions contemplated by this Agreement, nor shall any Action brought by a Governmental Authority seeking any of the foregoing have been commenced or be pending.

(b)
All consents of, or registrations, declarations or filings with, any Governmental Authority legally required for the consummation of the transactions contemplated by this Agreement shall have been obtained or filed.
(c)
The issuance of Common Stock pursuant to the transactions contemplated by this Agreement and any ancillary documents shall qualify for an exemption from registration under the federal securities laws and any applicable state securities laws.
Section 7.02
Conditions to Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived, to the extent permitted by applicable law, in writing by Sellers in their sole discretion:
(a)
The representations and warranties of Buyer and Acquisition Sub contained in Article V shall be true and correct both when made and as of the Closing Date, except that in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct as of such specified date, except where the failure to be so true and correct (without giving effect to any limitation or qualification as to “materiality”, “in all material respects”, “material adverse effect” and other terms derived therefrom) would not have or reasonably be expected to have a material adverse effect.
(b)
Buyer and Acquisition Sub shall have performed all obligations and agreements and complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.
(c)
Sellers shall have received from Buyer and Acquisition Sub a certificate to the effect set forth in clauses (a) and (b) above, signed by a duly authorized officer of Buyer and Acquisition Sub, as applicable.
Section 7.03
Conditions to Obligations of Buyer. The obligations of Buyer and Acquisition Sub to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived, to the extent permitted by applicable law, in writing by Buyer in its sole discretion:
(a)
The representations and warranties of Sellers contained in Article IV (other than the representations and warranties set forth in the Fundamental Representations and IP Representations) shall be true and correct both when made and as of the Closing Date, except that in the case of representations and warranties that are made as of a specified date, such representations and warranties shall speak only as of such specified date, except where the failure to be so true and correct (without giving effect to any limitation or qualification as to “materiality”, “in all material respects”, “Material Adverse Effect” and other terms derived therefrom) would not have or reasonably be expected to have a Material Adverse Effect. The representations and warranties set forth in the Fundamental Representations and IP Representations shall be true and correct in all respects both when made and as of the Closing Date.
(b)
Sellers shall have performed all obligations and agreements and complied with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.
(c)
There shall have been no change, event, effect, claim, circumstance or matter that has resulted in, or that could reasonably be expected to result in, a Material Adverse Effect.

(d)
The Letter Agreement shall have remained in effect, Seller 1 shall not have breached the terms thereof and no “Additional Default Event” (as defined therein) has occurred or continues to occur thereunder.
(e)
Buyer shall have received from each Seller (with respect only to itself) a certificate to the effect set forth in clauses (a), (b), (c) and (d) above, each signed by duly authorized officers thereof.
(f)
Buyer shall have received from Sellers the required financial statements and additional information as shall be required to enable Buyer to meet its disclosure and filing obligations, including any post-Closing obligations, in a timely manner under applicable SEC rules and applicable law.
Article VIII

Termination
Section 8.01
Termination Rights. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Closing Date:
(a)
by the mutual consent of Buyer and Sellers;
(b)
by Buyer or Sellers if the Closing shall not have occurred on or before January 31, 2024 (or such later date as may be mutually agreed to by Buyer and Sellers) (such date, the “End Date”); provided, that the End Date shall automatically extend for 20 day periods if the Shareholder Approval is delayed due to comments from the U.S. Securities and Exchange Commission, Sellers fail to provide the necessary information pursuant to Section 6.13 or Sellers fail to provide any additional information needed for Buyer to comply with the U.S. Securities and Exchange Commission and its disclosure and filing obligations. Notwithstanding the foregoing, neither Buyer nor Sellers shall be permitted to terminate this Agreement pursuant to this Section 8.01(b) if the failure to consummate the transactions contemplated herein by the End Date results from, or is caused by, a material breach by such party (or (i) in the case of Buyer, or (ii) in the case of Sellers, any Seller) of any of its representations, warranties, covenants or agreements contained herein;
(c)
by Buyer in the event of any material breach by a Seller of any of its respective covenants, agreements, representations or warranties contained herein and the failure of such party to cure such breach within 15 days after receipt of notice from Buyer requesting such breach to be cured;
(d)
by Sellers in the event of any material breach by Buyer of any of its covenants, agreements, representations or warranties contained herein and the failure of such party to cure such breach within 15 days after receipt of notice from Sellers requesting such breach to be cured; or
(e)
by Buyer in the event of any breach of the Letter Agreement by Seller 1 or the occurrence of an “Additional Default Event” (as defined in the Letter Agreement).
Section 8.02
Notice of Termination. Any party desiring to terminate this Agreement pursuant to Section 8.01 shall give notice of such termination to the other parties to this Agreement.
Section 8.03
Effect of Termination.

(a)
In the event of termination of this Agreement pursuant to this Article VIII, this Agreement shall forthwith become void and there shall be no Liability on the part of any party hereto; provided, that (i) this Section 8.03 and Sections 6.12(a), 10.01, 10.05, 10.08, 10.10 and 10.13 shall survive the termination of this Agreement in accordance with their terms, and (ii) nothing set forth in this Section 8.03 shall relieve any party hereto from Liability for willful breach hereof.
(b)
In the event of termination of this Agreement pursuant to Section 8.01(c) or Section 8.1(e), within three Business Days following the date of such termination, (i) Buyer shall assign, transfer, convey and deliver to Sellers, and Sellers assume, the Assumed Indebtedness and (ii) Sellers shall pay to Buyer any amounts of the Assumed Indebtedness that have been paid off by Buyer after the date hereof.
Article IX

INDEMNIFICATION
Section 9.01
Survival. Notwithstanding anything in this Agreement to the contrary, (a) all representations and warranties contained herein (other than the Fundamental Representations and the representations and warranties set forth in Section 4.09 (the “IP Representations”) and all related rights to indemnification shall survive the Closing for a period of 24 months; provided, however, that (i) all Fundamental Representations and all related rights to indemnification shall survive the Closing for a period equal to the date that is 60 days following of the expiration of the statute of limitations with the longest duration (including any extensions thereto) applicable to the underlying matters covered thereby) and (ii) the IP Representations and all related rights to indemnification shall survive the Closing for a period of five years and (b) all covenants and agreements contained herein and all related rights to indemnification shall survive the Closing in accordance with their terms, subject to any applicable statute of limitation. Notwithstanding the foregoing, claims based on Fraud shall survive the Closing Date indefinitely. Any claim filed or claim asserted under this Agreement prior to the applicable survival period shall survive until its final resolution.
Section 9.02
Indemnification By Sellers. Subject to the other terms and conditions of this Article IX, Sellers shall jointly and severally defend, indemnify and hold harmless Buyer, its Affiliates and their respective stockholders, directors, members, managers, officers and employees (collectively, “Buyer Indemnified Parties”) from and against all Losses, arising from or relating to: (a) any inaccuracy in or breach of any of the representations or warranties of a Seller contained in this Agreement or any Seller Document; (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by a Seller pursuant to this Agreement or any Seller Document; (c) any Excluded Asset; (d) any Liability or obligation of a Seller or any Affiliate of a Seller that is not an Assumed Liability, including any Indebtedness of a Seller or Seller Transaction Expenses; (e) any Excluded Taxes; or (f) any matter set forth on Schedule 9.02(f).
Section 9.03
Indemnification By Buyer. Subject to the other terms and conditions of this Article IX, Buyer shall defend, indemnify and hold harmless each Seller and their respective Affiliates stockholders, directors, members, managers, officers and employees (collectively, “Seller Indemnified Parties”) from and against all Losses, arising from or relating to: (a) any inaccuracy in or breach of any of the representations or warranties of Buyer or Acquisition Sub contained in this Agreement or any Buyer Document or Acquisition Sub Document; (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer or Acquisition Sub pursuant to this Agreement or any Buyer Document or Acquisition Sub Document (as applicable); or (c) any Assumed Liability.

Section 9.04
Indemnification Procedures. If a party hereto seeks indemnification under this Article IX, such party (the “Indemnified Party”) shall give written notice to the other party (the “Indemnifying Party”) of the facts and circumstances giving rise to the claim. In connection with any suit, action or claim (a “Proceeding”) brought or asserted by any third party (a “Third Party Proceeding”) that may give rise to indemnity hereunder, the Indemnified Party shall promptly notify the Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto; provided, that, the failure to so notify an Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure shall have materially prejudiced the Indemnifying Party’s its ability to defend such Third Party Proceeding. The Indemnifying Party, if it acknowledges its obligation to indemnify the Indemnified Party and so elects, shall assume and control the defense of such Third Party Proceeding (and shall consult with the Indemnified Party with respect thereto), including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of expenses; unless the nature of the Third Party Proceeding (a) relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation, (b) seeks an injunction or equitable relief against the Indemnified Party, (c) if adversely determined, would not entitle the Indemnified Party to full indemnity pursuant to Article IX or (d) joint representation of the Indemnified Party and the Indemnifying Party is precluded under the rules of professional conduct governing counsel in the applicable jurisdiction for a reason other than the Indemnified Party refusing to waive the conflict of interest and such preclusion is supported by an opinion of counsel delivered by the Indemnified Party at its expense, in which case the Indemnified Party may elect to retain its own counsel to defend such Third Party Proceeding at the sole cost and expense of the Indemnifying Party. If the Indemnifying Party elects to defend against the Third Party Proceeding, it must so notify the Indemnified Party in writing within 10 Business Days of receipt of the Indemnified Party’s notice thereof of the acknowledgment of its indemnity obligations with respect to, and election to assume the defense of, the Third Party Proceeding, failing which, the Indemnified Party may defend against, conduct and control any action or proceeding with respect to such Third Party Proceeding with counsel of its own choosing, at the sole cost and expense of the Indemnifying Party. If the Indemnifying Party timely assumes the defense of the Third Party Proceeding, it shall diligently pursue the defense of such Proceeding and keep the Indemnified Party reasonably apprised of the status thereof (provided, that the Indemnified Party shall have the right to participate in, but not control, the defense of such Proceeding with counsel of its own choosing, at its sole cost and expense). Neither the Indemnifying Party nor the Indemnified Party, as the case may be, may compromise or settle any Third Party Proceeding against which it is defending without the prior written consent of the Indemnified Party or the Indemnifying Party, as the case may be (which consent, if applicable, shall not be unreasonably withheld, conditioned or delayed), unless the claim is solely for money damages to be paid in full by the settling, compromising party and requires no admission of wrongdoing on the part of the non-settling, non-compromising party. The Indemnifying Party and Indemnified Party shall reasonably cooperate in the defense or prosecution of any Third Party Proceeding.
Section 9.05
Tax Treatment of Indemnification Payments. All indemnification payments made by a Seller under this Agreement shall be treated by the parties as an adjustment to the purchase price of the Purchased Assets for Tax purposes, unless otherwise required by law.
Section 9.06
Intentionally Omitted.
Section 9.07
Cumulative Remedies. The rights and remedies provided in this Article IX are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.
Section 9.08
Basket; Cap.
(a)
In no event will Sellers be liable to any Buyer Indemnified Party for indemnification under Section 9.02(a) (other than respect to a claim for indemnification based upon, arising out of, with respect to or by reason of Fraud or with respect to a breach, falsity or incorrectness of any Fundamental Representation or IP Representations) until the aggregate Losses of all Buyer Indemnified Parties arising out of, in connection with or as a result of claims under Section 9.02(a) exceeds $100,000 in the aggregate (the “Basket”), in which event Sellers shall be obligated to indemnify the Buyer Indemnified Parties from and against all such Losses from the first dollar. Buyer shall not be liable to any Seller Indemnified Party for indemnification under Section 9.03(a) (other than with respect to a claim for indemnification based upon, arising out of, with respect to or by reason of Fraud) until the aggregate Losses of all Seller Indemnified Parties arising out of, in connection with or as a result of claims under Section 9.03(a) exceeds the Basket, in which event Buyer shall be obligated to indemnify a Seller Indemnified Party from and against all such Losses from the first dollar.
(b)
In no event shall the aggregate indemnity obligation of Sellers pursuant to Section 9.02(a) exceed $3,000,000 (the “Cap”); provided, that the Cap shall not apply to any claim based upon, arising out of, with respect to or by reason of (i) a breach, falsity or incorrectness of any Fundamental Representation or IP Representation or (ii) Fraud, with respect to which, in each case, the aggregate indemnity obligation of Sellers shall not exceed the Closing Date Purchase Price.
Section 9.09
Sources of Recovery. In the event of a claim by any Buyer Indemnified Party under this Article IX, the Losses shall be satisfied, subject to the satisfaction of the Basket pursuant to Section 9.08(a) (if applicable), from the Preferred Shares by adjusting the conversion ratio as set forth in Section 4.2 the Certificate of Designation (the “Conversion Ratio”) as set forth below; provided, that Buyer may elect to satisfy any such Losses by deducting a number of shares equal to the amount of such Losses from the Earn-Out Shares if there are outstanding Losses if and when the Earn-Out Shares are to be issued to Sellers. Promptly following the 24-month anniversary of the Closing Date and the settlement of any then-pending claims for Losses, Buyer shall amend the Certificate of Designation to adjust the Conversion Ratio such that the aggregate number of shares of Common Stock issuable upon the conversion of the Preferred Shares shall be equal to the product of (1) the quotient of (A) the difference between (i) $3,000,000 less (ii) that amount of Losses to be satisfied hereunder, divided by (B) $3,000,000, multiplied by (2) the number of shares of Common Stock that would have otherwise been issuable upon the conversion of the Preferred Shares prior to any adjustment of the Conversion Ratio set forth herein. For the sake of example, if 3,000,000 shares of Common Stock were otherwise issuable upon the conversion the Preferred Shares, and the Buyer Indemnified Parties successfully claimed $1,000,000 of Losses, then the Conversion Ratio shall be adjusted such that 2,000,000 shares of Common Stock would be issuable upon the conversion of the Preferred Shares, as further evidenced below:

2,000,000 shares of Common Stock = ((3,000,000-$1,000,000)/$3,000,000) * 3,000,000

Until such time that all Preferred Shares have been converted to Common Stock, in no event shall Buyer otherwise amend the Certificate of Designation except as otherwise provided in this Section 9.09 without the prior written consent of the holders of a majority of the Preferred Shares issued or issuable to Seller’s stockholders pursuant to this Agreement.

Section 9.10
Disregard Materiality. All references in this Agreement to “materiality”, “in all material respects”, “material adverse change” and other terms derived therefrom shall be ignored and considered deleted from this Agreement for purposes of determining whether a representation, warranty, covenant or agreement has been breached or whether rights to indemnification under this Article IX exist and the amount of Losses for which a party shall be indemnified under this Article IX.
Article X

MISCELLANEOUS

Section 10.01
Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.
Section 10.02
Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the fourth (4th) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

If to Buyer or Acquisition Sub:

Interactive Strength Inc.

1005 Congress Avenue, Suite 925

Austin, Texas 78701

Attention: Trent A. Ward, Chief Executive Officer

Email: trent@formelife.com

with a copy (which will not constitute notice) to:

Moore & Van Allen PLLC

100 North Tryon Street, Suite 4700

Charlotte, North Carolina 28202

Attention: Daniel J. Layfield

Email: daniellayfield@mvalaw.com

If to Sellers:

CLMBR, Inc.

PO Box 6198

Denver, CO 80206

Attention: Avrum Elmakis

Email: aelmakis@clmbr.com

with a copy (which will not constitute notice) to:

Michael Best & Friedrich LLP

444 West Lake Street, Suite 3200

Chicago, IL 60606

Attention: Jordan H. Koss

Daniel J. Gawronski

Email: jhkoss@michaelbest.com

djgawronski@michaelbest.com

Section 10.03
Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.04
Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.
Section 10.05
Entire Agreement; Amendment. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter, including, without limitation, the Prior Agreement. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.
Section 10.06
Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided that Buyer may assign any or all of its rights and obligations under this Agreement to one or more of its Affiliates (provided that Buyer shall remain liable for the performance of its obligations hereunder) or collaterally assign its rights under this Agreement to any lender to Buyer (provided that Buyer shall remain liable for the performance of its obligations hereunder) without the prior written consent of Sellers. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 10.07
Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
Section 10.08
Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).
Section 10.09
Venue. Each of the parties hereto (a) irrevocably consents to submit itself to the personal jurisdiction of the Delaware Chancery Court and the federal courts of the State of Delaware in any Action arising out of or relating to this Agreement or any of the transactions contemplated hereby, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it shall not bring any Action relating to this Agreement or any of the transactions contemplated hereby in any court other than courts set forth above.
Section 10.10
Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR

ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATION IN THIS SECTION 10.10.
Section 10.11
Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.
Section 10.12
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile or e-mail shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
Section 10.13
Certain Defined Terms. Capitalized terms used in this Agreement but not otherwise defined have the meanings set forth below:
(a)
“Acquisition Proposal” means any proposal or offer for any transaction or series of related transactions (other than those contemplated by this Agreement) involving (i) any direct or indirect purchase or other acquisition (including by merger, consolidation, business combination, share exchange or similar transaction) by any Person of issued and outstanding equity of a Seller representing more than 20% of the equity of a Seller then issued and outstanding, (ii) any direct or indirect purchase or other acquisition of all or substantially all of the assets of a Seller, (iii) any liquidation, dissolution or recapitalization of a Seller, or (iv) any combination of the foregoing.
(b)
“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
(c)
“Assumed Indebtedness” means that certain that certain subordinated indebtedness from WOODWAY, subject to any future borrowings thereunder, of $675,000.00 that Sellers assigned, transferred, conveyed and delivered to Buyer, and Buyer assumed and accepted such Sellers’ Liabilities as borrower of same simultaneously upon the execution of the Prior Agreement.
(d)
“Business” means, collectively, the business of the Sellers in (a) manufacturing, selling and supporting vertical climbers to consumers and commercial partners that are used in connected fitness, (b) creating and providing on-demand, instructor-led programming to users and (c) operating a fitness studio located in Denver, Colorado.
(e)
“Business Day” means a day (other than Saturday or Sunday) on which banks are generally open for the ordinary conduct of business in New York, New York.
(f)
“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act.

(g)
“Common Stock” means shares of common stock of Buyer, par value $0.0001.
(h)
“Company IP” means all Intellectual Property owned, purported to be owned, licensed, used, or held for use by a Seller as of the Closing Date.
(i)
“Contaminants” means any “back door”, “drop dead device”, “time bomb”, “Trojan horse”, “virus”, “corruptant”, “worm”, “malware”, “spyware” or “trackware” (as such terms are commonly understood in the Software industry) or any other code designed, intended to, or that does have any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, any computer, tablet computer, handheld device or other device or (ii) damaging or destroying any data or file without a user’s consent.
(j)
“Contract” means any contract, agreement, commitment, indenture, note, bond, mortgage, charge, loan, instrument, lease, sublease, agreement to lease, occupancy agreement, license, purchase order, service agreement, bill of lading, sales order or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.
(k)
“COVID-19 Pandemic” means the pandemic caused by COVID-19 or the SARS-Co-V-2 virus (or any mutation or variation thereof).
(l)
“COVID-19 Relief” means all grants, loans (including any loans pursuant to the Paycheck Protection Program of the CARES Act), and other funding (whether or not subject to forgiveness, offset, repayment, recapture or similar treatment following the receipt thereof) available to, or potentially available to, any Seller (i) pursuant to any applicable law governing or instituted in connection with the COVID-19 Pandemic, including the CARES Act, or (ii) provided as an accommodation from a third party such as the discharge of Indebtedness or rent abatement from landlords or lenders.
(m)
“Databases” means databases, compilations and collections of data, and any all data contained therein, whether machine readable or otherwise.
(n)
“Encumbrance” means any and all mortgages, pledges, liens, charges, assessments, security interests, options, claims, community or other marital property interests, equitable interests, rights of way, easements, encroachments, licenses and options to license (including with respect to Intellectual Property), rights of first offer or first refusal, buy/sell contracts, other encumbrances and other restrictions on title, use, voting, transfer, receipt of income or exercise of any other attribute of ownership.
(o)
“Excluded Taxes” means (i) all Liabilities of Sellers and any of their Affiliates for Taxes for any Tax period, (ii) any Taxes of any Person (other than a Seller) imposed on a Seller under Treasury Regulations Section 1.1502-6 (or any similar provision of Law) or as a transferee or successor, by Contract, or otherwise, (iii) all Liabilities with respect to the Purchased Assets or the operation of the Business for Taxes for any Tax period or portion thereof ending on or before the Closing Date, (iv) all Taxes relating to the Excluded Assets or Excluded Liabilities for any Tax period and (v) all Liabilities for Transfer Taxes.
(p)
“Family Member” means, with respect to any natural Person, any grandparents, parents, spouses, siblings, children, grandchildren or other immediate family members of such Person, or any trust or similar entity established by or on behalf of such Person or any of the aforesaid family members of such Person.

(q)
“Fundamental Representations” means the representations and warranties of Sellers and Owners set forth in Sections 4.01 (Organization and Authority; Enforceability), 4.02 (No Conflicts; Consents), 4.03 (Title to Purchased Assets; Condition of Assets), 4.14 (Employee Benefit Plans), 4.16 (Taxes), 4.18 (Brokers) and 4.20 (Transactions with Affiliated Parties).
(r)
“GAAP” means United States generally accepted accounting principles, consistently applied.
(s)
“Governmental Authority” means the United States, any state, any court or tribunal or any department, bureau, or division thereof, arbitrator or arbitral body, court-appointed mediator, administrative or regulatory agency, public authority, board, commission, authority, or other instrumentality of any state or the United States, any other country or any domestic or foreign state, province, county, city or other political subdivision, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. For the avoidance of doubt, no securities exchange shall be considered a Governmental Authority.
(t)
“Indebtedness” means, with respect to any Person, (i) all obligations (including all principal, interest, penalties, fees, prepayment premiums or penalties or other amounts owed in respect thereof) for borrowed money whether or not evidenced by a note, bond, debenture or other instrument in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise, (ii) all deferred purchase price obligations in respect of which such Person is liable (including any earnout payments or other consideration related to acquisitions), contingently or otherwise, as obligor or otherwise (other than current trade payables incurred in the ordinary course of business and payable in accordance with customary practices), (iii) any other obligation that is evidenced by a note, bond, debenture or similar instrument or contract, including, but not limited to, any equipment or vehicle loan or lease agreement (including all principal, interest, penalties, fees, prepayment premiums or penalties or other amounts owed in respect thereof) in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise, (iv) all obligations under leases that have been or properly should be recorded as a capital or financing lease in accordance with GAAP, (v) the amount of any letters of credit, bankers’ acceptances, surety bonds, performance bonds, or similar credit transactions of such Person, (vi) all amounts owed to any direct or indirect holder of Equity Interests of such Person (whether or not in respect of borrowed money), including with respect to any regularly scheduled, declared or approved distributions not made prior to the applicable time of determination, (vii) all Liabilities secured by any Lien on any property of such Person, (viii) all obligations relating to interest rate protection, swap agreements, and collar agreements in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise, (ix) the aggregate amount of any profit sharing, retention payments or other employee bonuses (contingent or otherwise) accrued or otherwise earned on or prior to the Closing Date, including but not limited to commissions earned but not yet paid, (x) all deferred revenue and customer deposits relating to work not yet performed, (xi) all deferred obligations under any employee benefit plan or compensation plan, program, agreement or arrangement of such Person accruing through and including the Closing Date, (xii) any obligations for any Economic Injury Disaster Loan, or other loan obtained, or Tax or other obligation delayed or deferred, pursuant to or in connection with the Coronavirus Aid, Relief, and Economic Security Act or any other COVID-19 Relief and (xiii) all obligations in the nature of Guarantees of the obligations described in clauses (i) through (xii) above of any Person.
(u)
“Industry Security Standards” means recognized and reputable security standards, guidelines and frameworks commonly used by Persons Processing Personal Information and other sensitive data, such standards include the Payment Card Industry Data Security Standard

(if and to the extent cardholder data is processed), ISO 27001/27002 standards, AICPA Trust Principles, NIST 800-53 or COBIT.
(v)
“Intellectual Property” means all items of intellectual property and other proprietary property, whether protected, created or arising under the laws of the United States or any other jurisdiction, including: (i) United States and foreign patents, patent applications, continuations-in-part, divisions, continuations, reexaminations, continuing prosecution applications, or reissues, for the full terms thereof, as well as all inventions discussed in any of the foregoing (collectively, “Patents”); (ii) trademarks, service marks, trade names, designs, logos, trade dress (whether registered or unregistered), all worldwide registrations and pending applications to register the foregoing for the full term and all renewals thereof, and all goodwill associated with any of the foregoing (collectively, “Trademarks”); (iii) any and all works of authorship, regardless of the medium of fixation or means of expression, including all registered copyrights in both published works and unpublished works, unregistered copyrights in both published works and unpublished works, and applications to register copyrightable works of authorship, for the full terms and all renewals and extensions thereof; (collectively, “Copyrights”); (iv) internet domain names, uniform resource locators and other names and locators associated with the Internet (“Domain Names”); (v) Software and Databases; (vi) trade secrets, confidential information, and other business information, technical information, know-how, improvements, concepts, methods, processes, specifications, inventions (whether patentable or not), formulae, reports, databases, customer lists, mailing lists, business plans, and proprietary information (“Trade Secrets”); and (vii) any other intellectual or proprietary property recognized under the laws of any jurisdiction.
(w)
“Intellectual Property Rights” means any right, title, and interest in or relating to Intellectual Property, whether protected, created or arising under the laws of the United States or any other jurisdiction.
(x)
“IT Systems” means the Software, computer hardware, systems, servers, devices, routers, networks, network equipment, interfaces, platforms, peripherals, telecommunications systems, other information technology systems, and similar or related items, that in each case are owned, leased, licensed or used by Sellers.
(y)
“Liabilities” means, with respect to any Person, any liability or obligation of such Person, whether known or unknown, asserted or unasserted, determined, determinable or otherwise, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due.
(z)
“Losses” means any and all damages, awards, assessments, fines, costs (including costs of investigation, defense, and enforcement under this Agreement), fees, Taxes, penalties, deficiencies, judgments, losses, lost profits, diminution of value, amounts paid or incurred in defense or settlement of Actions, and related expenses, including interest, court and other legal proceeding costs, fees of attorneys and other experts and other expenses of litigation or other Actions.
(aa)
“Marketing Laws” means the Telephone Consumer Protection Act, the Controlling the Assault of Non-Solicited Pornography and Marketing (CAN-SPAM) Act, the Telemarketing Sales Rule, and any other applicable laws of similar effect relating to commercial email, text messages and other types of messages.
(bb)
“Material Adverse Effect” means any result, occurrence, fact, change, event or effect (whether or not constituting a breach of a representation, warranty or covenant set forth in this Agreement) that, individually or in the aggregate with any such other results, occurrences, facts, changes, events or effects (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in this Agreement but for the presence of “Material Adverse Effect” or other materiality or knowledge qualifications, or similar qualifications, in such representations and warranties), (i) had or could reasonably be expected to have a material adverse effect on the business, operations, prospects, assets, Liabilities, condition (financial or otherwise) or results of operations (including EBITDA or cash flow), in each case, of the Business or either Seller, (ii) prevents or materially impairs or delays, or could reasonably be expected to prevent or materially impair or delay, the ability of a Seller to consummate the transactions contemplated by this Agreement or the Seller Documents or perform their duties under this Agreement or the Seller Documents, or (iii) is or could reasonably be expected to be materially adverse to the ability of Buyer to operate the Business immediately after the Closing substantially in the manner as such business was operated immediately prior to the Closing. For the avoidance of doubt, the parties agree that the terms “material”, “materially” and “materiality” as used in this Agreement with an initial lower case “m” shall have their respective customary and ordinary meanings, without regard to the meaning ascribed to the term Material Adverse Effect.
(cc)
“Off-the-Shelf Software” means commercially available off-the-shelf Software licensed pursuant to standard, non-negotiated terms, where the annual or one-time payments under the applicable license agreement are less than $5,000.
(dd)
“Order” means any writ, judgment, decree, stipulation, ruling, determination, award, injunction or similar order, directive or other requirement of any Governmental Authority (in each such case whether preliminary or final).
(ee)
“Organizational Document” means with respect to any corporation, public limited company, limited company, limited liability company, partnership, or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, articles of association or other applicable organizational or charter documents relating to the creation of such entity.
(ff)
“Owned Registered IP” means all Registered Intellectual Property that is owned or purported to be owned by either Seller.
(gg)
“PCI-DSS” means the Payment Card Industry Data Security Standard promulgated by the Payment Card Industry Standards Council, including all prior versions and updates thereto.
(hh)
“Person” means a natural person, general partnership, limited partnership, corporation, limited liability company, trust, unincorporated association, joint venture, Governmental Authority, organization or any other legal entity.
(ii)
“Personal Information” means any information or data (i) regarding, relating to, describing, identifying, capable of being associated with or that could reasonably be linked, directly or indirectly, with a natural person, household or device (whether by itself or in combination with any other information or data); or (ii) that is defined as ‘personal data’, ‘personal information’, ‘personally identifiable information’, ‘nonpublic personal information’, ‘individually identifiable health information’, ‘protected health information’ or other similar designation under any applicable Privacy and Data Security Requirements.

(jj)
“Privacy and Data Security Requirements” means all (i) Privacy Laws, (ii) Contracts to which a Seller is a party or is otherwise bound that impose obligations on a Seller relating to Personal Information, privacy, information security, marketing, and (iii) Privacy Policies.
(kk)
“Privacy Laws” means (i) all applicable laws that relate to data privacy, data security, data use, data protection, marketing and the Processing and transfer (including cross-border transfer) of Personal Information; (ii) any requirements of self-regulatory frameworks or organizations which a Seller is, or has been, contractually obligated to comply with or any self-certification mechanisms (such as the EU-U.S. and Swiss-U.S. Privacy Shield Frameworks) to which a Seller has committed; (iii) the PCI-DSS; and (iv) any applicable industry standards, including the Digital Advertising Alliance’s Self-Regulatory Principles for Online Behavioral Advertising and Multi-Site Data Collection, the Network Advertising Initiative’s Self-Regulatory Code of Conduct, and the Federal Trade Commission’s Principles for the Self-Regulation of Online Behavioral Advertising.
(ll)
“Process” or “Processing” means any operation or set of operations which is performed on information or on sets of information, whether or not by automatic means, such as collection, recording, organization, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction.
(mm)
“Proprietary Database” means any Databases owned or purported to be owned by either Seller.
(nn)
“Proprietary Software” means any Software owned or purported to be owned by either Seller.
(oo)
“Registered Intellectual Property” means (i) all Patents, (ii) registered Trademarks, applications to register Trademarks, intent to use applications, or other registrations or applications related to Trademarks, (iii) Copyright registrations and applications for Copyright registrations, and (iv) Domain Name registrations.
(pp)
“Related Person” means (i) with respect to any natural Person, any Family Member of such Person or any other Person of which such Person or any Family Member of such Person is an officer, director, manager, employee or equity holder, or (ii) with respect to any non-natural Person, any Affiliate of such Person or any director, officer, manager, employee or equity holder of such Person or any of its Affiliates.
(qq)
“Seller Transaction Expenses” means the costs and expenses (including the fees, costs and expenses of legal counsel, investment bankers, brokers and other representatives) incurred for the benefit of a Seller or any of its respective Affiliates or as a transaction bonus, severance, change of control or similar payment to any officer, director, manager or employee of a Seller or any of its Affiliates (including all payroll, employment or similar Taxes, if any, required to be paid by a Seller with respect to such amounts), in each case, incurred or arising in connection with this Agreement and any Seller Document or the transactions contemplated hereby and thereby.
(rr)
“Series B Preferred Stock” means shares of Series B preferred stock of Buyer, par value $0.0001.

(ss)
“Share Cap” means, at any time, 19.99% of the number of shares of Common Stock outstanding, or 19.99% of the voting power outstanding, before the execution of this Agreement.
(tt)
“Shareholder Approval” means the requisite affirmative vote of the stockholder of Buyer to adopt and approve this Agreement and the transactions contemplated hereby, in accordance with the Organizational Documents of Buyer and applicable law.
(uu)
“Social Media Accounts” means any and all accounts (including login credentials), profiles, pages, feeds, handles, registrations, content (other than content owned by third parties or for which permission to use such content has not been granted) and other presences on or in connection with any: (i) social media or social networking website or online service; (ii) blog or microblog; or (iii) photo, video or other content-sharing website.
(vv)
“Software” means any (i) computer programs, including software, firmware, mobile applications, and any software implementations of algorithms, models (including artificial intelligence models, neural networks and machine learning) and methodologies, whether in source code or object code; (ii) descriptions, flow-charts and other work product and tools used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (iii) all documentation, including user manuals and other training documentation related to any of the foregoing.
(ww)
“Tax” or “Taxes” means any and all federal, state, local or foreign income, net or gross receipts, gains, capital, license, payroll, employment, workers’ compensation, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, abandoned/unclaimed property, escheat, sales, use, transfer, bulk sales, registration, value added, alternative or add-on minimum, estimated or other taxes, fees, levies or other assessments of any kind, whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and any liability in respect of any items described above payable by reason of contract, assumption, transferee liability, operation of law, or otherwise.
(xx)
“Tax Return” means any return, declaration, report, election, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, filed or required to be filed with any taxing or Governmental Authority.
(yy)
“Treasury Regulations” means the regulations promulgated under the Code.
(zz)
“Units” means the aggregate amount of product sold by the Business to a wholesaler, health club, gym, exercise studio, rehabilitation center, hotel, apartment or similar customer. For the avoidance of doubt, Units shall not include any product sold by the Business to a natural Person.
Section 10.14
Defined Terms. The following terms have the meanings set forth in the Sections set forth below:

Term	Section

2024 Unit Sales	2.06(a)
Acquisition Sub	Preamble

Action	4.13
Agreement	Preamble
Allocation Schedule	2.04
Assigned Contracts	1.01(d)
Assignment and Assumption Agreement	3.02(a)(ii)
Assumed Liabilities	1.03
Audited Financial Statements	6.13
Basket	9.08(a)
Benefit Plan	4.14(a)
Bill of Sale	3.02(a)(i)
Buyer	Preamble
Buyer Documents	5.01(a)
Buyer Indemnified Parties	9.02
Cap	9.08(b)
Closing	3.01
Closing Date	3.01
Closing Date Purchase Price	2.01(a)
Closing Shares	2.01(b)(i)
Code	2.04
Combined Businesses	2.06(d)
Confidential Information	6.12(a)
Consents	2.07
Deficit	2.04(e)(i)
Disclosure Schedules	3.02(a)(iii)
Earn-Out Calculation	2.06(b)
Earn-Out Review Period	2.06(c)(i)
Earn-Out Shares	2.06(a)
Employees	4.15(a)
End Date	8.01(b)
Environmental Permits	4.21(b)
ERISA	4.14(a)
ERISA Affiliates	4.14(c)
Excluded Assets	1.02
Excluded Liabilities	1.04
Financial Statements	4.05
FLSA	4.15(a)
Indemnified Party	9.04
Indemnifying Party	9.04
Information Security Program	4.09(l)
Intellectual Property Assignment	3.02(a)(v)
IP Agreement	4.09(i)
IP Representations	9.01
Leases	4.11(a)
Neutral Accountant	2.04
Permits	4.10
Privacy Policies	4.09(o)
Proceeding	9.04
Purchased Assets	1.01
Real Property	4.11(a)
Restricted Seller Contracts	2.07
Schedule Supplement	6.05(b)

Seller	Preamble
Seller 1	Preamble
Seller 2	Preamble
Seller Documents	4.01(a)
Seller Indemnified Parties	9.03
Sellers	Preamble
Surplus	2.04(e)(ii)
Third Party Proceeding	9.04
Top Customers	4.17(a)
Top Vendors	4.17(b)
VWAP	2.01(b)(i)
WARN	4.15(e)

Section 10.15
Disclosure Schedules. The Disclosure Schedules are hereby incorporated and made a part hereof and are an integral part of this Agreement. Any capitalized terms used in any Disclosure Schedule but not otherwise defined therein shall be defined as set forth in this Agreement. The Disclosure Schedules shall be organized in parts corresponding to the numbering in such Articles with disclosures in each part specifically corresponding to or cross referencing a particular Section and subsection of such Articles. The disclosure of information on any Disclosure Schedule will not be deemed to be disclosed on any other Disclosure Schedule or to relate to any provision of the Agreement other than the particular Section or subsection to which such Disclosure Schedule refers.
Section 10.16
Representation By Counsel. Each party to this Agreement has consulted with legal counsel of its choosing regarding the provisions and effect of this Agreement, the related contracts and agreements and the transactions contemplated hereby and thereby, or elected not to consult with counsel despite recommendation by Buyer to do so.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BUYER:

INTERACTIVE STRENGTH INC.

By /s/ Trent Ward

Name: Trent Ward

Title: CEO

ACQUISITION SUB:

CLMBR HOLDINGS LLC

By /s/ Trent Ward

Name: Trent Ward

Title: CEO

SELLER 1:

CLMBR, INC.

By /s/ Avrum Elmakis

Name: Avrum Elmakis

Title: Director

SELLER 2:

CLMBR1, LLC

By /s/ Avrum Elmakis

Name: Avrum Elmakis

Title: Director

[Signature Page to Amended and Restated Asset Purchase Agreement]

Interactive Strength Inc. (Nasdaq: TRNR) Completes Acquisition of CLMBR, creating a High-growth, B2B Focused, Connected Fitness Platform

•
The combined business is anticipated to generate between $15 million and $20 million in revenue in 2024, driven primarily by B2B sales to gyms, fitness studios and multi-family residential
•
Equipment sales are expected to be largely generated by distributors, including WOODWAY, with minimal marketing expenditure
•
The business is anticipated to be cashflow positive and adjusted EBITDA profitable potentially as early as the fourth quarter of 2024

Austin, TX – February 7, 2024 - Interactive Strength Inc. (Nasdaq: TRNR) (“TRNR” or “the Company”), maker of premium smart home gyms and provider of virtual personal training services under the FORME brand, today announced that it has completed the acquisition of substantially all of the assets of CLMBR, Inc., (“CLMBR”) the maker of the first-to-market connected vertical climber.

Trent Ward, Co-Founder and CEO of TRNR, said: “We are thrilled to have acquired CLMBR and its sizeable consumer installed base in this acquisition. More importantly, the move into the B2B channel is expected to add exciting growth to our portfolio of products. We believe this will be a transformational acquisition that can accelerate the Company’s commercialization path.” Ward continues, “We expect this transaction can help us achieve immediate scale across all of our cost centers, resulting in a high-growth, profitable platform that sells connected fitness equipment and digital fitness services across B2B and B2C channels. Additionally, we believe this acquisition could serve as a model to create value going forward.”

The transaction closed on February 2, 2024.

Transaction Highlights:

The acquisition is expected to yield several strategic and financial benefits, positioning the combined entity for further growth:

•
Rationale
o
Expected to provide immediate scale in all functions (Sales, Engineering, Logistics, Supply Chain, Corporate Overhead)
o
Expected to generate near-term cashflow for TRNR
o
Diversifies revenue (products and channels), with significant growth in B2B channel
o
Gaining a strong B2B sales and distribution partner in WOODWAY

•
Projected financials
o
Combined revenue in 2024 is expected to be between $15 million and $20 million
o
Run-rate cashflow positive and adjusted EBITDA profitable potentially as early as the fourth quarter of 2024

•
Valuation
o
Enterprise value of deal (not including earn-out potential) is $15.4 million

o
Expected to be between 1.0x and 1.3x EV / Projected 2024 CLMBR revenue
o
Expected to be between 3x and 4x EV / Projected 2024 CLMBR EBITDA, as adjusted for synergies

•
Structure
o
“Asset deal” (acquiring assets and specific liabilities, decreasing unknown risks)
o
Sellers are rolling all equity into TRNR and no cash is being taken “off the table”
o
“Lock-up” on common shares until the end of October 2024, which is the same lockup period as TRNR pre-IPO shareholders

•
Consideration
o
1.4 million shares of TRNR common equity issued at transaction close
▪
Earn-out potential for achieving certain levels of B2B unit sales in 2024, paid in TRNR common equity
o
1.5 million shares of non-voting Series B preferred equity that is held back for two years against representations and warranties before converting to TRNR common equity in 2026
o
$1.5 million of subordinated debt assumed
o
$8.0 million of senior debt assumed, with $1.4 million of senior debt paid down

TRNR Investor Contact

ir@formelife.com

TRNR Media Contact

forme@jacktaylorpr.com

About Interactive Strength Inc.:

Interactive Strength Inc. has two main brands: 1) CLMBR and 2) FORME.

CLMBR is an innovative vertical climbing machine. It's the first vertical climber to feature a large-format touch display with on-demand, instructor-led classes. CLMBR's design is compact and easy to move – making it perfect for commercial or in-home use. Unlike many traditional fitness machines, CLMBR offers an efficient and effective full-body strength and cardio workout. With its low impact and ergonomic movement, CLMBR is safe for most ages and levels of ability. CLMBR is available directly to consumers on CLMBR.com as well as businesses, including gyms and fitness studios, hotels, and physical therapy facilities.

FORME is a digital fitness platform that combines premium smart home gyms with live virtual personal training and coaching to deliver an immersive experience and better outcomes for both consumers and trainers. FORME delivers an immersive and dynamic at-home fitness experience through two connected hardware products: 1. The FORME Studio (fitness mirror) and 2. The FORME Studio Lift (fitness mirror and cable-based digital resistance). In addition to the company’s connected fitness hardware products, FORME offers expert personal training and health coaching in different formats and price points through Video On-Demand, Custom Training, and Live 1:1 virtual personal training.

Interactive Strength Inc. is listed on NASDAQ (symbol: TRNR).

Forward Looking Statements:

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe”, “project”, “expect”, “anticipate”, “estimate”, “intend”, “strategy”, “future”, “opportunity”, “plan”, “may”, “should”, “will”, “would”, “will be”, “will continue”, “will likely result” or similar expressions. that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations. These statements are based on various assumptions and on the current expectations of FORME and CLMBR’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of FORME and CLMBR. These forward looking statements are subject to a number of risks and uncertainties, including general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; failure to realize the anticipated benefits of the proposed transaction, or costs associated with, integrating the businesses of FORME and CLMBR; the incurrence of significant indebtedness by FORME and the risk that FORME defaults in its obligations thereunder; risks related to the rollout of the combined business and the timing of expected business milestones; the effects of competition on FORME’s future business; and those factors discussed in FORME’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2023, Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 under the heading “Risk Factors”, and other documents of FORME filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that FORME does not presently know or that FORME currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect FORME’s plans or forecasts of future events and views as of the date of this press release. FORME anticipates that subsequent events and developments will cause its assessments to change. However, while FORME may elect to update these forward-looking statements at some point in the future, FORME specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing FORME’s assessment as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements. FORME gives no assurance that either FORME or the combined company, will achieve its objectives.